Exhibit 10.4

LEASE AGREEMENT

between

METROPOLITAN LIFE INSURANCE COMPANY

and

NATIONAL LENDING CENTER, INC.

700 W. Hillsboro Boulevard

Building 1, Suite 204

Deerfield Beach, Florida 33441

DATE: May 23, 1995

STANDARD OFFICE BUILDING LEASE

THIS LEASE AGREEMENT (hereinafter referred to as the “Lease”) made and entered into this 23 day of May, 1995, by and between Metropolitan Life Insurance Company (hereinafter called “Landlord”), whose address for purposes hereof is 600 West Hillsboro Boulevard, Deerfield Beach, Florida and National Lending Center, Inc. a Florida Corporation (hereinafter called “Tenant”), whose address for purposes hereof is 700 West Hillsboro Boulevard, Building 1, Suite 204.

W I T N E S S E T H:

1. Subject to and upon the terms, provisions, covenants and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord does hereby lease, demise and let to Tenant and Tenant does hereby lease, demise and let from Landlord those certain premises (hereinafter called the “Premises” or “Leased Premises”) in the building known as Hillsboro Center Building 1 (hereinafter called the “Building”) located at 700 West Hillsboro Boulevard, Deerfield Beach, Florida 33441 such Leased Premises being more particularly described as follows:

13,730 square feet of Net Rentable Area (hereinafter defined) located on the 2nd floor of Building 1 as reflected on the floor plan of such Leased Premises attached hereto as Exhibit “A” and made a part hereof.

The term “Net Rentable Area,” as used herein, shall refer to (i) in the case of a single tenancy floor, all space measured from the inside surface of the outer glass of the Building to the inside surface of the opposite outer wall, excluding only the areas (“Service Areas”) within the outside walls used for building stairs, fire towers, elevator shafts, flues, vents, pipe shafts and vertical ducts, but including any such areas which are for the specific use of the particular tenant such as special stairs or elevators, and (ii) in the case of a multi-tenancy floor, all space within the inside surface of the outer glass enclosing the tenant occupied portion of the floor and measured to the midpoint of the walls separating areas leased by or held for lease to other tenants or from areas devoted to corridors, elevator foyers, rest rooms and other similar facilities for the use of all tenants on the particular floor (hereinafter called “Common Areas”), but including a proportionate part of the Building Common Areas.

No deductions from Net Rentable Areas are made for columns necessary to the Building. The Net Rentable Area in the Leased Premises and in the Building have been calculated on the basis of the foregoing definition and are hereby stipulated above as to the Leased Premises, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Leased Premises.

2. TERM: This Lease shall be for a term of 78 months, commencing on the1 1st day of August, 19952 (“Commencement Date”), and ending on the 30th day of January, 2002 (hereinafter referred to as the “Lease Term” or “Term”), unless sooner terminated as provided herein (said date of termination being referred to herein as the “Expiration Date”).

If the Landlord is unable to give possession of the Leased Premises on the date of the commencement of the aforesaid Lease Term by reason of the holding over of any prior tenant or tenants, an abatement or diminution of the rent to be paid hereunder shall be allowed Tenant under such circumstances until possession is given to Tenant, but nothing herein shall operate to extend the initial Term of the Lease beyond the agreed Expiration Date, and said abatement in rent shall be the full extent of Landlord’s liability to Tenant for any loss or damage to Tenant on account of said delay in obtaining possession of the Premises. There shall be no delay or deferral in the commencement of the Term of this Lease and/or payment of rent where Tenant fails to occupy the Leased Premises when same are ready for occupancy, or when Landlord shall be delayed in substantially completing such Leased Premises as a result of:

(a)	Tenant’s failure to [3] working drawings and plans as required or

(b)	tenant’s failure to approve cost estimates within one (1) week of receipt thereof or

[1]	later of the

[2]	or upon substantial completion of the Premises and the Issuance of a temporary or permanent Certificate of Occupancy by the relevant governmental entity having jurisdiction over the Premises.

[3]	approve

(c)	Tenant’s failure to promptly select materials, finishes, or installation or

(d)	Tenant’s changes in plans (notwithstanding Landlord’s approval of any such changes), or

(c)	Any other act of omission by Tenant or its agents, or failure to promptly make other decisions necessary to the preparation of the Leased Premises for occupancy.

For the purposes of this Section, the Leased Premises shall be deemed substantially completed and ready for occupancy by Tenant when Landlord’s supervising architect certifies that the work required of Landlord, if any, has been substantially completed in accordance with approved plans and specifications 4 upon receipt of a 5 Certificate of Occupancy6. Taking possession of the Leased Premises by Tenant shall be conclusive evidence that the Leased Premises were in good and satisfactory condition when possession was so taken. This Lease does not grant any right to light or air over or about the Leased Premises or Building.

If Tenant, with Landlord’s consent, shall occupy the Leased Premises prior to the beginning of the Lease Term as specified hereinabove, all provisions of this Lease shall be in full force and effect commencing upon such occupancy, and rent for such period shall be paid by Tenant at the same rate herein specified.7

3. BASE RENT: Tenant agrees to pay Landlord a “Base Rent” in accordance with the terms and provisions of Exhibit “C” annexed hereto as part of the Lease for each and every calendar month of the Term of this Lease, without any offset or deduction whatsoever in lawful (legal tender for public or private debts) money of the United States of America, at the management office of the Building or elsewhere as designated from time to time by Landlord’s written notice to Tenant.

Landlord upon execution of this Lease by Landlord and Tenant, hereby acknowledges payment by Tenant of the sum of Six Thousand Two Hundred Forty Seven and 15/100 DOLLARS ($6.247.15) representing payment of Base Rent for the first full calendar month of this Lease.8 The balance of the total Base Rent is payable in equal monthly installments as specified above, on the first day of each month hereafter, the first of which shall be due and payable on the first of March, 1996. If the Term of this Lease commences on any day of a month excepting the first day, Tenant shall pay Landlord Base Rent as provided for herein for such commencement month on a prorata basis (such proration to be based on the actual number of days in the commencement month) and the first month’s rent paid by Tenant, if any, upon execution of this Lease shall apply and be credited to the next full month’s Base Rent due hereunder. Base Rent for any partial month of occupancy at the end of the Term of this Lease will be prorated, such proration to be based on the actual number of days in the partial month.

[4]	and

[5]	temporary or permanent

[6]	subject to minor punchlist Items which shall be completed by Landlord within sixty (60) days after Tenant’s occupancy.

[7]	Should Landlord be unable to give Possession or the Leased Premises by November 15, 1995 subject to the provisions of paragraphs 2 (Tenant delay) and paragraph 42 (Force Majeure) of this lease, Tenant shall have the option to cancel this lease without penalty.

[8]	after the free rent period

2

4. ADDITIONAL RENT: In addition to the Base Rent, Tenant shall pay to Landlord as “Additional Rent” “Tenant’s proportionate share” (as such term is hereinafter defined) of “Operating Expenses” and “Taxes” for each calendar year, as used herein the term:

(i) “Tenant’s proportionate share” shall be 13.4%, which is the percentage which the Net Rentable Area then leased by the Tenant in the Building bears to 100% of the total Net Rentable Area contained in Buildings one (1) through four (4). For purposes of this calculation 100% of the total net rentable area of Buildings one (1) through four (4) is 102,150 rentable square feet.

(ii) “Operating Expenses” shall mean all expenses, costs and disbursements, of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, maintenance and/or operation of the Building (which shall not include cost of individual tenant improvements, management cost9 associated with leasing activities, or new capital improvements unless such items and/or improvements10. By way of explanation and clarification, but not by way of limitation, these Operating Expenses will include the following:

(a)	Wages and salaries of all employees[11] engaged in operation and maintenance of the Building; employer’s social security and payroll taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries; the cost of disability and hospitalization insurance, pension or retirement benefits, or any other fringe benefits for such employees.

(b)	The cost of all supplies and materials used in repair, operation and maintenance of the Building (including the cost of any rentals thereof), sales and other taxes thereon, and depreciation of any moveable tools and equipment used in the repair, operation and maintenance of the Building.

(c)	Cost of all utilities including water, sewer, electricity, telephone, gas and fuel oil used by the Building (including Common Areas) and not charged directly to another tenant (hereinafter “utility costs”).

(d)	Cost of customary Building management[12]; janitorial services; trash and garbage removal; servicing and maintenance of all systems and equipment, including, but not limited to, elevators, plumbing, heating, air conditioning, ventilating, lighting, electrical, security and fire alarms, fire pumps, fire extinguishers and hose cabinets, mail chute, and staging; guard service; painting; window cleaning, landscaping and gardening.

(e)	Cost of rent, casualty and liability insurance applicable to the Building and Landlord’s personal property used in connection therewith (hereinafter “Insurance”).

[9]	and/or leasing commissions

[10]	are permitted under subparagraph (g) hereof

[11]	(excluding above the grade of Operations Manager)

[12]	for Broward County, Florida

3

(f)	Alterations and improvements to the Building made by reason of the laws and requirements of any public authorities or the requirements of insurance bodies.[13]

(g)	The costs, as amortized over their useful life, of any capital improvements to the Building or of any machinery or equipment installed in the Building which is made or becomes operational, as the case may be, after the Base Year, and which has the effect of reducing expenses which otherwise would be included in Operating Expenses.[14]

15 Landlord agrees to maintain accounting books and records reflecting Operating Expenses of the Building in accordance with generally accepted accounting principles.

(iii) “Taxes” shall mean all impositions, taxes, assessments (special or otherwise), water and sewer charges and rents, and other governmental liens or charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, and substitutes therefor, including any expenses incurred by Landlord in contesting such taxes and assessments, which expenses shall be allocated to the calendar year to which expenses relate (except only those taxes of the following categories; any inheritance, estate succession, or any income taxes specifically payable by Landlord as a separate tax paying entity. If, however, due to a future change in the method of taxation, or in the taxing authority, or for any other reason, a franchise, income, transit, profit, or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the Impositions, then such franchise, income, transit, profit, or other tax or governmental impositions shall be deemed to be included in the term Impositions for the purposes hereof.

Landlord shall notify Tenant within thirty (30) days of the date hereof and a reasonable period of time after the end of each calendar year hereafter ensuing or earlier during the Term hereof, of the amount which Landlord estimates (as evidenced by budgets prepared by or on behalf of Landlord) will be the amount of Tenant’s proportionate share of Operating Expenses and Taxes for the then current calendar year and Tenant shall pay such sum in advance to Landlord in equal monthly installments, in addition to the Base Rent installments. Within a reasonable period of time following the end of each calendar year during the Term hereof, Landlord shall submit to Tenant a statement showing the actual amount which should have been paid by Tenant with respect to Operating Expenses and Taxes for the past calendar year, the amount thereof actually paid during that year by Tenant and the amount of the resulting balance due thereon, or overpayment thereof, as the case may be. Within thirty (30) days after receipt by Tenant of said statement, Tenant shall have the right in person to inspect Landlord’s books and records, at Landlord’s office, during normal business hours, after four days prior written notice, showing the Operating Expenses and Taxes for the Building for the calendar year covered by said statement. Said statement shall become final and conclusive between the parties, their successors and assigns as to the matters set forth therein unless Landlord receives written objections with respect thereto within said thirty (30) day period. Any balance shown to be due pursuant to said statement shall be paid by Tenant to Landlord within thirty (30) days following Tenant’s receipt thereof and any overpayment shall be immediately credited against Tenant’s obligation to pay expected additional rent in connection with anticipated increases

[13]	, required after Tenant’s occupancy of the Premises.

[14]	, in which case such costs shall be amortized over the useful life thereof, in accordance with generally accepted accounting principles.

Notwithstanding the above, the following Items are excluded from Operating Expenses:

(A)	Depreciation (except as provided above);

(B)	Refinancing costs, and

(C)	The costs of any work or services performed for any tenant of the Building(s) to the extent such work is separately reimbursed.

[15]	Notwithstanding anything to the contrary contained herein, in no event shall Operating Expenses for calendar year 1996 exceed five dollars and 30/100 ($5.30) per rentable square foot. In subsequent years, Landlord will cap the cumulative increases in Tenant’s Share of “Controllable Operating Expenses” with respect to any calendar year at five and one-half percent (5.5%) over the amount of Tenant’s Share of total Controllable Operating expenses for the preceding calendar year. “Controllable Operating Expenses” shall be defined as all expenses except (i) utilities (including water, sewer and electricity), (ii) taxes, including all real or personal property taxes (or payments in lieu of such taxes), payroll taxes, excises, levies, fees, or charges, general and special, ordinary and extraordinary, unforseen as well as foreseen, of any kind of which are assessed, levied, charged, confirmed, or imposed directly or indirectly by any public authority, and (iii) insurance, including but not limited to, fire, casualty, liability, payroll related insurance, rental abatement insurance and Landlord’s personal property insurance used in connection therewith. In the event Tenant’s Share of Controllable Operating Expenses exceeds such cap in any given year, such excess expenses will be carried forward and passed through in future years, but only to the extent increases in Controllable Operating Expense in such future years are below said cap.

4

in Operating Expenses and Taxes or, if by reason of any termination of the Lease no such future obligation exists,16 refunded to Tenant. Anything herein to the contrary notwithstanding, Tenant shall not delay or withhold payment of any balance shown to be due pursuant to a statement rendered by Landlord to Tenant, pursuant to the terms hereof, because of any objection which Tenant may raise with respect thereto and Landlord shall immediately credit any overpayment found to be owing to Tenant against Tenant’s proportionate share of increase in Operating Expenses and Taxes for the then current calendar year (and future calendar year, if necessary) upon the resolution of said objection or, if at the time of the resolution of said objection the Lease Term has expired, immediately refund to Tenant any overpayment found to be owing to Tenant.

In determining the amount of Operating Expenses for the purpose of this Section, if less than 100% of the Building shall have been occupied by tenants and fully used by them at any time during the year, Operating Expenses shall be increased to an amount equal to the like Operating Expenses which would normally be expected to be incurred had such occupancy been 100% and had such full utilization been made during the entire period.

With respect to the calendar year 1995, Landlord has notified Tenant, as required above, of the amount which Landlord estimates will be Tenant’s proportionate share of Operating Expenses and Taxes and Landlord hereby acknowledges payment by Tenant of the sum of Six Thousand Sixty Four and 08/100 DOLLARS $(6,064.08), representing Tenant’s estimated proportionate share of Operating Expenses and Taxes for the first full calendar month of this Lease,17

5. INTEREST ON LATE PAYMENT OF RENT: In the event that Tenant shall fail to pay any installment of Base Rent, Additional Rent, or any other charges payable under this Lease within 18 days after the date on which the same is due, then interest shall be payable on such balance from the date on which the same was due at the rate of 12%, or the maximum rate of interest permissible by law, whichever is less.

6. SECURITY DEPOSIT: 19 Two Hundred Seventy Five Thousand DOLLARS ($275,000) as the security deposit (the “Security Deposit”) from Tenant simultaneously with the execution of this Lease, 20 The Security Deposit 2l shall be security for the full and faithful performance and observance by Tenant of the covenants, terms and conditions of this Lease, including, without limitation, the payment of Base Rent, Additional Rent

[16]	promptly

[17]	after the free rent period. Tenant shall not be required to pay estimated operating expenses for months 01-06 of the lease term.

[18]	ten (10)

[19]	Subject to adjustment as provided in Exhibit “F”, Tenant will provide a deposit of

[20]	in the form of a letter of credit to be drawn in accordance with Exhibit “F”.

Landlord further acknowledges that it has received $19,897.00 as an additional security deposit (the “Additional Security Deposit”) from Tenant. The additional Security Deposit shall be deposited in an account of Landlord’s choosing for the benefit of Tenant in the case of default as further provided in Paragraph 20 herein.

Landlord and Tenant hereby agree that the Additional Security Deposit shall earn a guaranteed interest rate of seven percent (7%) per year for the Lease Term; provided, however, that no interest shall accrue during such times, if any, while Tenant is in monetary default of this Lease. The interest earned on said Additional Security Deposit shall be paid to Tenant in the form of a monthly reduction in the Base Rent of $116.07 per month. At the end of the Lease Term, the Additional Security Deposit shall be applied as the last month’s rent. Landlord and Tenant acknowledge that the Additional Security Deposit may be greater than or less than the last month’s rent and therefore, in the event the Additional Security Deposit is less than the amount owed as last month’s rent, Landlord and Tenant shall agree on the additional amount owed and Tenant shall be responsible for paying same in accordance with the provisions of this Lease. Alternatively, in the event that the Additional Security Deposit is greater than the last month’s rent, Landlord shall return the overage to Tenant within thirty (30) days after the Expiration Date provided that the Premises are delivered to Landlord in accordance with the terms of this Lease. Notwithstanding the above, if Tenant exercises its Renewal Option, Tenant and Landlord shall determine a mutually agreeable amount and interest rate for the Additional Security Deposit for the Renewal Term. The administration and application of the Additional Security Deposit during the Renewal Term shall be governed by the provisions set forth herein. In the event of a default requiring Landlord to use, apply or retain the Security Deposit or Additional Security Deposit, the Additional Security Deposit shall be drawn first (to the extent required) and then the Security Deposit (to the extent required).

[21]	and Additional Security Deposit

5

or any other charges payable under this Lease. 22no interest shall be payable on the Security Deposit. It is agreed and acknowledged by Tenant that the Security Deposit is not an advanced payment of rent or a measure of Landlord’s damages in the case of default by Tenant. Upon the occurrence of an event of monetary default under this Lease, Landlord 23 use, apply or retain the whole or any part of the Security Deposit24 to the extent required for the payment of all or any part or component of any payments due to Landlord by Tenant hereunder, or any other sum as to which Tenant is in default, or for the payment of any other injury, expense or liability resulting from any event of default. Following any such application of the Security Deposit 25 Tenant shall pay to Landlord 26 an amount necessary to restore the Security Deposit 27 to its original amount. In the event of a sale of the land and Building or leasing of the Building or of the land and the Building, Landlord shall have the right to transfer the Security Deposit and Additional Security Deposit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security and Tenant agrees to look solely to the new Landlord for the return of said Security Deposit and Additional Security Deposit, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit and Additional Security Deposit to a new Landlord. Tenant further covenants that it shall not assign or encumber or attempt to assign or encumber the Security Deposit and Additional Security Deposit deposited herein (or the proceeds thereof) as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

7. USE: Tenant shall use and occupy the leased premises for the purposes of general office28 and for no other use or purpose. Tenant shall not allow any portion of the premises leased to be used for resale, retail purposes, the storage of vehicles or any other purpose.

8. QUIET ENJOYMENT: Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all of the terms, provisions, covenants and conditions on Tenant’s part to be observed and performed hereunder, Tenant shall be subject to all of the terms, provisions, covenants and conditions of this Lease, peaceably and quietly hold and enjoy the Leased Premises for the Term hereby demised.

9. INSURANCE PREMIUMS INCREASES: If, as a result of (i) any act or omission by Tenant or violation of this Lease, or (ii) Tenant’s operations hereunder, the rate of fire insurance applicable to the Building shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of Landlord’s fire insurance premiums so caused; such reimbursement to be Additional Rent payable upon the first day of the month following any outlay by Landlord for such increased fire insurance premiums. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “makeup” of rates for the Building or Leased Premises issued by the body making fire insurance rates for the Leased Premises shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Leased Premises.

10. RULES AND REGULATIONS: Tenant agrees to comply with all rules and regulations Landlord may adopt from time to time for the operation of the Building and parking facilities and for the protection and welfare of the tenants, visitors and occupants of the Building and parking facilities.29 The present rules and regulations, which Tenant hereby agrees to comply with, entitled “Rules and Regulations” are attached hereto as Exhibit “B”, and are by this reference incorporated herein. Any future rules and regulations shall become a part of this Lease and Tenant hereby agrees to comply with the same upon delivery of a copy thereof to Tenant.

[22]	Except as otherwise provided,

[23]	shall

[24]	or Additional Security Deposit

[25]	or Additional Security Deposit

[26]	within five (5) days of receipt of written notice

[27]	or Additional Security Deposit

[28]	, which shall include the operation of a large mortgage company,

[29]	, provided they are uniformly enforced, to the extent uniformity is applicable.

6

11. SERVICES: Provided Tenant shall not be in default under this Lease, Landlord will furnish the following services to Tenant

(a)	Cleaning services, deemed by Landlord to be normal and usual in a first class office building, Monday through Friday.

(b)	[30]

No electric current shall be used except that furnished or approved by Landlord, nor shall electric cable or wire be brought into the Leased Premises, except upon the written consent and approval of the Landlord. Tenant shall use only office machines and equipment that operate on the Building’s standard electric circuits, but which in no event shall overload the Building’s standard electric circuits from which the Tenant obtains electric current. Any consumption of electric current in excess of that considered by Landlord to be normal and customary for all tenants, or which require special circuits or equipment (the installation of which shall be at Tenant’s expense after approval in writing by the Landlord), shall be paid for by the Tenant as Additional Rent paid to the Landlord in an amount to be determined by Landlord, based upon Landlord’s estimated cost of such excess electric current consumption or based upon the actual cost thereof if such excess electric current consumption is separately metered.

The services described above shall be provided as long as the Tenant is not in default under any of the terms, provisions, covenants and conditions of this Lease, subject to interruption caused by repairs, renewals, improvements, changes to service, alterations, strikes, lockouts, labor controversies, inability to obtain fuel or power, accidents, breakdowns, catastrophes, national or local emergencies, acts of God and conditions and happenings.31 No claim for damages or abatement of rent for failure to furnish any such services shall be made by the Tenant or allowed by the Landlord.32

Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) extra cleaning work in the Leased Premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the Leased Premises for preparation, serving or consumption of food or beverages33, data processing or reproducing operations34, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) non-building standard materials or finishes installed by Tenant or at its request, and (b) removal from the Leased Premises and the building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy. Shampooing and replacement of carpet as required by Tenant shall be at Tenant’s expense.

12. TENANT WORK: It is understood and agreed between the parties hereto that any charges against Tenant by Landlord for services or for work done on the Leased Premises by Landlord by order of Tenant, or otherwise accruing under this Lease, shall be considered as additional rent due and shall be included in any lien for rent.

[30]	Tenant’s electric is separately metered. Landlord will provide the following additional services:

(A)	Elevator service - 24 hours per day.

(B)	Cold water at those points of supply provided for general use of tenants of the Building.

(C)	Security - Not less than one private uniformed security guard, 24 hours per day, 7 days per week to serve 600 West Hillsboro Boulevard and 700 West Hillsboro Boulevard.

(D)	Access - 24 hours per day, 7 days per week access to parking lot and Premises, subject to the provisions of Paragraph 29.

(E)	Parking in common with all other tenants of the building at no cost throughout the term of the lease or any renewal thereof, subject to the provisions of Paragraph 29.

[31]	outside the reasonable control of Landlord.

[32]	Landlord will use reasonable efforts to restore services which it is obligated to provide within a reasonable time period.

[33]	, excluding normal use of office “breakrooms”.

[34]	excluding standard operations associated with the operation of a large mortgage company

7

13. AGREEMENTS OF TENANT: Tenant agrees that it shall:

(a)	At its own expense keep the Premises in good repair and tenantable condition and indemnify Landlord against any loss, damage, or expense arising by any failure of Tenant so to do or due to any act or neglect of Tenant, its employees, agents or visitors.

(b)	Make no alterations or additions of any kind in or to the Premises without first obtaining Landlord’s written consent[35]. All such work, including additions, fixtures and leasehold improvements (but not including moveable office furniture and equipment and other personal property of Tenant), made or placed in or upon the Premises or the Building either by Tenant or Landlord shall be and become Landlord’s property at the end of the Lease Term, all without compensation or payment to Tenant, and shall remain upon and in the Premises, during and at the termination of the Lease Term.

(c)	Not use the Premises for any illegal purpose or in any manner which, in the judgment of Landlord, will in any way impair or tend to impair the character or value of the Building, not violate any statute, regulation, rule or order of any governmental body, nor create or allow to exist any nuisances or trespasses, nor do any act in or about the Premises or bring anything onto or into the Premises, which will in any way increase the rate of insurance on the Premises, nor deface or injure the Premises or overload the floor of the Premises.

(d)	At its sole expense comply, as to its use of the Premises, with all statutes, regulations, rules, ordinances and orders of any governmental body, department or agency thereof, and abide by and observe the Rules and Regulations.

(e)	Report immediately in writing to Landlord any defective condition in or about the Premises known to Tenant.

(f)	Before the Expiration Date remove from the Premises all its personal property and surrender the Premises and the keys thereto to Landlord in the same condition as on the Commencement Date, [3][6] wear and tear [37] excepted. Such property of Tenant as it fails to remove from the Premises after the Expiration Date shall be deemed abandoned by Tenant and may be disposed of by Landlord in any manner whatsoever without accounting or being liable in any way to Tenant.

(g)	Carry fire and extended coverage insurance insuring Tenant’s interest in its improvements and betterments to the Premises and any and all furniture, equipment, supplies, and other property owned, leased, held or possessed by it and contained therein, in an amount equal to the full insurable value thereof. Tenant shall also procure and maintain throughout the term of this Lease a policy or policies of insurance, insuring Tenant, Landlord,[38] , against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises, or arising out of the condition, use, or occupancy of the Premises, or in any way occasioned by or arising out of the activities of Tenant, its agents, employees, licensees or invitees in the Premises, or other portions of the Building, in amounts not less than $1,000,000.00 with respect to injuries to or death of any one person, $1,000,000.00 with respect to any one casualty or occurrence and $1,000,000.00 with respect to property damage. Landlord and Tenant shall each have included in all policies of insurance respectively obtained by them with respect to the Building and/or the Premises a waiver by the insurer

[35]	which shall not be unreasonably withheld or delayed

[36]	normal

[37]	and any damages pursuant to Section 24 not caused by Tenant

[38]	and Landlord’s manager,

8

of all right of subrogation against the other in connection with any loss or damage thereby insured against. So long as both Landlord’s and Tenant’s policies then in force include such mutual waiver of subrogation, Landlord and Tenant, to the fullest extent permitted by law, each waive all right of recovery against the other for and agree to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage. If such waiver of subrogation shall not be obtainable or shall be obtainable only at a premium over that chargeable without such waiver, the party seeking such waiver shall notify the other thereof in writing, and the latter shall have ten (10) days in which either (i) to procure on behalf of the notifying party insurance with such waiver from a company or companies reasonably satisfactory to the notifying party or (ii) to agree to pay such additional premium (in Tenant’s case, in the proportion which the rentable area of the Premises bears to the area covered by the insurance policy of Landlord in question). All insurance policies procured and maintained by Tenant pursuant to this Subsection 13(g) shall be carried with companies licensed to do business in the State of Florida39 satisfactory to Landlord and shall be non-cancelable except after thirty (30) days’ written notice to Landlord and any designees of Landlord. Such policies or duly executed certificates of insurance with respect thereto shall be delivered to Landlord prior to the date that Tenant takes possession of the Premises, and renewals thereof as required shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term.

(h)	Cooperate with Landlord in complying with all regulations of the United States Department of Energy and of any governmental agency having jurisdiction of the Building and Premises, relating to the conservation of energy, including, without limitation, any regulations requiring the production of information regarding the consumption of energy within the Building and Premises, and Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, damage, or liability arising out of any violation of any such regulations by Tenant, its employees, agents, contractors, invitees, licensees, subtenants and assignees.

(i)	Install telephone service to the Premises only from the telephone circuits designated by Landlord in writing,[40] as those serving the Premises. If Tenant requires additional telephone service capacity for the Premises, such capacity must be provided by Tenant, at no cost to Landlord, and the design and installation of such supplemental capacity shall be subject to the approval of Landlord.[41]

In addition, Landlord shall have the right in its sole discretion, at any time and from time to time, without notice to Tenant, to undertake (i) renovation or (ii) further development of the Property by way of expansion of the existing Building or parking areas provided that such renovation or development by Landlord shall not unreasonably interfere with Tenant’s use and occupancy of the Premises or access to the Building and the parking areas.

14. INDEMNIFICATION: Tenant further agrees that Tenant will pay all liens of contractors, subcontractors, mechanics, laborers, materialmen, and other items of like character, and will indemnify Landlord against all expenses, costs, and charges, including bond premiums for release of liens and attorneys’ fees and costs incurred in and about the defense of any suit in discharging the Premises, the Building or any parts thereof from any liens, judgments, or encumbrances caused or suffered by Tenant. In the event any such lien shall be made or filed, Tenant shall bond against or discharge the same within ten (10) days after the same has been made or filed. It is understood and agreed between the parties hereto that the expenses, costs and charges above referred to and incurred by Landlord in defending such claims shall be considered as rent due and shall be included in any lien for rent.

The Tenant herein shall not have any authority to create any liens for labor or materials on the Landlord’s interest in the Leased Premises or the Building and all persons contracting with the Tenant for the destruction or removal of any facilities or other improvements or for the erection,

[39]	reasonably

[40]	, delivered to Tenant in a reasonable time period,

[41]	, which approval shall not be unreasonably withheld or delayed

9

installation, alteration, or repair of any facilities or other improvements on or about the Leased Premises, and all materialmen, contractors, subcontractors, mechanics, and laborers performing any such work are hereby charged with notice that they must look only to the Tenant and to the Tenant’s interests in the Leased Premises to secure the payment of any bill for work done or material furnished at the request or instruction of Tenant.

15. ESTOPPEL CERTIFICATE: At any time and from time to time, Tenant, on or before the date specified in a request therefore made by Landlord,42 which date shall not be earlier than 43 days from the 44 of such request, shall execute, acknowledge and deliver to Landlord a certificate evidencing (i) whether or not this Lease is in full force and effect, (ii) whether or not this Lease has been amended in any way, (iii) whether or not there are any existing defaults on the part of Landlord hereunder to the knowledge of Tenant and specifying the nature of such defaults, if any, (iv) the date to which rent, and other amounts due hereunder, if any, have been paid, and (v) such other matters as Landlord shall reasonably require. Each certificate delivered pursuant to this Section may be relied on by any prospective purchaser or transferee of Landlord’s interest hereunder or of any part of Landlord’s interest in the Building or by any holder or prospective holder of a mortgage on the Building, or a mortgagee or prospective mortgagee on any part of Landlord’s other property.

16. SUBORDINATION: This Lease shall be subject and subordinate to any mortgage or ground lease now or hereafter encumbering the Building. This provision shall be self-operative without the execution of any further instruments. Notwithstanding the foregoing, however, Tenant hereby agrees to execute any instrument(s) which Landlord may deem desirable to evidence the subordination of this Lease to any and all such ground leases or mortgages.45

17. ATTORNMENT: If the interest of Landlord under this Lease shall be transferred voluntarily or by reason of foreclosure or other proceedings for enforcement of any mortgage on the Building and the Leased Premises, Tenant shall be bound to such transferee (herein called the “Purchaser”) for the balance of the Term hereof remaining, and any extensions or renewals thereof which may be effective in accordance with the terms and provisions hereof with the same force and effect as if the Purchaser were the Landlord under this Lease, and Tenant does hereby agree to attorn to the Purchaser, including the mortgagee under any such mortgage if it be the Purchaser, as its Landlord, said attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of the Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon such attornment, to the extent of the then remaining balance of the Term of this Lease are as those set forth herein. In the event of such transfer of Landlord’s interests, Landlord shall be released and relieved from all liability and responsibility thereafter accruing to Tenant under the Lease or otherwise and Landlord’s successor by acceptance of rent from Tenant hereunder shall become liable and responsible to Tenant in respect to all obligations of the Landlord under this Lease.46

[42]	and delivered to Tenant

[43]	twenty (20)

[44]	delivery

[45]	Notwithstanding the foregoing provisions of Paragraph 16, Landlord agrees and acknowledges that Tenant’s consent to subordinate its interest hereunder to current or future mortgagees and ground lessors is expressly contingent upon Landlord delivering executed non-disturbance, attornment and subordination agreements in the form provided as Exhibit “G” hereto, from such current or future mortgagees or ground lessors, as the case may be.

[46]	Notwithstanding the foregoing provisions of Paragraph 17, Landlord agrees and acknowledges that Tenant’s consent to subordinate its interest hereunder to current or future owners is expressly contingent upon Landlord delivering executed non-disturbance, attornment and subordination agreements in the form provided as Exhibit “G” hereto, from such current or future owners.

10

18. ASSIGNMENT AND SUBLETTING: 47 Any assignment or sublease shall not nullify this provision, and all later assignments or subleases shall be made likewise only after the prior written consent of Landlord is obtained in each instance. Further, the Landlord may consent to the sublease of all or any part of the Premises provided the Tenant enters into a sublease containing the same terms and conditions contained herein (exclusive of rent48 and the Landlord shall receive one hundred percent (100%) of the difference between any higher rent paid by a subtenant and the Rent is paid by Tenant. Unless otherwise expressly agreed to by Landlord in writing, no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder, and any assignee approved by Landlord shall also agree in writing to be fully liable hereunder. Notwithstanding the giving by Landlord of its consent to any assignment or sublease with respect to the Premises, no such assignee or sublessee may exercise any expansion option, right of first refusal option, or renewal option under this Lease except in accordance with a separate written agreement entered into directly between such assignee or sublessee and Landlord. Where Tenant desires to assign or sublease, the Landlord shall have the right, but not the obligation to cancel and terminate the Lease and deal with Tenant’s prospective assignees or subtenant directly without any obligation to Tenant.49

19. EVENTS OF DEFAULT: The occurrence of any of the following shall constitute events of default herewith:

(a)	Any part, portion or component of the Base Rent, Additional Rent, or any other sums payable under this Lease are not received when due or within [50] calendar days after [51] written demand by the Landlord for payment;

(b)	The Premises are deserted, or not used as regularly or consistently as would normally be expected for similar premises put to the same or similar purposes as set forth in Section 7 hereof [52] Tenant continues to pay rent;

(c)	Any petition is filed by or against Tenant under any section or chapter of the Federal Bankruptcy Code, and, in the case of a petition filed against Tenant, such petition is not dismissed within sixty (60) days after the date of such filing;[53]

[47]	Tenant shall not sublease all of any portion of the Leased Premises or assign this Lease without the prior written consent of Landlord. Such consent shall not be unreasonably withheld or delayed provided the assignee or subtenant has a credit and financial standing and stability equal to or greater than Tenant’s as of the Commencement Date and further provided that the use and occupancy of the Premises by the proposed assignee or subtenant would be compatible with the nature and operation of the Building. In event that Tenant should propose to sublease all or a portion of the Leased Premises or assign this Lease in whole or in part, Tenant shall submit notice of such intention to Landlord. Such notice shall state the name of the proposed subtenant or assignee, the nature of its business, and a proposed effective date for such sublease or assignment.

[48]	, tenant improvements and free rent)

[49]	Notwithstanding the foregoing, no consent by Landlord shall be required for an assignment or sublease by Tenant to; (i) any subsidiary, affiliate or related company having a majority ownership interest in or a majority of which is owned by National Lending Center, Inc., provided that Landlord receives prior written notice of said assignment or sublease or (ii) any corporation or partnership into or with which Tenant may be merged or consolidated, provided that the surviving entity has a net worth equivalent to or greater than Tenant prior to said merger or consolidation. Tenant shall also provide prior written notice to Landlord along with a copy of said assignment or sublease. In the event that Tenant sublets or assigns the Lease to an entity controlled by or under common control, such assignment or sublease shall have no force or effect upon Tenant’s rights under the Lease, including but not limited to Tenant’s option to renew and right of first offer.

[50]	five (5)

[51]	receipt of

[52]	unless

[53]	However, in the case of an involuntary bankruptcy and in the event that tenant is not otherwise in default, tenant shall have ninety (90) days to obtain a dismissal.

11

(d)	Tenant becomes insolvent or transfers property in fraud of creditors;

(e)	Tenant makes assignment for the benefit of creditors;

(f)	A receiver is appointed for any of the Tenant’s assets; or

(g)	[54]

20. REMEDIES: Upon the occurrence of an event of default, Landlord may do or perform any one or more of the following 55 in addition to, and not in limitation of, any other remedy or right permitted it by law or by this Lease:

(a)	Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to do so, Landlord may, without prejudice to Lease, enter upon the Premises and remove Tenant and Tenant’s personal property without being liable to Tenant in any manner whatsoever for damages therefor. Tenant shall be liable to Landlord for and shall indemnify and hold Landlord harmless from and against all cost, loss, or damage which Landlord may suffer by reason of such termination of this Lease, whether through inability to relet the Premises, through a decrease in rent received, by damage to the Premises or otherwise.

(b)	Landlord may enter the Premises and remove the Tenant and its personal property without being liable to Tenant in any manner whatsoever for such acts, and may relet the Premises as the agent of Tenant and receive such rent therefore. In such event Tenant shall be liable to Landlord for any deficiency which may arise by reason of such reletting during the remainder of the Lease Term.

(c)	Accelerate and declare the entire remaining Base Rent, Additional Rent and all other charges due from Tenant to Landlord for the balance of this Lease to be immediately due and payable forthwith, and may at once take legal action to recover and collect the same. Landlord may include, without limitation, brokerage commissions and attorneys’ fees incurred in reletting the Premises, and any and all costs and expenses incurred in renovating or altering space to make it suitable for reletting, in computing Landlord’s costs, losses, damages or deficiencies for which Tenant is liable as set forth above, and the proceeds of such reletting shall be first applied to such costs and expenses, then to the payment of rent and all other indebtedness of Tenant to Landlord hereunder, with the balance, if any, to be held by Landlord to be applied in payment of future rent and all other such indebtedness as same becomes due and payable throughout the Lease Term.

21. SUCCESSORS AND ASSIGNS: All terms, provisions, covenants and conditions to be observed and performed by Tenant shall be applicable to and binding upon Tenant’s respective heirs, administrators, executors, successors and assigns, subject, however, to the restrictions as to assignment or subletting by Tenant as provided herein. All expressed covenants of this Lease shall be deemed to be covenants running with the land.

22. HOLD HARMLESS OF LANDLORD: In consideration of the Premises being leased to Tenant for the above rental, Tenant agrees: that Tenant, at all times, will indemnify and keep Landlord harmless from all losses, damages, liabilities and expenses, which may arise or be claimed against Landlord and be in favor of any persons, firms or corporations, consequent upon or arising

[54]	Tenant shall fail to comply with any provision of this Lease or any other agreement between Landlord and Tenant not requiring the payment of money (all of which terms, provisions and covenants shall be deemed material) and such failure shall continue for a period of ten (10) days after written notice of such default is delivered to Tenant provided, however, if the default is of a nature that cannot be reasonably be cured within said ten (10) day period, then Tenant shall not be in default hereunder if during said 10-day period Tenant commences to cure the default and thereafter diligently and continuously pursues the cure of such default and cures the same within a reasonable period of time following the expiration of said 10-day period. Notwithstanding the foregoing, in no event shall the period to cure said default exceed forty-five (45) days. Notwithstanding the foregoing and provided that Tenant is not also in monetary default, Tenant shall have an additional reasonable period of time to cure said default assuming that the cure of said default is at that time beyond Tenant’s reasonable control and further assuming Tenant is diligently and continuously pursuing cure of said default.

[55]	after exercising its rights as required under section 6. The remedies under this Section 20 shall be

13

25. LIEN FOR PAYMENT OF RENT: Tenant hereby pledges and assigns to Landlord as security for the payment of any and all Base Rent, Additional Rent, or any other sums or amounts provided for herein, all of the furniture, fixtures, goods and chattels60 of Tenant which shall or may be brought or put on or into said Leased Premises, and Tenant agrees that said lien may be enforced by distress, foreclosure or otherwise, at the election of the Landlord.

26. WAIVER OF DEFAULT: Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, in law and/or in equity. No waiver of Landlord of a default by Tenant shall be implied, and no express waiver by Landlord shall effect any default other than the default specified in such waiver and that only for the time and extension therein stated.

No waiver of any term, provision, condition or covenant of this Lease by Landlord shall be deemed to imply or constitute, a further waiver by Landlord of any other term, provision, condition or covenant of this Lease. In addition to any rights and remedies specifically granted Landlord herein, Landlord shall be entitled to all rights and remedies available at law and in equity in the event that Tenant shall be in default hereunder. All rights and remedies specifically granted to Landlord herein, by law and in equity shall be cumulative and not mutually exclusive.

This Lease contains the sole and entire agreement of Landlord and Tenant and no prior or contemporaneous oral or written representation or agreement between the parties and affecting the Premises shall have legal effect. No representative, agent or employee of Landlord has or shall have any authority to waive any provision of this Lease unless such waiver is expressly made in writing and signed by an authorized representative of Landlord.

Tenant waives the benefits of all existing and future rent control legislation and statutes and similar governmental rules and regulations, whether in time of war or not, to the full extent permitted by law.

27. RIGHT OF ENTRY: 61 Landlord, or any of his agents, shall have the right to enter the Leased Premises during all reasonable hours to examine the same or to make such repairs, additions or alterations as may be 62 necessary for the safety, comfort, or preservation thereof, or to said Building. 63 Landlord, or any of his agents, shall have the further right to exhibit said Leased Premises at any time within one hundred eighty (180) days before the expiration of this Lease. Said right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this Lease.

28. NOTICE: Any notice given Landlord as provided for in this Lease shall be sent to Landlord by registered or certified mail addressed to Landlord at 64. Any notice to be given Tenant under the terms of this Lease, unless otherwise stated herein, shall be in writing and shall be

[60]	excluding intangible property and assets, including but not limited to stocks, bonds, promissory notes and mortgages

[61]	Except for emergency situations (in which event no notice will be required), in the event that Landlord provides Tenant with reasonable notice,

[62]	reasonably

[63]	Upon providing reasonable notice,

[64]	Metropolitan Life Insurance Company

Taylor & Mathis of Florida, Inc.

701 Brickell Avenue, Suite 850

Miami, Florida 33131

ATTN: Charles T. Carlisle, Jr.

WITH A REQUIRED COPY TO:

Metropolitan Life Insurance Company

303 Perimeter Center North, Suite 600

Atlanta, GA 30346

ATTN: Vice President or Associate General Council

14

65 Notices shall be deemed given 66. Either party, from time to time, by such notice, may specify another address to which subsequent notice shall be sent.

29. LANDLORD CONTROLLED AREAS: All automobile parking areas, driveways, entrances and exits thereto, Common Areas, and other facilities furnished by Landlord, including all parking areas, truck way or ways, loading areas, pedestrian walkways and ramps, landscaped areas, stairways, corridors, and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, agents, employees, servants, invitees, licensees, visitors, patrons and customers, shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce rules and regulations with respect to all facilities and areas and improvements; to police same; from time to time to change the area, level and location and arrangement of parking areas and other facilities hereinabove referred or to 67 restrict parking; to close all or any portion of said areas or facilities to such extent as may in the opinion of Landlord’s counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the public areas, Common Areas or facilities; to discourage non-tenant parking; to charge a fee for visitor and/or customer parking; and to do and perform such other acts in and to said areas and improvements as, in the 68 judgement of Landlord, the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees, servants, invitees, visitors, patrons, licensees and customers. Landlord will operate and maintain the Common Areas and other facilities referred to in such manner as Landlord shall 69 determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to designate a manager of the parking facilities and/or Common Areas and other facilities who shall have full authority to make and enforce rules and regulations regarding the use of the same or to employ all personnel and to make and enforce all rules and regulations pertaining to and necessary for the proper operation and maintenance of the parking areas and/or Common Areas and other facilities. Reference in this Section to parking areas and/or facilities shall in no way be construed as giving Tenant hereunder any rights and or privileges in connection with such parking areas and/or facilities unless such rights and/or privileges arc expressly set forth herein.70

30. CONDITION OF PREMISES ON TERMINATION OF LEASE & HOLDING OVER: Tenant agrees to surrender to Landlord, at the end of the Term of this Lease and/or upon any cancellation of this Lease, in as good condition as at the date of the commencement of the term of this Lease, 71 wear and tear 72 excepted. Tenant agrees that if Tenant does not surrender

[65]	by registered or certified mail, addressed to Tenant at:

National Lending Center, Inc.

700 West Hillsboro Boulevard

Building 1, Suite 204

Deerfield Beach, FL 33441

Attn: Jeffrey M. Henschel

with a required copy to:

National Lending Center, Inc.

700 West Hillsboro Boulevard

Building 1, Suite 204

Deerfield Beach, FL 33441

Attn: Neal Henschel

[66]	three (3) days after mailing.

[67]	reasonably

[68]	reasonable

[69]	reasonably

[70]	Tenant shall receive five (5) reserved parking spaces at no charge.

[71]	normal

[72]	and any damages pursuant to Section 24 not caused by Tenant

15

said Leased Premises to Landlord at the end of the Term of this Lease then Tenant will pay to Landlord 73 the amount of the current rental (including both Base Rent and Additional Rent) for each month or portion thereof that Tenant holds over plus all damages that Landlord may suffer on account of Tenant’s failure to so surrender to Landlord possession of said Leased Premises, and will indemnify and save Landlord harmless from and against all claims made by any succeeding tenant of said Leased Premises against Landlord on account of delay of Landlord in delivering possession of said Leased Premises to said succeeding tenant so far as such delay is occasioned by failure of Tenant to so surrender said Leased Premises in accordance herewith or otherwise.

No receipt of money by Landlord from Tenant after termination of this Lease or the service of any notice of commencement of any suit or final judgment for possession shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand, suit or judgment.

No act or thing done by Landlord or its agents during the Term hereby granted shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept a surrender of the Leased Premises shall be valid unless it be made in writing and subscribed by a duly authorized officer or agent of Landlord.

31. OCCUPANCY TAX: Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the Term of this Lease against any occupancy interest or personal property of any kind, owned by or placed in, upon or about the Leased Premises by the Tenant.

32. SIGNS: Tenant shall obtain the written approval of Landlord prior to placing and maintaining, or causing or permitting to be placed and maintained, any sign, advertising matter or other thing of any kind, on the exterior of the Premises, or any decorating, lettering or advertising matter on any exterior door to the Premises. Tenant shall not affix or attach anything to windows in the Premises. All exterior and elevator lobby signs (which shall be subject to Landlord’s approval) shall conform to uniform Building sign specifications promulgated by Landlord.

33. TRIAL BY JURY: It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant’s use or occupancy of the Premises. If either party institutes legal motion to enforce its rights under the Lease, the prevailing party will be entitled to recover its reasonable attorney’s fees and other costs so incurred.

34. RELOCATION OF TENANT:

35. CROSS DEFAULT: If the term of any lease, other than this Lease, made by Tenant for any other space in the Building shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such default shall, ipso facto constitute a default hereunder and empower Landlord at Landlord’s sole option, to terminate this Lease as herein provided in the event of default.

36. SEVERABILITY: If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during the Term, the intention of the parties hereto is that the remaining parts of this Lease shall not be effected thereby, unless the amount of rent payable hereunder is thereby decreased, in which event Landlord may terminate this Lease.

[73]	150% of

16

37. TIME OF ESSENCE: It is understood and agreed between the parties hereto that time is of the essence of all the terms, provisions, covenants and conditions of this Lease.

38. MISCELLANEOUS: The terms Landlord and Tenant as herein contained shall include singular and/or plural, masculine, feminine and/or neuter, heirs, successors, executors, administrators, personal representatives and/or assigns wherever the context so requires or admits. The terms, provisions, covenants and conditions of this Lease are expressed in the total language of this Lease Agreement and the Section headings are solely for the convenience of the reader and are not intended to be all inclusive. Any formally executed addendum to or modification of this Lease shall be expressly deemed incorporated by reference herein unless a contrary intention is clearly stated therein.

39. EFFECTIVE DATE: Submission of this instrument for examination does not constitute an offer, right of first refusal, reservation of or option for the Leased Premises or any other space or premises in, on, or about the Building. This instrument becomes effective as a Lease upon execution and delivery by both Landlord and Tenant.

40. ENTIRE AGREEMENT: This Lease contains the entire agreement between the parties hereto and all previous negotiations leading thereto, and it may be modified only by an agreement in writing signed by Landlord and Tenant. Tenant acknowledges and agrees that Tenant has not relied upon any statement, representation, prior written or contemporaneous oral promises, agreements or warranties except such as are expressed herein.

41. BROKERAGE: Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Koll Management Services, Inc., Taylor & Mathis of Florida, Inc. and Cushman & Wakefield of Florida, Inc., and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provision of this Section shall survive the termination of this Lease.

42. FORCE MAJEURE: Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, theft, fire, public enemy, injunction, insurrection, court order, requisition by other governmental body or authority, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord.

43. HAZARDOUS MATERIALS: Tenant shall not store or use or permit the storage or use within the Premises of any hazardous or toxic waste, contaminants, oil, radioactive or other materials the removal of which is required or the maintenance of which is prohibited, regulated or penalized by any local, state or federal agency, authority or governmental unit.

44. LIMITATION OF LIABILITY: Landlord’s obligations and liability to Tenant with respect to this Lease shall be limited solely to Landlord’s interest in the Building, and neither Landlord nor any of its partners, joint venturers, officers, directors, or shareholders shall have any personal liability whatsoever with respect to this Lease. 74

45. EXECUTION: This Lease may be executed in any number of counterparts, each of which shall be deemed an original and any of which shall be deemed to be complete in itself and be admissible into evidence or used for any purpose without the production of the other counterparts.

46. RADON GAS: Radon is naturally occurring radioactive gas that, when it has accumulated in the building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels or Radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your county public health unit.

47. SIGNAGE: Landlord shall, at Landlord’s expense, provide Tenant with (i) a sign, conforming to uniform Building sign regulations promulgated by Landlord, at the entrance to Tenant’s offices on 2nd floor of the Building and one (1) standard directory listing for Tenant to be placed in the Building directory in the main lobby of the Building.

[74]	No partner, officer, director or shareholder of Tenant shall have any personal liability whatsoever with respect to this Lease.

17

48. TENANT IMPROVEMENTS: Tenant shall accept the Leased Premises in an “as is” condition with the exception of those improvements specifically identified on the attached Exhibits A and A-l.

49. RENT A SEPARATE COVENANT: Tenant shall not for any reason withhold or reduce Tenant’s required payments of Base Rent, Additional Rent, and other charges provided in this Lease, it being expressly understood and agreed by the parties that the payment of Base Rent, Additional Rent and such other charges is a covenant by Tenant that is independent of the other covenants of the parties hereunder.

50. JOINT AND SEVERAL LIABILITY: If two or more individuals, corporations, partnerships, or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay any rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if Tenant named in this Lease shall be a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be joint and several.

51. CONDEMNATION: If the whole or substantially the whole of the Building should be taken for any public or quasi-public use, by right of eminent domain or otherwise or should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Premises is thus taken or sold, Landlord (whether or not the Premises are affected thereby) may, at its option terminate this Lease by giving written notice thereof to Tenant; in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by condemning authority. If this Lease is not so terminated upon any such taking or sale, the Base Rental payable hereunder shall be diminished by an equitable amount, and Landlord shall, to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building and installing the Shell Improvements and the Tenant Improvements in the Premises, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking. All amounts awarded upon a taking of any part or all of the Property, building or the Premises shall belong to Landlord, provided that Tenant shall not be entitled to and expressly waives all claim to any such compensation.

IN WITNESS WHEREOF, the parties hereto, sealed and delivered this Lease as of the date hereinabove written.

LANDLORD:

METROPOLITAN LIFE INSURANCE COMPANY

WITNESSES:

/s/ ILLEGIBLE	By:	/s/ ILLEGIBLE

/s/ ILLEGIBLE	Its:	AVP

TENANT:

NATIONAL LENDING CENTER, INC.

WITNESSES:

/s/ JEFFREY M. HENSCHEL	By:	/s/ NEAL HENSCHEL

/s/ CHRISTINE M. BROWN	Its:	President

18

EXHIBIT “A”

[GRAPHIC]

EXHIBIT “A”

SITE PROPERTY

A PARCEL OF LAND IN THE SOUTH 1/2 OF GOVERNMENT LOTS 2 & 3, AND IN THE SOUTHEAST 1/4 OF SECTION 1, TOWNSHIP 48 SOUTH, RANGE 42 EAST, SAID PARCEL BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF SAID GOVERNMENT LOT 3; THENCE RUN N 1 DEGREE 16’ 7” W (ON AN ASSUMED BEARING) 81.00 FEET ALONG THE EAST LINE OF SAID GOVERNMENT LOT 3 TO THE POINT OF BEGINNING; THENCE RUN S 88 DEGREES 17’ 27” W 447.70 FEET TO THE POINT OF CURVATURE OF A CURVE TO THE LEFT; THENCE ALONG THE ARC OF SAID CURVE TO THE LEFT, HAVING A RADIUS OF 611.92 FEET AND A CENTRAL ANGLE OF 45 DEGREES 02’ 09” RUN SOUTHWESTERLY 480.98 FEET TO A POINT OF INTERSECTION WITH THE ARC OF A CURVE RUNNING NORTHEASTERLY TO THE LEFT, A RADIAL AT SAID POINT BEARING N 46 DEGREES 44’ 42” W; THENCE ALONG THE ARC OF SAID CURVE TO THE LEFT (ALSO FORMING THE EASTERLY RIGHT-OF-WAY LINE OF INTERSTATE HIGHWAY 95) HAVING A RADIUS OF 621.00 FEET AND A CENTRAL ANGLE OF 39 DEGREES 15’ 18” RUN NORTHEASTERLY 425.47 FEET TO A POINT OF TANGENCY; THENCE RUN N 4 DEGREES EAST 392.20 FEET ALONG SAID EASTERLY RIGHT-OF-WAY LINE AND BEING THE TANGENT EXTENDED TO A POINT OF CURVATURE OF A CURVE TO THE RIGHT; THENCE ALONG THE ARC OF SAID CURVE TO THE RIGHT, HAVING A RADIUS OF 135.24 FEET AND A CENTRAL ANGLE OF 84 DEGREES 25’ 30” RUN NORTHEASTERLY 199.31 FEET TO A POINT OF TANGENCY ON THE SOUTHERLY RIGHT-OF-WAY LINE OF THE LIMITED ACCESS ROAD LYING SOUTH OF AND ADJACENT TO HILLSBORO BLVD. (STATE ROAD 810); THENCE RUN N 88 DEGREES 26’ 30” EAST 503.61 FEET; THENCE RUN N 0 DEGREES 32’ 11” WEST 22.00 FEET TO AN INTERSECTION WITH THE SOUTHERLY RIGHT-OF-WAY LINE OF HILLSBORO BLVD.; THENCE RUN N 89 DEGREES 27’ 49” EAST, 29.77 FEET TO AN INTERSECTION WITH THE EAST LINE OF THE SOUTHEAST 1/4 OF GOVERNMENT LOT 3; THENCE RUN N 89 DEGREES 28’ 02” EAST 50.00 FEET TO AN INTERSECTION WITH A LINE 50.00 FEET EAST OF AS MEASURED AT RIGHT ANGLES AND PARALLEL TO THE WEST LINE OF THE SOUTHWEST 1/4 OF GOVERNMENT LOT 2; THENCE RUN S 1 DEGREE 16’ 07” EAST, 718.14 FEET ALONG SAID PARALLEL LINE TO A POINT OF INTERSECTION WITH THE ARC OF A CURVE RUNNING SOUTHWESTERLY TO THE RIGHT, A RADIAL AT SAID POINT BEARING N 16 DEGREES 43’ 31” W; THENCE ALONG THE ARC OF SAID CURVE TO THE RIGHT HAVING A RADIUS OF 464.00 FEET AND A CENTRAL ANGLE OF 6 DEGREES 19’ 19” RUN SOUTHWESTERLY 51.20 FEET TO THE POINT OF BEGINNING.

SAID LANDS SITUATE IN BROWARD COUNTY, FLORIDA.

(Form HC1-4-5.5.95)

EXHIBIT “A-1”

WORK LETTER AGREEMENT

THIS WORK LETTER AGREEMENT (this “Work Letter”) is attached to and made part of that certain Hillsboro Center Building 1 Office Lease Agreement (the “Lease”) dated the      day of May, 1995 by and between METROPOLITAN LIFE INSURANCE COMPANY (“Landlord”), a New York corporation and National Lending Center, Inc., a Florida corporation. (“Tenant”). The terms, definitions and other provisions of the Lease arc hereby incorporated into this Work Letter by reference.

IN CONSIDERATION OF the execution of the Lease and the mutual covenants and conditions hereinafter set forth, Landlord and Tenant agree as follows:

1.	Building Standard Improvements:

(a) This Work Letter sets forth the agreement with respect to the construction of the “Building Standard Improvements”, which is understood to mean (i) the “Shell Improvements” (as hereinafter defined) and (ii) any additional improvements constructed or installed on the Premises for Tenant’s use using “Building Grade” (as hereinafter defined) construction and materials. Any other improvements to the Premises that require construction methods or materials other than Building Grade shall be deemed to be “Non-Standard Improvements”. All improvements to the Premises constructed pursuant to this Work Letter other than the Shell Improvements, whether constructed or installed by Landlord or Tenant, shall be hereinafter referred to as the “Tenant Improvements”, which term shall include both Building Grade and any Non-Standard Improvements.

(b) “Shell Improvements” shall mean the following improvements which have been or will be provided by Landlord, at its expense, in connection with the construction of the Building:

(1) Exterior Building windows, walls and roof structure and unfinished concrete block and sheetrock walls surrounding Common Areas and Service Areas.

(2) Unfinished concrete floors and ceilings.

(3) Fully equipped and finished Common Areas and Service Areas, including elevator, elevator lobbies, atrium entry area, restrooms and mechanical and electrical rooms.

(4) Heating, ventilation and air conditioning system consisting of air cooled split air conditioning equipment sized to provide 1 ton per 350 square feet of the Premises, no duct work.

(5) Electrical meter rooms equipped with main panel and breakers to code.

(6) Public corridor areas as needed to serve the Premises (except those Building Floors to be occupied by a single tenant), with floors, interior walls and ceilings finished with Building Grade materials.1

(c) In accordance with and subject to the provisions of this Work Letter, Landlord shall, at Tenant’s expense, construct and install the Tenant Improvements, including the

[1]	Any improvements already existing in the Premises may be utilized by Tenant at no additional expense.

Non-Standard Improvements, if any. Unless otherwise agreed in writing, Landlord shall use the following Building Grade construction methods and materials where appropriate or some other substantially comparable construction method or material deemed by Landlord (in its sole discretion) to be Building Grade:

(1) Interior Partitions: Taped, finished and painted (two coats of flat latex, MAB or approved equal) partitioning to be constructed with one layer of 1/2” drywall mounted on each side of 2 1/2” metal studs, extending to the finished ceiling height with rubber base throughout the Premises.

(2) Interior Demising Walls: Tenant separation and corridor walls consisting of one layer of 5/8” fire-rated drywall mounted on each side of 3 5/8” metal studs to code, with 3 5/8” layer of insulation in the wall cavity; Tenant to be responsible only for one-half of the cost of such tenant separation and corridor walls. Any other unfinished concrete surfaces (walls or columns) to be wrapped with drywall; Tenant to bear the full cost of such wrapped concrete walls. All demising walls to be taped, finished and painted (two coats) and rubber base installed in the same manner prescribed for the interior partitions.

(3) Entry Doors: Solid core “C” label, Wood veneer doors (6’-8” height, 3’ wide) set in metal frames (U.L. Listed if required), Tenant to have a maximum of two entry doors. Building standard lockset with lever handle, hinges, Dorma TS83 closer (Al finish), and floor stops. All hardware to be brushed chrome finish.

(4) Interior Doors: Wood veneer doors prehung in wood frame (split Jamb). Building standard (lever handle) latch set with floor stop. All hardware to be brushed chrome finish.

(5) Carpeting: Minimum Shaw Commercial Carpets, Sea Island, 26 ounce face weight, commercial grade direct glue, throughout Premises.

(6) Heating, ventilation and air conditioning: Entire duct air distribution system throughout the Premises with air diffusers, and thermostats (controls compatible with the Building Shell Improvements) as required.

(7) Electrical: Panels, breakers, wiring and conduit per code, as required for standard wall-mounted duplex power outlets, switches, A/C units and 2’ x 4’ fluorescent lighting fixtures with complete circuitry to electrical panels.

(8) Lighting: 2’ x 4’ lay-in fixtures with two T8 fluorescent lamps, 18 cell parabolic reflector with internal reflector system, and electronic ballasts, with wiring, conduit and circuitry.

(9) Telephone Outlets: Wall-mounted outlet with ring and string or conduit stubbed above ceiling height.

(10) Ceiling: U.S.G. “Illusion” (or approved equal) suspended, acoustical tile lay-in ceiling with 24” x 48” x 5/8” tiles in a painted, exposed metal grid system throughout Premises.

(11) Fire Protection and Security Equipment: Exit lights, fire extinguishers and fire dampers as required per code. Inaddition to door locks for entry and interior doors, as needed, Tenant shall provide a security lock as designated by Landlord on each stairwell door that is an integral part of the Premises.

(d) Landlord’s obligation to construct any Non-Standard Improvements requested by Tenant shall be subject to the provisions of this Work Letter pertaining to (i) Landlord’s review of the “Plans and Specifications” (as hereinafter defined) and (ii)

Exhibit A-1 Page 2

any delay in “Substantial Completion” (as hereinafter defined) due to Tenant’s specification of construction or materials other than Building Grade.

2.	Tenant Improvement Allowance: Tenant’s Costs:

(a) Landlord shall provide Tenant with an allowance (the “Tenant Improvement Allowance”) as a credit against the cost of the Tenant Improvements, including the Non-Standard Improvements. The Tenant Improvement Allowance shall be equal to Twenty-Three and 00/100 DOLLARS ($23.00) per square foot of Usable Area of the Premises, which equates to the total amount of Two Hundred Seventy-Four Thousand Five Hundred Ninety-Seven and 00/100 DOLLARS ($274,597.00), subject to adjustment based on verification of the Usable Area of the Premises pursuant to the Lease. To the extent that the total cost of the Tenant Improvements (including the cost of the Non-Standard Improvements) exceeds the Tenant Improvement Allowance, Tenant shall pay the full amount of such excess (“Tenant Costs”) as follows:

(1) Prior to commencement of construction of the Tenant Improvements, Tenant shall pay Landlord an amount equal to one hundred percent (100%) of the Tenant’s Costs, as such amount is then determined by reference to the “Construction Budget” (as hereinafter defined).

(2) Within ten (10) days following Landlord’s submittal to Tenant of a final accounting of Tenant’s Costs, Tenant shall pay Landlord the then remaining balance of Tenant’s Costs, or Landlord shall reimburse Tenant as to any excess amounts previously paid, as the case may be.

(b) Tenant’s Costs represent a reimbursement of monies expended by Landlord on Tenant’s behalf. Payment when due shall be a condition to Landlord’s continued performance under this Work Letter. Any delay in construction of the Tenant’s Improvements or in Tenant taking occupancy of the Premises resulting from Tenant’s failure to make any Tenant’s Costs payments when due shall be Tenant’s responsibility. Tenant’s failure to pay any portion of Tenant’s Costs when due shall constitute a default under the Lease (subject to any applicable notice requirements or grace periods), entitling Landlord to all of its remedies thereunder.

(c) Tenant shall receive credit or payment for any unused portion of the Tenant Improvement Allowance 2

3.	Plans and Specifications; Construction Budget:

(a) The Tenant Improvements shall be completed in accordance with detailed architectural and engineering working drawings and material specifications (the “Plans and Specifications”) which shall be prepared at Tenant’s expense and shall be in a form and content as necessary to allow Landlord’s contractor(s) to obtain all required building permits and approvals. The Plans and Specifications shall include the following:

(1) fully dimensioned architectural plan;

(2) electric/telephone outlet diagram;

(3) reflective ceiling plan with light switches;

(4) mechanical plan;

[2]	to apply to any costs of relocation, moving and other related expenses.

Exhibit A-l Page 3

(5) electric power circuitry diagram;

(6) schematic plumbing riser diagram (if any);

(7) all color and finish selections; and

(8) all special equipment and fixture specifications.

(b) Tenant may utilize either the space planner architect designated by Landlord (“Landlord’s architect”), or some other licensed architect or space planner in preparation of items (1) through (3), (7) and (8) as provided in subparagraph (a) of this Section; provided that if Tenant elects to use some other licensed architect or space planner, that portion of the Plans and Specifications must be prepared and sealed as may be required for issuance of a building permit and shall be subject to Landlord’s 3approval. In all events, items (4), (5) and, if necessary, item (6) must be prepared by the engineers(s) designated by Landlord (“Landlord’s engineers”). For preparation of the full Plans and Specifications as indicated above, the total fees imposed by Landlord’s architect and engineers shall not exceed One and 35/100 DOLLARS ($1.35) per square foot of Usable Area of the Premises, plus reimbursable expenses. This shall be the fee for premises with a usable square footage in excess of 2000 square feel. If the premises is less than 2000 square feet then the fee shall be determined on a case by case basis. Should Tenant elect to utilize some other licensed architect, the total charge for (i) preparation of the engineering drawings and specifications by Landlord’s engineers, and (ii) coordination and review of Tenant’s architectural drawings and specifications by Landlord’s architect shall not exceed 55/100 Dollar ($0.55) per square foot of Usable Area of the Premises, plus reimbursable expenses and shall be deducted from the Tenant Improvement Allowance.

Any charges to be paid to Landlord’s architect and engineers by Tenant in connection with the preparation and review of the Plans and Specifications shall be deemed to be part of Tenant’s Costs and shall be deducted from the Tenant Improvement Allowance. Notwithstanding the foregoing limitations on Landlord’s charges for the Plans and Specifications, Tenant shall pay the full cost4, as reasonably determined by Landlord, of the Plans and Specifications prepared in connection with any Non-Standard Improvements.

(c) Tenant shall cause the Plans and Specifications to be prepared, at Tenant’s expense which shall be deducted from the Tenant Improvement Allowance, and submitted to Landlord not later than thirty days (30) from execution of the Lease. Landlord shall then have a period of not more than ten (10) days following such submittal in which to review and approve the Plans and Specifications or stale any objections to same in writing. Landlord’s approval shall not be unreasonably withheld, and any objections shall be reasonable in nature and stated in sufficient detail so as to allow necessary modification by Tenant. Tenant shall have a period of not more than twenty (20) days following receipt of Landlord’s objection(s), if any, to make necessary modifications to the Plans and Specifications and resubmit same to Landlord in final form. Once accepted by Landlord in final form, the Plans and Specifications may be modified only with Landlord’s written approval, and Tenant shall be liable for any additional costs incurred as a result of any such change.

(d) Should Tenant fail to either (i) submit the Plans and Specifications to Landlord by the date specified in subsection (c) of this Section, or (ii) make any reasonable modifications to same and resubmit to Landlord as so specified, then such failure shall be construed as a 5.

[3]	reasonable

[4]	to be paid out of the Tenant Improvement Allowance

[5]	Tenant Delay, as provided herein.

Exhibit A-1 Page 4

(e) Within fifteen (15) days following receipt of the final approved Plans and Specifications, Landlord6 shall have its7 contractor(s) prepare an estimated budget (the “Construction Budget”) of the cost of the Tenant Improvements, including the Non-Standard Improvements, and shall submit same to Tenant. The Construction Budget shall be in reasonable detail and shall reflect a unit cost for all improvements which is reasonable in amount, given the then current market conditions pertinent to labor and material costs for such construction. Landlord will submit the Construction Budget to Tenant and Tenant shall have a period of no more than five (5) days to review and approve said Construction Budget or state any objections to same in writing. If Tenant fails to respond within said five (5) days period, Tenant’s approval shall be presumed. Any period of time beyond said five (5) day period, including without limitation any revisions in Plans and Specifications required to respond to Tenant’s objections, shall be Tenant’s Delay. The Construction Budget shall be used as a basis for calculating Tenant’s Costs, if any. Following final completion of the Tenant Improvements, Landlord shall provide Tenant with a statement of actual costs thereof, including the cost of any approved change orders.

4.	Contractor(s); Permits; Performance Bond:

(a) Landlord shall use the contractor(s) selected as provided in paragraph 3 above and shall obtain all building permits necessary to complete all Building Standard Improvements and any Non-Standard Improvements, with the exception of any item(s) (whether or not shown in the Plans and Specifications) which may be agreed in writing to be constructed or installed by Tenant or Tenant’s contractor(s). Tenant shall bear the cost of all building permits8.

[6]	will bid the Plans to SKAF Construction, Corporate Structures and Shakman Construction. Based on such bids, Landlord and Tenant shall mutually agree on a final Contractor and Landlord

[7]	such

[8]	which may be paid from the Tenant Improvement Allowance.

Exhibit A-1 Page 5

5.	Construction of the Improvements:

(a) Landlord shall substantially complete the Building Standard Improvements and the Non-Standard Improvements, if any, in accordance with the Plans and Specifications, not later than the Commencement Date as specified in the Lease. “Substantial Completion” shall mean that the Building Standard Improvements and the Non-Standard Improvements are sufficiently complete so as to allow Tenant to 9occupy the Premises for the use and purposes intended without unreasonable disturbance or interruption; provided that Landlord, its employees, agents and contractors, shall be allowed to enter upon the Premises at any reasonable time(s) following the Commencement Date as necessary to complete any 10unfinished details, and such entry shall not constitute an actual or constructive eviction of Tenant, in whole or in part, nor shall it entitle Tenant to any abatement or diminution of rent or relieve Tenant from any obligation under the Lease.

(b) Tenant shall be responsible for any delay in Substantial Completion past the scheduled Commencement Date resulting from any of the following causes:

(1) Tenant’s failure to submit the Plans and Specifications (or any necessary modifications or additions thereto) or respond to the Construction Budget within the time periods specified in this Work Letter; or

(2) Tenant’s failure to pay any portion of Tenant’s Costs when due; or

(3) Tenant’s specification of special materials or finishes, or special installations other than as may be specified by Landlord as Building Grade, which special items cannot be delivered or completed within Landlord’s construction schedule (subject to Landlord’s obligation to give Tenant notice of same as hereinafter provided); or

(4) any change in the Plans and Specifications caused by Tenant once finally approved and accepted by Landlord, even though Landlord may approve such change; or

(5) the performance of or failure to perform any special work or installation by any person or firm employed by Tenant to do any work on the Premises; or

(6) any work stoppage or delay due to Tenant’s failure to use union contractors or labor as required by Landlord; or

(7) any other delay in Substantial Completion directly attributable to the acts or omissions of Tenant, its employees, agents or contractor(s).

[9]	legally

[10]	minor

Exhibit A-1 Page 6

(c) In the event that any delay caused by Tenant results in or contributes to a delay in Substantial Completion past the scheduled Commencement Date as provided in the Lease, then the Commencement Date shall be deemed to have occurred and Tenant’s rental obligations shall commence as of the date Landlord would have otherwise achieved Substantial Completion but for Tenant’s delay.

(d) In conjunction with Landlord’s review of the Plans and Specifications and preparation of the Construction Budget, Landlord shall advise Tenant of any special material, finish or fixture (other than Building Grade) requested by Tenant that will result in a delay in Landlord’s construction schedule beyond the scheduled Commencement Date. In such event, Tenant shall either modify its specifications so as not to delay construction or be deemed to have accepted responsibility for any resulting delay.

(e) Landlord shall be paid a construction supervision fee in consideration for its services hereunder equal to four percent (4%) of 11Tenant’s Costs, if any. Such fee shall be payable12 by Tenant to Landlord fifty percent (50%) upon commencement of construction and fifty percent (50%) upon Substantial Completion.

6.	Window Coverings:

Window coverings shall not be required by Landlord. However, in the event that Tenant desires window coverings, Tenant shall request Landlord to provide, at Tenant’s expense, the Building Grade window treatment as part of the Tenant Improvements. The use of this Building Grade window treatment is essential to maintain the exterior appearance of the Building, therefore no other window treatment shall be permitted by Landlord; provided that Tenant may, at its option, obtain the Building Grade window treatment from other sources and have same installed at Tenant’s sole expense.

[11]	the Tenant Improvement Allowance plus

[12]	from the Tenant Improvement Allowance

Exhibit A-1 Page 7

EXHIBIT “B”

RULES AND REGULATIONS

ATTACHED TO AND MADE PART OF THE LEASE

The following Rules and Regulations have been formulated for the safety and well-being of all the tenants of the Building and become effective upon occupancy. Strict adherence to these Rules and Regulations is necessary to guarantee that each and every tenant will enjoy a safe and unannoyed occupancy in the Building.

Landlord may, upon request by any Building tenant, waive the compliance by such tenant of any of the following Rules and Regulations; provided that (i) no waiver shall be effective unless signed by Landlord’s authorized agent (ii) any such waiver shall not relieve any other tenant from the obligation of complying with the foregoing Rules and Regulations, unless such other tenant has received a similar waiver in writing from Landlord.

Landlord agrees not to unreasonably discriminate against Tenant in the enforcement of the Rules and Regulations in effect with regard to the Building.

1.	The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not part of the Premises of Tenant shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress, and in the case of the freight elevator, for the moving of freight, to and from the Premises. Subject to the other provisions of this Lease, Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for the common use of the Building, in such manner as Landlord reasonably deems best for the benefit of the Building tenants generally. Tenant shall not permit the visit to the Premises of persons in such numbers or under such conditions as to unreasonably interfere with the use and enjoyment by other Building tenants of the entrances, corridors, elevators and other public portions or facilities of the Building.

2.	Except as otherwise provided in this Lease, no awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. Except for Building Grade window coverings, no drapes, blinds, shades or screens shall be attached to or hung in or used in connection with any window or door of the Premises, without the prior consent of Landlord. Such awnings, projections, curtains, blinds, screens or other fixtures must be of a quality, type, design and color and attached in the manner approved by Landlord. Notwithstanding the foregoing, and notwithstanding any provision of this Lease to the contrary, Tenant, from time to time, will be permitted to install floor to ceiling drapes on the exterior windows of the Premises; said drapes shall be submitted to Landlord for Landlord’s approval.

3.	Except as otherwise provided for in this Lease, no sign, picture, advertisement, notice or other lettering shall be exhibited, inscribed, printed or affixed by Tenant outside of the Premises or on any part of the Building or the Property without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any notice or liability, and may charge the expense incurred by such removal to Tenant. Except as otherwise provided in this Lease, interior signs on doors and directory tablet shall be inscribed, printed or affixed for each tenant by Landlord, and shall be of a size, color and style acceptable to Landlord.

4.	No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, not placed in the halls, corridors or vestibules without the prior written consent of Landlord.

5.	The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures by tenant’s servants, employees, agents, visitors, or licensees, shall be borne by Tenant.

6.	All contractors and/or technicians performing work for Tenant within the Premises, Building or parking facilities shall be referred to Landlord for [1] approval before performing such work. This rule shall apply to all work including, but not limited to, installation of

[1]	reasonable

Lease Agreement

telephones, telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment or any other physical feature of the Building, the Premises or parking facilities. None of this work shall be done by tenant without landlord’s prior written approval, which approval shall not be unreasonably withheld2. This rule shall not apply in situations governed by the Work Letter agreement attached to this Lease.

7.	Tenant shall not construct, maintain, use or operate within the Premises or elsewhere within or on the outside of the Building any electrical device, wiring or apparatus in connection with a loud-speaker system other than an office loud-speaker system with speakers solely within the Premises, and the sound from which does not disturb other tenants.

8.	No bicycles, vehicles, or animals, birds or pets of any kind shall be brought into or be kept in or about the Premises, and no cooking shall be done or be permitted by Tenant on the Premises except for Tenant’s client’s and/or employee’s own. Tenant shall not make, or permit to be made, any unseemly or disturbing noises which disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, phonograph, unmusical noise, whistling, singing or in any other way. Tenant shall not throw anything out of doors or windows or down corridors or stairs of the Building.

9.	No flammable, combustible or explosive fluid, chemical or substances shall be brought or kept upon Premises. Landlord acknowledges, however, that Tenant shall be entitled to keep those items necessary to run its photocopying equipment.

10.	Except for any secured areas of the Premises, additional locks or bolts of any kind shall not be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof without Landlord’s consent, which consent shall not be unreasonably withheld. Except on single-tenant floors, the doors leading to the corridors or main halls (if any such doors exist) shall be kept closed during Normal Business Hours except as they may be used for ingress or egress. Tenant shall, upon the termination of this Lease, return to Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost to re-key the locks operated by those keys.[3]

11.	Except as otherwise provided for in this Lease, [4] all removals, or the carrying in or out of any bulky [5] of any description [6] must take place during the hours which Landlord or its agent may reasonably determine from time to time and according to a method and routing of such movement as is determined by Landlord upon request from Tenant. Landlord shall not be liable for any damage to property resulting from such movement, and Tenant shall be responsible for repairing any damage to the Premises or the building resulting from such movement. Safes and other heavy equipment or machines shall be moved into the Premises, Building or parking facilities only with Landlord’s written consent, which consent shall not be unreasonably withheld.

12.	Any person employed by Tenant to do janitorial work within the Premises must obtain Landlord’s consent, [7] and such person shall, while in the Building and outside of said Premises, comply with all reasonable instructions issued by the manager of the Building.

13.	Tenant shall not purchase spring water, ice, coffee, soft drinks, towels or other like service, from any company or persons whose repeated violations of Building regulations have caused, in Landlord’s reasonable opinion, a hazard or nuisance to the Building and/or its occupants.

14.	DELETED INTENTIONALLY.

[2]	or delayed.

[3]	Landlord will provide keys to each lock on entry doors into the Premises and will rekey entry doors at Tenant’s expense upon Tenant’s reasonable request.

[4]	and excluding normal postal, courier and overnight deliveries,

[5]	materials

[6]	which would unreasonably Interfere with the normal conduct of business of other tenants

[7]	, which shall not be unreasonably withheld,

Lease Agreement

15.	Landlord reserves the right to exclude from the Building at all times any person who does not properly identify himself to the Building management or watchman on duty. Landlord may at its option require all persons admitted to or leaving the Building between the hours of 6 p.m. and 8 a.m., Monday through Friday, and at all times on Saturday, Sunday and legal holidays, to register. Tenant shall be responsible for all persons for whom he authorizes entry into or exit out of the Building[8].

16.	The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

17.	The requirements of Tenant will be attended to only upon application at the office of the Building. Building employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building.

18.	Canvassing, soliciting and peddling in the Building is prohibited, and Tenant shall cooperate to prevent the same.

19.	There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

20.	In the event Tenant must dispose of crates, boxes, etc. which will not fit into office wastepaper baskets, it will be the responsibility of Tenant[9] to dispose of same in no event shall Tenant set such items for disposal in the public hall ways or other areas of Building or parking facilities[10].

21.	[11] Tenant shall not install any antenna or aerial wires, or radio or television equipment, or any other type of equipment, inside or outside of the Building, without Landlord’s prior approval in writing and upon such terms and conditions as may be specified by Landlord in each and every instance.

22.	Glass panel doors that reflect or admit light into the passageways or into any place in the Building shall not be covered or obstructed by Tenant, and Tenant shall not permit, erect and/or place drapes, furniture, fixtures, shelving, display cases or tables, lights or signs and advertising devices in front of or in proximity of interior and exterior windows, glass panels, or glass doors providing a view into the interior of the Premises unless same shall have first been approved in writing by Landlord.

23.	Except as otherwise provided in this Lease, Landlord will not be responsible for lost or stolen personal property, equipment, money or any article taken from the Premises, Building or parking facilities regardless of how or when loss occurs [12].

24.	Subject to the provisions of this Lease, Tenant shall be permitted to install microwave ovens, refrigerators, disposals and dishwashers in its breakrooms.

25.	[13] Landlord acknowledges and consents to Tenant installing a burglar alarm in the Premises.

26.	Subject to the provisions of this Lease, Tenant, its employees and invited guests shall have reasonable access to the parking lot, Building and Premises, twenty-four (24) hours per day, fifty-two (52) days per year.

27.	All rules and regulations, as established by Landlord throughout the term of this Lease, shall be uniformly enforced, to the extent uniformity is applicable.

[8]	only to the extent provided in the Lease

[9]	with Landlord’s assistance

[10]	excepting Tenant’s own Premises for disposal.

[11]	Except as otherwise provided in this Lease,

[12]	unless caused by the gross negligence of willful misconduct of Landlord or its agents

[13]	Subject to Landlord’s approval of design and Installation, which approval shall not be unreasonably withheld or delayed,

Lease Agreement

EXHIBIT “C”

NATIONAL LENDING CENTER, INC.

SUITE 204, BUILDING 1

APPROXIMATELY 13,730 RENTABLE SQUARE FEET

Schedule of Base Rent

The term of this Lease shall be seventy-eight (78) Calendar Months and the Base Rent (stated monthly) during the initial Term shall be:

Months	Base Rent Per RSF	Monthly Base Rent
01-06	$0	$0
07-18	$5.46	$6,247.15
19-30	$6.46	$7,391.32
31-42	$7.46	$8,535.48
43-54	$8.46	$9,679.65
55-66	$9.46	$10,823.82
67-78	$10.46	$11,967.98

Tenant shall pay all sales and use taxes levied or assessed against all rental payments due under this Lease, simultaneously with each such rental payment.

Lease Agreement

EXHIBIT “D”

SALES/LEASE DISCLOSURE STATEMENT

TAYLOR & MATHIS OF FLORIDA, INC.

TAYLOR & MATHIS OF FLORIDA, INC., is hereby giving notice to National Lending Center, Inc. (Tenant) that they are solely the agent and representative of the Lanlord, Metropolitan Life Insurance Company. Accordingly, TAYLOR & MATHIS OF FLORIDA, INC., and its employees undertake no duty of disclosure, representative or otherwise to tenant in the contemplated transaction.

The undersigned(s) acknowledge that this written notice was received before the undersigned(s) signed a sale or lease agreement, in compliance with Florida Statute 475.25(1)(q) and Rule 21V-10.033, Florida Administrative Code.

TENANT:

NATIONAL LENDING CENTER, INC.

BY:	/s/ NEAL HENSCHEL, PRES.	DATE:	5/23/95

BY:	TAYLOR & MATHIS OF FLORIDA, INC.

BY:	/s/ Illegible	DATE:	5/24/95

Lease Agreement

EXHIBIT “E”

1.	Option to Renew

A)	Landlord hereby grants Tenant the option to renew (“Renewal Option”) the term of this Lease for one additional term of either twelve (12) months, thirty-six (36) months or sixty (60) months (the “Renewal Term”), commencing as of the date immediately following the expiration of the Lease Term, such option to be subject to the covenants and conditions hereinafter set forth in this Exhibit.

B)	Tenant shall give Landlord written notice (the “Renewal Notice”) of Tenant’s election to exercise its Renewal Option not later than two hundred (200) days prior to the expiration of the then current term of this Lease; provided that Tenant’s failure to give the Renewal Notice by said date, whether due to Tenant’s oversight or failure to cure any existing defaults or otherwise, shall render this Renewal Option null and void. The Renewal Notice must specify whether Tenant elects a Renewal Term of twelve (12), thirty-six (36) or sixty (60) months. Within twenty (20) days of receipt of such notice, Landlord shall advise Tenant of the new “Base Rental” for the Renewal Term, which Base Rental shall be calculated in accordance with Paragraph E(2) below. Tenant shall have twenty (20) days from the date of receipt of Landlord’s determination of the Base Rental for the Renewal Term to elect to extend the term of the Lease. The failure of Tenant to respond within the twenty (20) day period shall be deemed the election of Tenant no to extend the term of the Lease.

C)	Tenant shall not be permitted to exercise this Renewal Option at any time during which Tenant is in default under this Lease, subject to applicable notice and grace periods (if any). In the event Tenant commits an event of Default following exercise of this Renewal Option but before commencement of the Renewal Term and fails to cure any default under this Lease prior to the commencement of any Renewal Term, subject to applicable notice and grace periods, such Renewal Term may be immediately canceled by Landlord or Landlord may elect to waive such default or Landlord may consider the Renewal Term to have been part of the Lease Term and immediately declare the Lease in Default and Tenant shall forthwith deliver possession of the Premises to Landlord as of the expiration or earlier termination of the then current term of this Lease.

D)	Tenant shall be deemed to have accepted the Premises in “as-is” condition as of the commencement of each Renewal Term, subject to any other repair and maintenance obligations of Landlord under this Lease, it being understood and agreed that Landlord shall have no additional obligation to renovate or remodel the Premises or any portion of the Building as a result of Tenant’s renewal of this Lease.

E)	The covenants and conditions of this Lease in force during the original Lease Term, as the same may be modified from time to time, shall continue to be in effect during any Renewal Term, except as follow:

(1)	The “Commencement Date” for the purposes of this Lease shall be the first day of the Renewal Term.

(2)	The “Base Rental” for the Renewal Term shall be determined by Landlord on the basis of the then prevailing market rental rate of office space comparable to the Premises as reflected in one or more leases executed by Landlord with new Building tenants within the twelve month period immediately preceding commencement of such Renewal Term. If Landlord has not executed any lease with new Building tenants in the preceding twelve month period, the prevailing market rental rate determination shall include consideration of leases for premises comparable to the Premises herein, as executed within said twelve month period of owners of other office building properties located in Deerfield Beach, Florida, that are comparable to the Building.

In determining the prevailing market rental rate, Landlord and Tenant shall consider all elements affecting the Lease transaction, including but not limited to, Tenant’s credit worthiness, that real estate brokerage fees may not be involved, or that Tenant may require a lesser tenant improvement allowance or rental abatement than that typical of a new Tenant.

Lease Agreement

(3)	Following expiration of the Renewal Term as provided herein, Tenant shall have no further right to renew or extend this Lease.

F)	Tenant’s option to renew this Lease shall not be transferable by Tenant, except in conjunction with a permissible assignment of Tenant’s interest in this Lease in accordance with the applicable provisions hereof.

2.	Right of First Offer

A)	Contiguous Space (2nd Floor Building 1) - Tenant shall have a right of first offer (the “Expansion Right”) with respect to that certain space contiguous to the Premises, consisting of approximately 2,265 rentable square feet, as more particularly described in Exhibit “A” to the Lease (the “Expansion Space”). The Expansion Space shall be exercisable by Tenant as follows: Landlord shall notify Tenant of a bona fide offer received by Landlord to lease the Expansion Space, which offer is acceptable to Landlord (Landlord shall not be required to obtain an executed Lease in order to activate the notice to Tenant). Tenant shall then have five (5) business days after receipt of written notice within which to notify Landlord in writing of Tenant’s election to expand into the space which is the subject of such bona fide offer, on the same terms and conditions of such bona fide offer. If Tenant timely elects to expand the Premises into such space, then Tenant shall accept possession thereof and such space shall thereupon become part of the Premises and subject to all of the terms and conditions of the Lease, as the same may be modified and amended, except where the terms and conditions of the Lease need to be changed with respect to such space in order to reflect the terms and conditions of such bona fide offer with respect to such space. Notwithstanding the foregoing, Tenant’s Term with respect to the Expansion Space shall end at the same time as the end of the term of the Lease together with any applicable renewal terms. Any Tenant Improvement Allowance included in the bona fide offer will be reduced proportionately to coincide with the remaining Term of the Lease as provided above. If Tenant fails to so notify Landlord within such five (5) business day period, then the Expansion Right shall be deemed to be waived by Tenant and of no further force or effect as it applies to said bona fide offer. However, if Landlord docs not lease the Expansion Space on substantially the same terms and conditions as presented in said bona fide offer then Tenant’s Expansion Right shall renew and be applicable to any new bona fide offer as provided in this paragraph. Notwithstanding anything to the contrary contained in this Paragraph, Tenant shall not be permitted to exercise the Expansion Right while in default of the Lease, subject to any applicable default notice and grace or cure periods.

Notwithstanding the above, for a one-hundred twenty (120) day period following the Commencement Date of this Lease, Tenant shall have the right at Tenant’s Option, to expand into the Expansion Space under the same terms and conditions of this Lease including Base Rent, Additional Rent and Tenant Improvement Allowance. Should Landlord receive a bona fide offer during this one-hundred twenty (120) day period, Landlord shall notify Tenant, after which Tenant will have five (5) business days after receipt of written notice to notify Landlord in writing of Tenant’s election to expand into the Expansion Space. If Tenant fails to notify Landlord within such five (5) business day period, than this 120 day expansion right shall be deemed to be waived by Tenant and of no further force or effect. However, if Landlord does not lease the Expansion Space on substantially the same terms and conditions as presented in said bona fide offer then Tenant’s Expansion Right shall renew and be applicable to any new bona fide offer as provided in this paragraph.

B)

Buildings 1 Through 4 - Upon written notice given by Tenant to Landlord (the “Exercise Notice”) which Exercise Notice may be given by Tenant at any time during Tenant’s initial Lease Term and any renewal term and which Exercise Notice shall state the amount of additional rentable area which Tenant wishes to lease from Landlord, Landlord shall offer to lease to Tenant additional space (the “Additional Space”) in the Building next becoming available for lease by Landlord to the public. Said Additional Space shall not include (i) any space then under lease to any other tenant, regardless of whether such space is subject to a renewal option by such tenant, until said space is no longer subject to a lease agreement, (ii) any space subject to ongoing lease negotiations with a prospective tenant once such lease negotiations have reached a stage where such prospective tenant is negotiating with Landlord exclusively, or (iii) any full floor areas unless Tenant is willing to lease the entire area or Landlord elects in its sole discretion to divide such area. If the Exercise Notice indicates a willingness on the part of the Tenant to lease space in

Lease Agreement

Buildings Two (2) through Four (4) and no space satisfying the requirements hereof in Building One is or will become available for a period of six months from the date of Tenant’s Exercise Notice, Tenant’s Right of First Offer For Additional Space shall be expanded to include Buildings Two (2) through Four (4). Landlord shall make Tenant aware of any Additional Space meeting Tenant’s size and locational criteria and offer in writing to lease such space to Tenant as provided hereafter.

Landlord’s offer to lease such Additional Space to Tenant (“Landlord’s Offer”) shall (1) be in writing, (2) be at the then current market rates as to base rental and additional operating expense pass-through, provided however, any tenant improvement allowance which is then considered current market may be compensated to Tenant in the form of a lower base rental rate or “free” rent, (3) be for a term coterminous with the Lease Term hereunder (together with any applicable Renewal Terms), and (4) subject to the proviso in (3) above, provide for tenant improvement allowances and building standard improvements provided by Landlord as are then being provided by Landlord in connection with the letting of similar space for a similar term elsewhere in the Building. Except as aforesaid, the letting of the Additional Space hereunder shall be on the same terms and conditions as applicable to the letting of the Premises hereunder. Within ten (10) days of Tenant’s receipt of Landlord’s written offer, Tenant shall provide Landlord with written notice of its acceptance or rejection of Landlord’s Offer. If Tenant fails to notify Landlord in writing within said ten (10) day period, then Landlord’s offer shall be deemed rejected by Tenant. If Tenant shall accept Landlord’s Offer within said ten-day period, Landlord and Tenant shall, as soon as is reasonably practicable thereafter, enter into a lease modification agreement (the “Lease Modification Agreement”) incorporating the Additional Space into the Premises demised hereunder. The commencement date of such Additional Space shall be within a reasonable period of time after execution of the Lease Modification Agreement based upon the time required to construct any necessary improvements.

3.	Satellite Dish

Landlord agrees to permit Tenant to install and keep a satellite dish and/or antenna on the roof of Building One. There shall be no additional fee or charge therefor. The size (not in excess of 24” in circumference), configuration and placement of such dish shall be subject to Landlord’s reasonable approval and City of Deerfield Beach zoning requirements. The installation, operations, erection, maintenance, care and removal of such dish shall be the sole responsibility of Tenant and at Tenant’s sole expenses and risk. Tenant shall be entitled to install wire, conduits and appurtenant facilities in the shafts and other common areas of the Building as may be necessary to connect the dish to the Premises. Tenant also shall be solely responsible for ensuring that such dish complies with all (present and/or future) applicable governmental regularity codes, ordinances laws, rules, statutes, regulations, etc. Landlord agrees to reasonably cooperate with Tenant with respect to such compliance. Tenant’s right to have such dish shall expire at the end of the term of the Lease and renewal periods if applicable, and Tenant shall have fifteen (15) days after such expiration to remove such dish and repair to Landlord’s reasonable satisfaction) any and all damage caused by such removal. Should Tenant fail so to remove such dish and/or fail so to repair such damage, then Landlord, at its option, may do so and charge tenant for the actual out-of-pocket expense of doing so.

The installation, operation, erection, maintenance, care and removal of such dish shall not interfere with the rights of other tenants as pertaining to their communication apparatuses. Should such interference occur, Tenant shall solely be responsible for eliminating such interference. Furthermore, should such interference occur and not be eliminated, Tenant hereby agrees fully and completely to indemnify (to include reasonable attorney’s fees) Landlord from any and all costs expenses and liabilities of any nature whatsoever Landlord may suffer or incur as a result of such interference.

The installation, operation, erection, maintenance, care and removal of such dish absolutely shall not penetrate the roof the Building. Landlord shall not be acting unreasonably in requiring that the satellite dish be located so as to limit visibility from the parking areas and the common areas.

4.	Monument Signage

Tenant, at Tenant’s expense and with Landlord’s prior written approval, shall be allowed to place its name on the existing monument sign for Building 1. The sign shall be subject to the City of Deerfield Beach zoning requirements and shall consist of building standard materials.

Lease Agreement

5.	Additional Restrooms

During the construction of Tenant’s Improvements, should Tenant elect to install within the Premises a maximum of two (2) additional private restrooms not currently designated on Tenant’s space plan dated April 13, 1995, and not exceeding an aggregate total area of 70 square feet, the area included within such restrooms shall not be included in the Net Rentable Area for purposes of calculating Base Rent or Additional Rent. All costs associated with construction of said restrooms shall be at Tenant’s expense, which may be paid out of the Tenant Improvement Allowance.

Lease Agreement

EXHIBIT “F”

LETTER OF CREDIT

Letter of Credit

Upon execution of the Lease, Tenant will deposit with Landlord an irrevocable Letter of Credit in an amount equal to $275,000 as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of the Lease. In the event the Tenant Improvement Allowance provided for Tenant pursuant to Paragraph 2 of Exhibit A-l of this Lease (the Work Letter) is increased for any reason subsequent to execution of the Lease, (including but not limited to (i) adjustments based on remeasurement of the Premises, or (ii) Tenant’s election to expand the Premises pursuant to Exhibit “E” of this Lease), Tenant’s Letter of Credit shall be increased upon the effective date of such increase in the Premises by the amount of the increase in the Tenant Improvement Allowance, rounded up to the nearest thousand dollars. The irrevocable Letter of Credit provided under this Exhibit F shall be a “clean” Letter of Credit and require no documents, and shall be in form, scope and substance reasonably satisfactory to Landlord. It shall be drawn on a federally insured U.S. domestic commercial bank reasonably satisfactory to Landlord. It shall also be in compliance with all applicable laws and regulations, including, without limitation applicable regulations of the Comptroller of the Currency. Said Letter of Credit may have an initial term of no greater than eighteen (18) months and subsequent terms no greater than one (1) year and during the term of the Lease, shall be extended in a manner satisfactory to Landlord or replaced by Tenant with another Letter of Credit which complies with the foregoing requirements at least thirty (30) days prior to its expiration. It is agreed that in the event (i) Tenant defaults in the performance of any of the terms, provisions, covenants and conditions of the Lease, including but not limited to, the payment of rent and additional rent, or (ii) the Letter of Credit is not extended or replaced by Tenant in a manner which complies with the foregoing provisions of this Exhibit F, Landlord shall have the right but not be required to, from time to time without prejudice to any other remedy Landlord may have on account thereof, to present the Letter of Credit for payment and retain proceeds as security in the event of an occurrence under clause (ii) above or in the event of an occurrence under clause (i) above, to use, apply or retain the whole or any part of the proceeds to the extent required for the payment of any rent or additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in the performance of any of the terms, provisions, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the reletting of the Premises whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord after a demand by Landlord; and Tenant shall within five (5) days of receipt of written notice replenish any funds so used, applied or retained by Landlord. If Landlord presents this Letter of Credit for payment, no interest shall be payable to Tenant on the proceeds. Provided that Tenant is not in default at such times, subject to grace and cure periods as provided in this Lease, the amount of the Letter of Credit shall be reduced as follows:

Upon the eighteen month anniversary of the Commencement Date of this Lease, the Letter of Credit shall be reduced by one-sixth (1/6) of the then existing amount of the Letter of Credit.

Upon the thirty month anniversary of the Commencement Date of this Lease, the Letter of Credit shall be reduced by one-fifth (1/5) of the then existing amount of the Letter of Credit.

Upon the forty-two month anniversary of the Commencement Date of this Lease, the Letter of Credit shall be reduced by one-fourth (1/4) of the then existing amount of the Letter of Credit.

Upon the fifty-four month anniversary of the commencement Date of this Lease, the Letter of Credit shall be reduced by one-third (1/3) of the then existing amount of the Letter of Credit.

Upon the sixty-six month anniversary of the Commencement Date of this Lease, the Letter of Credit shall be reduced by one-half (1/2) of the then existing amount of the Letter of Credit.

In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of the lease, the Letter of Credit (as modified) shall be returned to Tenant after the date fixed as the end of the term of the Lease, delivery of possession of the Premises to Landlord in condition required by this Lease, and the payment of obligations set forth in this Lease. Notwithstanding any of the foregoing, if Tenant is in monetary default, Landlord shall be required to pursue its remedies in accordance with the priorities established in Sections 6 and 20 of this Lease.

Lease Agreement

EXHIBIT “G”

NON-DISTURBANCE, ATTORNMENT AND SUBORDINATION AGREEMENT

THIS AGREEMENT is made and entered into this _________ day of __________, 19__, by and among ___________________________________________, a ______________________________________ (hereinafter called the “Lender”), _______________, a _______________________________ (hereinafter called the “Tenant”), and Metropolitan Life Insurance Company (hereinafter called the “Landlord”).

W I T N E S S E T H :

WHEREAS, on or about the date hereof, Landlord has entered into and delivered that certain Mortgage and Security Agreement in favor of Lender to be recorded in the Office of the Clerk of the Court of __________ County, Florida (said Mortgage and Security Agreement being hereinafter called the “Security Deed”), conveying the property described therein, which is located at ___________, ___________ County, Florida and commonly known as _______________, to secure the payment of the indebtedness described in the Security Deed;

WHEREAS, Landlord and Tenant made and entered into that certain Lease, dated the      day of _________, 19    , with respect to certain premises therein described, known as Suite No. _________ (said Lease being hereinafter called the “Lease”, said premises being hereinafter called the “Leased Premises”); and

WHEREAS, the parties hereto desire to enter into this Non-Disturbance, Attornment and Subordination Agreement;

NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth, Lender, Tenant and Landlord hereby covenant and agree as follows:

1. Non-Disturbance. So long as no default exists, nor any event of default has occurred, which has continued to exist for such period of time (after notice and cure period(s), if any, required by the Lease) as would entitle the lessor under the Lease to terminate the Lease or would cause, without any further action on the part of Landlord, the termination of the Lease or would entitle such lessor to dispossess the lessee thereunder, the Lease shall not be terminated, nor shall such lessee’s use, possession or enjoyment of the Leased Premises or any other rights provided by this Lease be interfered with nor shall the leasehold estate granted by the Lease be affected in any other manner, in any exercise of the power of sale contained in the Security Deed, or by any foreclosure or any action or proceeding instituted under or in connection with the Security Deed or in case the Lender takes possession of the property described in the Security Deed pursuant to any provisions thereof, unless the lessor under the Lease would have had such right if the Security Deed had not been made, except that the person or entity acquiring the interest of the lessor under the Lease as a result of any such action or proceeding, and the successors and assigns thereof (hereinafter called “the Purchaser”) shall not be: (a) liable for any act or omission of any prior lessor under the Lease; or (b) subject to any offsets or defenses which the lessee under the Lease might have against any prior lessor under the Lease; or (c) bound by any base rent, percentage rent or any other payments which the lessee under the Lease might have paid for more than the current month or the next month to any prior lessor under the Lease; or

2. Attornment. If the interests of the lessor under the Lease shall be transferred by reason of the exercise of the power of sale contained in the Security Deed, or by any foreclosure or other proceeding for enforcement of the Security Deed, or by any foreclosure or other proceeding for enforcement of the Security Deed, the lessee thereunder shall be bound to the Purchaser under all of the terms, covenants and conditions of the Lease for the balance of the term thereof and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the Purchaser were the lessor under the Lease, and Tenant, as lessee under the Lease, does hereby attorn to the Purchaser, including the Lender if it be the Purchaser, as its lessor under the Lease. Said attornment shall be effective and self-operative without the execution of any further instruments upon the succession by Purchaser to the interest of the lessor under the Lease. The respective rights and obligations of Purchaser and of the lessee under the Lease upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth in the Lease except as otherwise expressly provided herein.

3. Subordination. Tenant hereby subordinates all of its right, title and interest as lessee under the Lease to the right, title and interest of the Lender under the Security Deed and Tenant further agrees that the Lease now is and shall at all times continue to be subject and subordinate in each and every respect to the Security Deed and to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Security Deed.

4. Notice of Default of the Lessor. Tenant, as lessee under the Lease, hereby covenants and agrees to give Lender written notice properly specifying wherein the lessor under the Lease has failed to perform any of the covenants or obligations of the lessor under the Lease, simultaneously with the giving of any notice of such default to the lessor under the provisions of the Lease. Tenant agrees that Lender shall have the right, but not the obligation, within thirty (30) days after receipt by Lender of such notice (or within such additional time as is reasonably required to correct any such default) to correct or remedy, or cause to be corrected or remedied, each such default before the lessee under the Lease may take any action under the Lease by reason of such default. Such notices to Lender shall be delivered in duplicate to:

__________________________________

__________________________________

__________________________________

Attn: _____________________________

and

__________________________________

__________________________________

__________________________________

Attn: _____________________________

or to such other address as the Lender shall have designated to Tenant by giving written notice to Tenant at ______________ or to such other address as may be designated by written notice from Tenant to Lender.

5. No further Subordination. Landlord and Tenant covenant and agree with Lender that there shall be no further subordination of the interest of lessee under the Lease to any Lender or to any other party without first obtaining the prior written consent of Lender. Any attempt to effect a further subordination of lessee’s interest under the Lease without first obtaining the prior written consent of Lender shall be null and void.

6. As to Landlord and Tenant. As between Landlord and Tenant, Landlord and Tenant covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Lease.

7. As to Landlord and Lender. As between Landlord and Lender, Landlord and Lender covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed construed to modify the Security Deed.

8. Title of Paragraph. The titles of the paragraphs of this Agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

10. Provisions Binding. The terms and provisions hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns, respectively, of Lender, Tenant and Landlord. The reference contained to successors and assigns of Tenant is not intended to constitute and does not constitute a consent by Landlord or Lender to an assignment by Tenant, but has reference only to those instances in which the lessor under the Lease and Lender shall have given written consent to a particular assignment by Tenant thereunder.

IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals as of the day, month and year first above written.

TENANT:

By:

Its:

LANDLORD:	METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation

By:

Its:

LENDER:

By:

Its:

(Form SB-2.6.95)

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is made and entered into as of the 18th day of March, 1996, by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (the “Landlord”) and National Lending Center, Inc., a Florida corporation (the “Tenant”), with respect to that certain Office Lease Agreement for Hillsboro Center, Building One (1) between Landlord and Tenant, dated May 23, 1995 such Office Lease Agreement referred to in this First Amendment to Lease as (the “Lease”), whereby Landlord leased to Tenant, and Tenant leased from Landlord, the Premises, as defined in the Lease, in Hillsboro Center, Building One (1), located at 700 West Hillsboro Boulevard, Deerfield Beach, Florida 33441.

WITNESSETH:

WHEREAS, Tenant desires to amend and modify the Lease in order to rent from Landlord expansion space, which expansion space contains 2,238 rentable square feet located on level two of Building One (hereinafter referred to as “Expansion Space”) and is more particularly described in Exhibit “A-1” attached hereto and incorporated herein by reference, on the terms and conditions hereinafter set forth, and Landlord so desires to amend and modify the Lease, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Incorporation of Recital. The above recital is true and correct and is incorporated herein as if set forth in full.

2. General Provisions. All defined terms in this First Amendment shall have the same meaning as in the Lease, except as otherwise noted. Except as amended and modified by this First Amendment, all of the terms, covenants, conditions and agreements of the Lease shall remain in full force and effect. In the event of any conflict between the provisions of the Lease and the provisions of this First Amendment, this First Amendment shall control.

3. Net Premises. Effective on the Expansion Space Commencement Date (as hereinafter defined), the Net Rentable Area of the Premises, as described in Paragraph 1 of the Lease shall be increased by 2,238 rentable square feet, on the second (2nd) floor of Building One, as shown as Exhibit “A-1” attached hereto. Therefore, the Net Rentable Area of the Premises shall become 15,968 square feet.

4.(a) Expansion Space Commencement Date. The Expansion Space Commencement Date (“ESCD”) shall be upon the date of Substantial Completion of the Expansion Space (defined in Exhibit “A-2”, attached hereto) and the issuance of a temporary or permanent Certificate of Occupancy by the relevant governmental entity having jurisdiction over the Expansion Space, subject to any Tenant’s Delay (defined in Exhibit “A-2”, attached hereto). Upon the ESCD, Tenant’s obligations to pay Base Rent, Tenant’s Share of Operating Expenses and Taxes, and any other amounts with respect to the Expansion Space shall commence and the Expansion Space shall become part of the Premises for all purposes of the Lease, as modified by this First Amendment to Lease.

(b) If by the date specified as the Expansion Space Commencement Date in Subparagraph 4(a) of this First Amendment, Landlord has not substantially completed the improvements to the Expansion Space pursuant to the Work Letter attached as “Exhibit A-2” hereto, then, except to the extent of any “Tenant’s Delay” as hereinafter defined), Tenant’s sole remedy shall be that the Expansion Space Commencement Date shall be postponed (and the rent herein provided shall not commence) until the earlier of either (i) the date of actual occupancy of the Expansion Space by Tenant, or (ii) the date immediately following the day Landlord would have achieved Substantial Completion of such improvements but for Tenant’s Delay, if any. Other than postponing the Expansion Space Commencement Date as provided in this Subparagraph 4(b), Landlord shall have no further liability for failure to achieve Substantial Completion of the Expansion Space by the Expansion Space Commencement Date specified in Subparagraph 4(a) of this First Amendment.

5. Expansion Space Term. The Lease Term for the Expansion Space shall commence on the Expansion Space Commencement D__ and expire on the expiration date of the Lease Term.

6. Tenant agrees to pay Landlord, Base Rent for the Expansion Space in accordance with the following schedule:

From	To	Base Rent PRSFPA*	Expansion Space Monthly Base Rent
Expansion Space Commencement Date (ESCD).	Date which is 6 months after ESCD.	$ .00	$ 0.00
Beginning of 7th month after ESCD.	End of first (1st) year after ESCD.	$ 6.04	$1,126.46
Beginning of second (2nd) year after ESCD.	End of second (2nd) year after ESCD.	$ 6.26	$1,167.49
Beginning of third (3rd) year after ESCD.	End of third (3rd) year after ESCD.	$ 7.26	$1,353.99
Beginning of fourth (4th) year after ESCD.	End of fourth (4th) year after ESCD.	$ 8.26	$1,540.49
Beginning of fifth (5th) year after ESCD.	End of fifth (5th) year after ESCD.	$ 9.26	$1,726.99
Beginning of sixth (6th) year after ESCD.	Expiration date of Lease Term.	$10.26	$1,913.49

*	PRSFPA - Per Rentable Square Foot Per Annum.

Said Base Rent shall be paid by Tenant to Landlord in equal monthly installments for each of the above-described periods, each monthly payment, plus applicable sales or similar tax(es), to be paid in advance and on or before the first day of the applicable month. Any partial calendar months shall be pro-rated.

7. Additional Rent. In addition to the Base Rent defined in Paragraph 6 herein, Tenant shall pay to the Landlord as “Additional Rent” (as defined in Paragraph 4 of the Lease), “Tenant’s proportionate share” (as defined in Paragraph 4(i) of the Lease) of the Building’s “Operating Expenses” (as defined in Paragraph 4(ii) of the Lease) and “Taxes” (as defined in Paragraph 4(iii) of the Lease) for each calendar year. “Tenant’s proportionate share” for the Expansion Space is 2.1908 percent and “Tenant’s proportionate share” for the original Premises is 13.4410 percent, therefore, “Tenant’s proportionate share” shall become 15.6318 percent effective upon the ESCD. Notwithstanding the foregoing, Tenant shall not be required to pay Operating Expenses on the Expansion Space for the six (6) months immediately following the Expansion Space Commencement Date.

8. Improvements to be Made by Landlord. Except as otherwise provided in the Work Letter attached hereto as Exhibit “A-2”, all installations and improvements now or hereafter placed on the Expansion Space, other than Shell Improvements, shall be for Tenant’s account and at Tenant’s cost (and Tenant shall pay ad valorem taxes and increased insurance thereon or attributable thereto), which cost shall be payable by Tenant to Landlord upon demand as Additional Rent.

9. Broker. Tenant represents to Landlord that, except as may be hereinafter set forth, no broker or real estate agent was retained by Tenant or otherwise involved in or instrumental to the transaction reflected by this First Amendment. In the event of a claim for broker’s fee, finder’s fee, commission or other similar compensation in connection herewith other than by Taylor & Mathis of Florida, Inc. and Cushman & Wakefield of Florida, Inc., Tenant hereby agrees to protect, defend and indemnify Landlord against and hold Landlord harmless from any and all damages, liabilities, costs,

First Amendment to Lease - Page 2

expenses and losses (including, without limitation, reasonable attorneys’ ____ and costs) which Landlord may sustain or incur by reason of such claim. The provisions of the Section 9 shall survive the termination of the Lease.

10. Tenant’s Representation and Acknowledgement. Tenant hereby acknowledges that Landlord has performed all of its obligations with respect to the Premises. Tenant further acknowledges that as of the date hereof Landlord is not in default under any of the terms of the Lease.

IN WITNESS WHEREOF, the parties hereto by and through their undersigned, duly authorized representatives, have executed this First Amendment as of the day and year first above written.

LANDLORD

Witnesses as to Landlord:	METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation

/s/ Illegible	By:	/s/ ROBERT R. MERCK

Illegible		Robert R. Merck Vice President Real Estate Investments
Print Name

/s/ PHYLLIS JILLINGS

PHYLLIS JILLINGS
Print Name

TENANT

Witnesses as to Tenant:	NATIONAL LENDING CENTER, INC., a Florida corporation

/s/ MITCHELL MILLOWITE	By:	/s/ JEFFREY M. HENSCHEL

Mitchell Millowite		Jeffrey M. Henschel
Print Name		Name

/s/ PAMELA SUE HACKNEY		Senior Vice President

Pamela Sue Hackney		Title
Print Name

First Amendment to Lease - Page 3

EXHIBIT “A-1”

FLOOR PLAN

[GRAPHIC]

BUILDING 1

EXHIBIT “A-2”

WORK LETTER AGREEMENT

THIS WORK LETTER AGREEMENT (this “Work Letter”) is attached to and made part of that certain Hillsboro Center Building 1 First Amendment of Lease dated the 28th day of March, 1996 by and between METROPOLITAN LIFE INSURANCE COMPANY (“Landlord”), a New York Corporation, and National Lending Center, Inc., a Florida corporation (“Tenant”) . The terms, definitions and other provisions of the First Amendment are hereby incorporated into this Work Letter by reference.

IN CONSIDERATION OF the execution of the First Amendment and the mutual covenants and conditions hereinafter set forth, Landlord and Tenant agree as follows:

1.	Building Standard Improvements:

(a) This Work Letter sets forth the agreement with respect to the construction of the “Building Standard Improvements”, which is understood to mean (i) the “Shell Improvements” (as hereinafter defined) and (ii) any additional improvements constructed or installed on the Expansion Space for Tenant’s use using “Building Grade” (as hereinafter defined) construction and materials. Any other improvements to the Expansion Space that require construction methods or materials other than Building Grade shall be deemed to be “Non-Standard Improvements”. All improvements to the Expansion Space constructed pursuant to this Work Letter other than the Shell Improvements, whether constructed or installed by Landlord or Tenant, shall be hereinafter referred to as the “Tenant Improvements”, which term shall include both Building Grade and any Non-Standard Improvements.

(b) “Shell Improvements” shall mean the following improvements which have been or will be provided by Landlord, at its expense, in connection with the construction of the Building:

(1) Exterior Building windows, walls and roof structure and unfinished concrete block and sheetrock walls surrounding Common Areas and Service Areas.

(2) Unfinished concrete floors and ceilings.

(3) Fully equipped and finished Common Areas and Service Areas, including elevators, elevator lobbies, atrium entry area, restrooms and mechanical and electrical rooms.

(4) Heating, ventilation and air-conditioning system consisting of air cooled split air conditioning equipment sized to provide 1 ton per 350 square feet of the Expansion Space, no duct work.

(5) Electrical meter rooms equipped with main panel and breakers to code.

(6) Public corridor areas as needed to serve the Expansion Space (except those Building floors to be occupied by a single tenant), with floors, interior walls and ceilings finished with Building Grade materials. 1

(c) In accordance with and subject to the provisions of this Work Letter, Landlord shall, at Tenant’s expense, construct and install the Tenant Improvements, including the Non-Standard Improvements, if any. Unless otherwise agreed in writing, Landlord shall use the following Building Grade construction methods and materials where

[1]	Any improvements already existing in the Expansion Space may be utilized by Tenant at no additional expense.

(1) Interior Partitions: Taped, finished and painted two coats of flat latex, MAB or approved equal) partitioning to be constructed with one layer of 1/2” drywall mounted on each side of 2 1/2” metal studs, extending to the finished ceiling height with rubber base throughout the Expansion Space.

(2) Interior Demising Walls: Tenant separation and corridor walls consisting of one layer of 5/8” fire-rated drywall mounted on each side of 3 5/8” metal studs to code, with 3 5/8” layer of insulation in the wall cavity; Tenant to be responsible only for one-half of the cost of such tenant separation and corridor walls. Any other unfinished concrete surfaces (walls or columns) to be wrapped with drywall; Tenant to bear the full cost of such wrapped concrete walls. All demising walls to be taped, finished and painted (two coats) and rubber base installed in the same manner prescribed for the interior partitions.

(3) Entry Doors: Solid core “C” label, Wood veneer doors (6’8” height, 3’ wide) set in metal frames (U.L. Listed if required), Tenant to have a maximum of two entry doors. Building standard lockset with lever handle, hinges, Dorma TS83 closer (A1 finish), floor stops. All hardware to be brushed chrome finish.

(4) Interior Doors: Wood veneer doors prehung in wood frame (split Jamb). Building standard (lever handle) latch set with floor stop. All hardware to be brushed chrome finish.

(5) Carpeting: Minimum Shaw Commercial Carpets, Sea Island, 26 ounce face weight, commercial grade direct glue, throughout Expansion Space.

(6) Heating, ventilation and air conditioning: Entire duct air distribution system throughout the Expansion Space with air diffusers and thermostats (controls compatible with the Building Shell Improvements) as required.

(7) Electrical: Panels, breakers, wiring and conduit per code, as required for standard wall-mounted duplex power outlets, switches, A/C units and 2’ x 4’ fluorescent lighting fixtures with complete circuitry to electrical panels.

(8) Lighting: 2’ x 4’ lay-in fixtures with two T8 fluorescent lamps, 18 cell parabolic reflector with internal reflector system, and electronic ballasts, with wiring, conduit and circuitry.

(9) Telephone Outlets: Wall-mounted outlet with ring and string or conduit stubbed above ceiling height.

(10) Ceiling: U.S.G. “Illusion” (or approved equal) suspended, acoustical tile lay-in ceiling with 24” x 48” x 5/8” tiles in a painted, exposed metal grid system throughout Expansion Space.

(11) Fire Protection and Security Equipment: Exit lights, fire extinguishers and fire dampers as required per code. In addition to door locks for entry and interior doors, as needed, Tenant shall provide a security lock as designated by Landlord on each stairwell door that is an integral part of the Expansion Space.

(d) Landlord’s obligation to construct any Non-Standard Improvements requested by Tenant shall be subject to the provisions of this Work Letter pertaining to (i) Landlord’s review of the “Plans and Specifications” (as hereinafter defined) and (ii) any delay in “Substantial Completion” (as hereinafter defined) due to Tenant’s specification of construction or materials other than Building Grade.

Exhibit “A-2” - Page 2

(a) Landlord shall provide Tenant with an allowance (the “Tenant Improvement Allowance”) as a credit against the cost of the Tenant Improvements, including the Non-Standard Improvements. The Tenant Improvement Allowance shall be equal to Twenty and 94/100 DOLLARS ($20.94) per square foot of usable area of the Expansion Space, which equates to the total amount of Forty thousand seven hundred forty-nine and 24/100 DOLLARS ($40,749.24), based on 1,946 usable square feet. To the extent that the total cost of the Tenant Improvements (including the cost of the Non-Standard Improvements) exceeds the Tenant Improvement Allowance, Tenant shall pay the full amount of such excess (“Tenant Costs”) as follows:

(1) Prior to commencement of construction of the Tenant Improvements, Tenant shall pay Landlord an amount equal to one hundred percent (100%) of the Tenant’s Costs, as such amount is then determined by reference to the “Construction Budget” (as hereinafter defined).

(2) Within ten (10) days following Landlord’s submittal to Tenant of a final accounting of Tenant’s Costs, Tenant shall pay Landlord the then remaining balance of Tenant’s Costs, or Landlord shall reimburse Tenant as to any excess amounts previously paid, as the case may be.

(b) Tenant’s Costs represent a reimbursement of monies expended by Landlord on Tenant’s behalf. Payment when due shall be a condition to Landlord’s continued performance under this Work Letter. Any delay in construction of the Tenant’s Improvements or in Tenant taking occupancy of the Expansion Space resulting from Tenant’s failure to make any Tenant’s Costs payments when due shall be Tenant’s responsibility. Tenant’s failure to pay any portion of Tenant’s Costs when due shall constitute a default under the First Amendment (subject to any applicable notice requirements or grace periods), entitling Landlord to all of its remedies thereunder.

(c) Tenant shall receive credit or payment for any unused portion of the Tenant Improvement Allowance2.

3.	Plans and Specifications: Construction Budget:

(a) The Tenant Improvements shall be completed in accordance with detailed architectural and engineering working drawings and material specifications (the “Plans and Specifications”) which shall be prepared at Tenant’s expense and shall be in a form and content as necessary to allow Landlord’s contractor(s) to obtain all required building permits and approvals. The Plans and Specifications shall include the following:

(1) fully dimensioned architectural plan;

(2) electric/telephone outlet diagram;

(3) reflective ceiling plan with light switches;

(4) mechanical plan;

(5) electric power circuitry diagram;

(6) schematic plumbing riser diagram (if any);

(7) all color and finish selections; and

(8) all special equipment and fixture specifications.

[2]	to apply to any costs of relocation, moving and other related expenses

Exhibit “A-2” - Page 3

(b) Tenant may utilize either the space planner architect designated by Landlord ______________________________________ _______________________________________________________________________________________________________ preparation of items (___rough (3), (7) and (8) as provided ___paragraph (a) of this Section; provided that i_ Tenant elects to use some other licensed architect or space planner, that portion of the Plans and Specifications must be prepared and scaled as may be required for issuance of a building permit and shall be subject to Landlord’s 3approval. In all events, items (4), (5) and, if necessary, item (6) must be prepared by the engineer(s) designated by Landlord (“Landlord’s engineers”). For preparation of the full Plans and Specifications as indicated above, the total fees imposed by Landlord’s architect and engineers shall not exceed One and 35/100 DOLLARS ($1.35) per square foot of usable area of the Expansion Space, plus reimbursable expenses. This shall be the fee for expansion space with a usable square footage in excess of 2,000 square feet. If the expansion space is less than 2,000 square feet then the fee shall be determined on a case by case basis. Should Tenant elect to utilize some other licensed architect, the total charge for (i) preparation of the engineering drawings and specifications by Landlord’s engineers, and (ii) coordination and review of tenant’s architectural drawings and specifications by Landlord’s architect shall not exceed 55/100 Dollar ($0.55) per square foot of usable area of the Expansion Space, plus reimbursable expenses and shall be deducted from the Tenant Improvement Allowance.

Any charges to be paid to Landlord’s architect and engineers by Tenant in connection with the preparation and review of the Plans and Specifications shall be deemed to be part of Tenant’s Costs and shall be deducted from the Tenant Improvement Allowance. Notwithstanding for foregoing limitations on Landlord’s charges for the Plans and Specifications, Tenant shall pay the full cost4, as reasonably determined by Landlord, of the Plans and Specifications prepared in connection with any Non-Standard Improvements.

(c) Tenant shall cause the Plans and Specifications to be prepared, at Tenant’s expense, and submitted to Landlord not later than thirty (30) days from execution of the First Amendment. Landlord shall then have a period of not more than ten (10) days following such submittal in which to review and approve the Plans and Specifications or state any objections to same in writing. Landlord’s approval shall not be unreasonably withheld, and any objections shall be reasonable in nature and stated in sufficient detail so as to allow necessary modification by Tenant. Tenant shall have a period of not more than twenty (20) days following receipt of Landlord’s objection(s), if any, to make necessary modifications to the Plans and Specifications and resubmit same to Landlord in final form. Once accepted by Landlord in final form, the Plans and Specifications may be modified only with Landlord’s written approval, and Tenant shall be liable for any additional costs incurred as a result of any such change.

(d) Should Tenant fail to either (i) submit the Plans and Specifications to Landlord by the date specified in subsection (c) of this Section, or (ii) make any reasonable modifications to same and resubmit to Landlord as so specified, then such failure shall be construed as a5.

(e) Within fifteen (15) days following receipt of the final approved Plans and Specifications, Landlord6 shall have 7contractor(s) prepare an estimated budget (the “Construction Budget”) of the cost of the Tenant Improvements, including the Non-Standard Improvements, and shall submit same to Tenant. The Construction Budget shall be in reasonable detail and shall reflect a unit cost for all improvements which is reasonable in amount, given the then current market conditions pertinent to labor and material costs for such construction.

[3]	reasonable

[4]	which may be deducted from the Tenant Improvement Allowance

[5]	Tenant Delay, as defined herein.

[6]	will bid the Plane to SKAF Construction, Coordinated Performance Contracting, Inc. and ABI Companies,

[7]	Inc. Based on such bids, Landlord and Tenant shall mutually agree on a final Contractor and Landlord such

Exhibit “A-2” - Page 4

more than five (5) day to review and approve said Construction Budget or state any objections to same in Writing. If Tenant fails to respond within said five (5) days period, Tenant’s approval shall be presumed. Any period of time beyond said five (5) day period, including without limitation any revisions in Plans and Specifications required to respond to Tenant’s objections, shall be Tenant’s Delay. The Construction Budget shall be used as a basis for calculating Tenant’s Costs, if any. Following final completion of the Tenant Improvements, Landlord shall provide Tenant with a statement of actual costs thereof, including the cost of any approved change orders.

4.	Contractor(s): Permits: Performance Bond:

(a) Landlord shall use contractor(s) selected as provided for in Paragraph 3 above and shall obtain all building permits necessary to complete for in all Building Standard Improvements and any Non-Standard Improvements, with the exception of any item(s) (whether or not shown in the Plans and Specifications) which may be agreed in writing to be constructed or installed by Tenant or Tenant’s contractor(s). Tenant shall bear the cost of all building permits8.

[8]	which may be paid from the Tenant Improvement Allowance.

Exhibit “A-2” - Page 5

5.	Construction of the Improvements.

(a) Landlord shall substantially complete the Building Standard Improvements and the Non-Standard Improvements, if any, in accordance with the Plans and Specifications, not later than the Expansion Space Commencement Date as specified in the First Amendment. “Substantial Completion” shall mean that the Building Standard Improvements and the Non-Standard Improvements are sufficiently complete so as to allow Tenant to 9occupy the Expansion Space for the use and purposes intended without unreasonable disturbance or interruption; provided that Landlord, its employees, agents and contractors, shall be allowed to enter upon the Expansion Space at any reasonable time(s) following the Expansion Space Commencement Date as necessary to complete any 10unfinished details, and such entry shall not constitute an actual or constructive eviction of Tenant, in whole or in part, nor shall it entitle Tenant to any abatement or diminution of rent or relieve Tenant from any obligation under the First Amendment.

(b) Tenant shall be responsible for any delay in Substantial Completion past the scheduled Expansion Space Commencement Date resulting from any of the following causes:

(1) Tenant’s failure to submit the Plans and Specifications (or any necessary modifications or additions thereto) or respond to the Construction Budget within the time periods specified in this Work Letter; or

(2) Tenant’s failure to pay any portion of Tenant’s Costs when due; or

(3) Tenant’s specification of special materials or finishes, or special installations other than as may be specified by Landlord as Building Grade, which special items cannot be delivered or completed within Landlord’s construction schedule (subject to Landlord’s obligation to give Tenant notice of same as hereinafter provided); or

(4) any change in the Plans and Specifications caused by Tenant once finally approved and accepted by Landlord, even though Landlord may approve such change; or

(5) the performance of or failure to perform any special work or installation by any person or firm employed by Tenant to do any work on the Expansion Space; or

(6) any work stoppage or delay due to Tenant’s failure to use union contractors or labor as required by Landlord; or

(7) any other delay in Substantial Completion directly attributable to the acts or omissions of Tenant, its employees, agents or contractor(s).

(c) In the event that any delay caused by Tenant results in or contributes to a delay in Substantial Completion past the scheduled Expansion Space Commencement Date as provided in the First Amendment, then the Expansion Space Commencement Date shall be deemed to have occurred and Tenant’s rental obligations shall commence as of the date Landlord would have otherwise achieved Substantial Completion but for Tenant’s delay.

(d) In conjunction with Landlord’s review of the Plans and Specifications and preparation of the Construction Budget, Landlord shall advise Tenant of any special material, finish or fixture (other than Building Grade) requested by Tenant that will result in a delay in Landlord’s construction schedule beyond the scheduled Expansion Space Commencement Date. In such event, Tenant shall either modify its specifications so as not to delay construction or be deemed to have accepted responsibility for any resulting delay.

[9]	legally

[10]	minor

Exhibit “A-2” - Page 6

(e) Landlord shall ___ paid a construction supervision _____ consideration for its services hereunder equal to four percent (4%) of 11Tenant’s Costs, if any. Such fee shall be payable12 by Tenant to Landlord fifty percent (50%) upon commencement of construction and fifty percent (50%) upon Substantial Completion of the Expansion Space.

6.	Window Coverings:

Window coverings shall not be required by Landlord. However, in the event that Tenant desires window coverings, Tenant shall request Landlord to provide, at Tenant’s expense, the Building Grade window treatment as part of the Tenant Improvements. The use of this Building Grade window treatment is essential to maintain the exterior appearance of the Building, therefore no other window treatment shall be permitted by Landlord; provided that Tenant may, at its option, obtain the Building Grade window treatment from other sources and have same installed at Tenant’s sole expense.

[11]	the Tenant Improvement Allowance plus
[12]	from the Tenant Improvement Allowance

Exhibit “A-2” - Page 7

EXHIBIT A

[GRAPHIC]

EXHIBIT “A”

SITE PROPERTY

A PARCEL OF LAND IN THE SOUTH 1/2 OF GOVERNMENT LOTS 2 & 3, AND IN THE SOUTHEAST 1/4 OF SECTION 1, TOWNSHIP 48 SOUTH, RANGE 42 EAST, SAID PARCEL BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF SAID GOVERNMENT LOT 3; THENCE RUN N 1 DEGREE 16’ 7” W (ON AN ASSUMED BEARING) 81.00 FEET ALONG THE EAST LINE OF SAID GOVERNMENT LOT 3 TO THE POINT OF BEGINNING; THENCE RUN S 88 DEGREES 17’ 27” W 447.70 FEET TO THE POINT OF CURVATURE OF A CURVE TO THE LEFT; THENCE ALONG THE ARC OF SAID CURVE TO THE LEFT, HAVING A RADIUS OF 611.92 FEET AND A CENTRAL ANGLE OF 45 DEGREES 02’ 09” RUN SOUTHWESTERLY 480.98 FEET TO A POINT OF INTERSECTION WITH THE ARC OF A CURVE RUNNING NORTHEASTERLY TO THE LEFT, A RADIAL AT SAID POINT BEARING N 46 DEGREES 44’ 42” W; THENCE ALONG THE ARC OF SAID CURVE TO THE LEFT (ALSO FORMING THE EASTERLY RIGHT-OF-WAY LINE OF INTERSTATE HIGHWAY 95) HAVING A RADIUS OF 621.00 FEET AND A CENTRAL ANGLE OF 39 DEGREES 15’ 18” RUN NORTHEASTERLY 425.47 FEET TO A POINT OF TANGENCY; THENCE RUN N 4 DEGREES EAST 392.20 FEET ALONG SAID EASTERLY RIGHT-OF-WAY LINE AND BEING THE TANGENT EXTENDED TO A POINT OF CURVATURE OF A CURVE TO THE RIGHT; THENCE ALONG THE ARC OF SAID CURVE TO THE RIGHT, HAVING A RADIUS OF 135.24 FEET AND A CENTRAL ANGLE OF 84 DEGREES 25’ 30” RUN NORTHEASTERLY 199.31 FEET TO A POINT OF TANGENCY ON THE SOUTHERLY RIGHT-OF-WAY LINE OF THE LIMITED ACCESS ROAD LYING SOUTH OF AND ADJACENT TO HILLSBORO BLVD. (STATE ROAD 810); THENCE RUN N 88 DEGREES 26’ 30” EAST 503.61 FEET; THENCE RUN N 0 DEGREES 32’ 11” WEST 22.00 FEET TO AN INTERSECTION WITH THE SOUTHERLY RIGHT-OF-WAY LINE OF HILLSBORO BLVD.; THENCE RUN N 89 DEGREES 27’ 49” EAST, 29.77 FEET TO AN INTERSECTION WITH THE EAST LINE OF THE SOUTHEAST 1/4 OF GOVERNMENT LOT 3; THENCE RUN N 89 DEGREES 28’ 02” EAST 50.00F FEET TO AN INTERSECTION WITH A LINE 50.00 FEET EAST OF AS MEASURED AT RIGHT ANGLES AND PARALLEL TO THE WEST LINE OF THE SOUTHWEST 1/4 OF GOVERNMENT LOT 2; THENCE RUN S 1 DEGREE 16’ 07” EAST, 718.14 FEET ALONG SAID PARALLEL LINE TO A POINT OF INTERSECTION WITH THE ARC OF A CURVE RUNNING SOUTHWESTERLY TO THE RIGHT, A RADIAL AT SAID POINT BEARING N 16 DEGREES 43’ 31” W; THENCE ALONG THE ARC OF SAID CURVE TO THE RIGHT HAVING A RADIUS OF 464.00 FEET AND A CENTRAL ANGLE OF 6 DEGREES 19’ 19” RUN SOUTHWESTERLY 51.20 FEET TO THE POINT OF BEGINNING.

SAID LANDS SITUATE IN BROWARD COUNTY, FLORIDA.

(Form HCl-4-5.5.95)

EXHIBIT “A-1”

WORK LETTER AGREEMENT

THIS WORK LETTER AGREEMENT (this “Work Letter”) is attached to and made part of that certain Hillsboro Center Building 1 Office Lease Agreement (the “Lease”) dated the      day of May, 1995 by and between METROPOLITAN LIFE INSURANCE COMPANY (“Landlord”), a New York corporation and National Lending Center, Inc., a Florida corporation, (“Tenant”). The terms, definitions and other provisions of the Lease are hereby incorporated into this Work Letter by reference.

IN CONSIDERATION OF the execution of the Lease and the mutual covenants and conditions hereinafter set forth, Landlord and Tenant agree as follows:

1.	Building Standard Improvements:

(a) This Work Letter sets forth the agreement with respect to the construction of the “Building Standard Improvements”, which is understood to mean (i) the “Shell Improvements” (as hereinafter defined) and (ii) any additional improvements constructed or installed on the Premises for Tenant’s use using “Building Grade” (as hereinafter defined) construction and materials. Any other improvements to the Premises that require construction methods or materials other than Building Grade shall be deemed to be “Non-Standard Improvements”. All improvements to the Premises constructed pursuant to this Work Letter other than the Shell Improvements, whether constructed or installed by Landlord or Tenant, shall be hereinafter referred to as the “Tenant Improvements”, which term shall include both Building Grade and any Non-Standard Improvements.

(b) “Shell Improvements” shall mean the following improvements which have been or will be provided by Landlord, at its expense, in connection with the construction of the Building:

(1) Exterior Building windows, walls and roof structure and unfinished concrete block and sheetrock walls surrounding Common Areas and Service Areas.

(2) Unfinished concrete floors and ceilings.

(3) Fully equipped and finished Common Areas and Service Areas, including elevator, elevator lobbies, atrium entry area, restrooms and mechanical and electrical rooms.

(4) Heating, ventilation and air-conditioning system consisting of air cooled split air conditioning equipment sized to provide 1 ton per 350 square feet of the Premises, no duct work.

(5) Electrical meter rooms equipped with main panel and breakers to code.

(6) Public corridor areas as needed to serve the Premises (except those Building Floors to be occupied by a single tenant), with floors, interior walls and ceilings finished with Building Grade materials.1

(c) In accordance with and subject to the provisions of this Work Letter, Landlord shall, at Tenant’s expense, construct and install the Tenant Improvements, including the

[1]	Any improvements already existing in the Premises may be utilized by Tenant at no additional expense.

Non-Standard Improvements, if any. Unless otherwise agreed in writing, Landlord shall use the following Building Grade construction methods and materials where appropriate or some other substantially comparable construction method or material deemed by Landlord (in its sole discretion) to be Building Grade:

(1) Interior Partitions: Taped, finished and painted (two coats of flat latex, MAB or approved equal) partitioning to be constructed with one layer of 1/2” drywall mounted on each side of 2 1/2” metal studs, extending to the finished ceiling height with rubber base throughout the Premises.

(2) Interior Demising Walls: Tenant separation and corridor walls consisting of one layer of 5/8” fire-rated drywall mounted on each side of 3 5/8” metal studs to code, with 3 5/8” layer of insulation in the wall cavity; Tenant to be responsible only for one-half of the cost of such tenant separation and corridor walls. Any other unfinished concrete surfaces (walls or columns) to be wrapped with drywall; Tenant to bear the full cost of such wrapped concrete walls. All demising walls to be taped, finished and painted (two coats) and rubber base installed in the same manner prescribed for the interior partitions.

(3) Entry Doors: Solid core “C” label, Wood veneer doors (6’-8” height, 3’ wide) set in metal frames (U.L. Listed if required), Tenant to have a maximum of two entry doors. Building standard lockset with lever handle, hinges, Dorma TS83 closer (Al finish), and floor stops. All hardware to be brushed chrome finish.

(4) Interior Doors: Wood veneer doors prehung in wood frame (split Jamb). Building standard (lever handle) latch set with floor stop. All hardware to be brushed chrome finish.

(5) Carpeting: Minimum Shaw Commercial Carpets, Sea Island, 26 ounce face weight, commercial grade direct glue, throughout Premises.

(6) Heating, ventilation and air conditioning: Entire duct air distribution system throughout the Premises with air diffusers, and thermostats (controls compatible with the Building Shell Improvements) as required.

(7) Electrical: Panels, breakers, wiring and conduit per code, as required for standard wall-mounted duplex power outlets, switches, A/C units and 2’ x 4’ fluorescent lighting fixtures with complete circuitry to electrical panels.

(8) Lighting: 2’ x 4’ lay-in fixtures with two T8 fluorescent lamps, 18 cell parabolic reflector with internal reflector system, and electronic ballasts, with wiring, conduit and circuitry.

(9) Telephone Outlets: Wall-mounted outlet with ring and string or conduit stubbed above ceiling height.

(10) Ceiling: U.S.G. “Illusion” (or approved equal) suspended, acoustical tile lay-in ceiling with 24” x 48” x 5/8” tiles in a painted, exposed metal grid system throughout Premises.

(11) Fire Protection and Security Equipment: Exit lights, fire extinguishers and fire dampers as required per code. In addition to door locks for entry and interior doors, as needed, Tenant shall provide a security lock as designated by Landlord on each stairwell door that is an integral part of the Premises.

(d) Landlord’s obligation to construct any Non-Standard Improvements requested by Tenant shall be subject to the provisions of this Work Letter pertaining to (i) Landlord’s review of the “Plans and Specifications” (as hereinafter defined) and (ii)

Exhibit A-1 Page 2

any delay in “Substantial Completion” (as hereinafter defined) due to Tenant’s specification of construction or materials other than Building Grade.

2.	Tenant Improvement Allowance; Tenant’s Costs:

(a) Landlord shall provide Tenant with an allowance (the “Tenant Improvement Allowance”) as a credit against the cost of the Tenant Improvements, including the Non-Standard Improvements. The Tenant Improvement Allowance shall be equal to Twenty-Three and 00/100 DOLLARS ($23.00) per square foot of Usable Area of the Premises, which equates to the total amount of Two Hundred Seventy-Four Thousand Five Hundred Ninety-Seven and 00/100 DOLLARS ($274,597.00), subject to adjustment based on verification of the Usable Area of the Premises pursuant to the Lease. To the extent that the total cost of the Tenant Improvements (including the cost of the Non-Standard Improvements) exceeds the Tenant Improvement Allowance, Tenant shall pay the full amount of such excess (“Tenant Costs”) as follows:

(1) Prior to commencement of construction of the Tenant Improvements, Tenant shall pay Landlord an amount equal to one hundred percent (100%) of the Tenant’s Costs, as such amount is then determined by reference to the “Construction Budget” (as hereinafter defined).

(2) Within ten (10) days following Landlord’s submittal to Tenant of a final accounting of Tenant’s Costs, Tenant shall pay Landlord the then remaining balance of Tenant’s Costs, or Landlord shall reimburse Tenant as to any excess amounts previously paid, as the case may be.

(b) Tenant’s Costs represent a reimbursement of monies expended by Landlord on Tenant’s behalf. Payment when due shall be a condition to Landlord’s continued performance under this Work Letter. Any delay in construction of the Tenant’s Improvements or in Tenant taking occupancy of the Premises resulting from Tenant’s failure to make any Tenant’s Costs payments when due shall be Tenant’s responsibility. Tenant’s failure to pay any portion of Tenant’s Costs when due shall constitute a default under the Lease (subject to any applicable notice requirements or grace periods), entitling Landlord to all of its remedies thereunder.

(c) Tenant shall receive credit or payment for any unused portion of the Tenant Improvement Allowance 2

3.	Plans and Specifications; Construction Budget:

(a) The Tenant Improvements shall be completed in accordance with detailed architectural and engineering working drawings and material specifications (the “Plans and Specifications”) which shall be prepared at Tenant’s expense and shall be in a form and content as necessary to allow Landlord’s contractor(s) to obtain all required building permits and approvals. The Plans and Specifications shall include the following:

(1) fully dimensioned architectural plan;

(2) electric/telephone outlet diagram;

(3) reflective ceiling plan with light switches;

(4) mechanical plan;

[2]	to apply to any costs of relocation, moving and other related expenses.

Exhibit A-1 Page 3

(5) electric power circuitry diagram;

(6) schematic plumbing riser diagram (if any);

(7) all color and finish selections; and

(8) all special equipment and fixture specifications.

(b) Tenant may utilize either the space planner architect designated by Landlord (“Landlord’s architect”), or some other licensed architect or space planner in preparation of items (1) through (3), (7) and (8) as provided in subparagraph (a) of this Section; provided that if Tenant elects to use some other licensed architect or space planner, that portion of the Plans and Specifications must be prepared and sealed as may be required for issuance of a building permit and shall be subject to Landlord’s 3approval. In all events, items (4), (5) and, if necessary, item (6) must be prepared by the engineer(s) designated by Landlord (“Landlord’s engineers”). For preparation of the full Plans and Specifications as indicated above, the total fees imposed by Landlord’s architect and engineers shall not exceed One and 35/100 DOLLARS ($1.35) per square foot of Usable Area of the Premises, plus reimbursable expenses. This shall be the fee for premises with a usable square footage in excess of 2000 square feet. If the premises is less than 2000 square feet then the fee shall be determined on a case by case basis. Should Tenant elect to utilize some other licensed architect, the total charge for (i) preparation of the engineering drawings and specifications by Landlord’s engineers, and (ii) coordination and review of Tenant’s architectural drawings and specifications by Landlord’s architect shall not exceed 55/100 Dollar ($0.55) per square foot of Usable Area of the Premises, plus reimbursable expenses and shall be deducted from the Tenant Improvement Allowance.

Any charges to be paid to Landlord’s architect and engineers by Tenant in connection with the preparation and review of the Plans and Specifications shall be deemed to be part of Tenant’s Costs and shall be deducted from the Tenant Improvement Allowance. Notwithstanding the foregoing limitations on Landlord’s charges for the Plans and Specifications, Tenant shall pay the full cost4, as reasonably determined by Landlord, of the Plans and Specifications prepared in connection with any Non-Standard Improvements.

(c) Tenant shall cause the Plans and Specifications to be prepared, at Tenant’s expense which shall be deducted from the Tenant Improvement Allowance, and submitted to Landlord not later than thirty days (30) from execution of the Lease. Landlord shall then have a period of not more than ten (10) days following such submittal in which to review and approve the Plans and Specifications or state any objections to same in writing. Landlord’s approval shall not be unreasonably withheld, and any objections shall be reasonable in nature and stated in sufficient detail so as to allow necessary modification by Tenant. Tenant shall have a period of not more than twenty (20) days following receipt of Landlord’s objection(s), if any, to make necessary modifications to the Plans and Specifications and resubmit same to Landlord in final form. Once accepted by Landlord in final form, the Plans and Specifications may be modified only with Landlord’s written approval, and Tenant shall be liable for any additional costs incurred as a result of any such change.

(d) Should Tenant fail to either (i) submit the Plans and Specifications to Landlord by the date specified in subsection (c) of this Section, or (ii) make any reasonable modifications to same and resubmit to Landlord as so specified, then such failure shall be construed as a 5

[3]	reasonable

[4]	to be paid out of the Tenant Improvement Allowance

[5]	Tenant Delay, as provided herein.

Exhibit A-1 Page 4

(e) Within fifteen (15) days following receipt of the final approved Plans and Specifications, Landlord6 shall have 7 contractor(s) prepare an estimated budget (the “Construction Budget”) of the cost of the Tenant Improvements, including the Non-Standard Improvements, and shall submit same to Tenant. The Construction Budget shall be in reasonable detail and shall reflect a unit cost for all improvements which is reasonable in amount, given the then current market conditions pertinent to labor and material costs for such construction. Landlord will submit the Construction Budget to Tenant and Tenant shall have a period of no more than five (5) days to review and approve said Construction Budget or state any objections to same in writing. If Tenant fails to respond within said five (5) days period, Tenant’s approval shall be presumed. Any period of time beyond said five (5) day period, including without limitation any revisions in Plans and Specifications required to respond to Tenant’s objections, shall be Tenant’s Delay. The Construction Budget shall be used as a basis for calculating Tenant’s Costs, if any. Following final completion of the Tenant Improvements, Landlord shall provide Tenant with a statement of actual costs thereof, including the cost of any approved change orders.

4.	Contractor(s); Permits; Performance Bond;

(a) Landlord shall use the contractor(s) selected as provided in paragraph 3 above and shall obtain all building permits necessary to complete all Building Standard Improvements and any Non-Standard Improvements, with the exception of any item(s) (whether or not shown in the Plans and Specifications) which may be agreed in writing to be constructed or installed by Tenant or Tenant’s contractor(s). Tenant shall bear the cost of all building permits8.

[6]	will bid the Plans to SKAF Construction, Corporate Structures and Shakman Construction. Based on such bids, Landlord and Tenant shall mutually agree on a final Contractor and Landlord

[7]	such

[8]	which may be paid from the Tenant Improvement Allowance.

Exhibit A-l Page 5

5.	Construction of the Improvements:

(a) Landlord shall substantially complete the Building Standard Improvements and the Non-Standard Improvements, if any, in accordance with the Plans and Specifications, not later than the Commencement Date as specified in the Lease. “Substantial Completion” shall mean that the Building Standard Improvements and the Non-Standard Improvements are sufficiently complete so as to allow Tenant to 9occupy the Premises for the use and purposes intended without unreasonable disturbance or interruption; provided that Landlord, its employees, agents and contractors, shall be allowed to enter upon the Premises at any reasonable time(s) following the Commencement Date as necessary to complete any l0unfinished details, and such entry shall not constitute an actual or constructive eviction of Tenant, in whole or in part, nor shall it entitle Tenant to any abatement or diminution of rent or relieve Tenant from any obligation under the Lease.

(b) Tenant shall be responsible for any delay in Substantial Completion past the scheduled Commencement Date resulting from any of the following causes:

(1) Tenant’s failure to submit the Plans and Specifications (or any necessary modifications or additions thereto) or respond to the Construction Budget within the time periods specified in this Work Letter; or

(2) Tenant’s failure to pay any portion of Tenant’s Costs when due; or

(3) Tenant’s specification of special materials or finishes, or special installations other than as may be specified by Landlord as Building Grade, which special items cannot be delivered or completed within Landlord’s construction schedule (subject to Landlord’s obligation to give Tenant notice of same as hereinafter provided); or

(4) any change in the Plans and Specifications caused by Tenant once finally approved and accepted by Landlord, even though Landlord may approve such change; or

(5) the performance of or failure to perform any special work or installation by any person or firm employed by Tenant to do any work on the Premises; or

(6) any work stoppage or delay due to Tenant’s failure to use union contractors or labor as required by Landlord; or

(7) any other delay in Substantial Completion directly attributable to the acts or omissions of Tenant, its employees, agents or contractor(s).

[9]	legally

[10]	minor

Exhibit A-l Page 6

(c) In the event that any delay caused by Tenant results in or contributes to a delay in Substantial Completion past the scheduled Commencement Date as provided in the Lease, then the Commencement Date shall be deemed to have occurred and Tenant’s rental obligations shall commence as of the date Landlord would have otherwise achieved Substantial Completion but for Tenant’s delay.

(d) In conjunction with Landlord’s review of the Plans and Specifications and preparation of the Construction Budget, Landlord shall advise Tenant of any special material, finish or fixture (other than Building Grade) requested by Tenant that will result in a delay in Landlord’s construction schedule beyond the scheduled Commencement Date. In such event, Tenant shall either modify its specifications so as not to delay construction or be deemed to have accepted responsibility for any resulting delay.

(e) Landlord shall be paid a construction supervision fee in consideration for its services hereunder equal to four percent (4%) of 11Tenant’s Costs, if any. Such fee shall be payable12 by Tenant to Landlord fifty percent (50%) upon commencement of construction and fifty percent (50%) upon Substantial Completion.

6.	Window Coverings:

Window coverings shall not be required by Landlord. However, in the event that Tenant desires window coverings, Tenant shall request Landlord to provide, at Tenant’s expense, the Building Grade window treatment as part of the Tenant Improvements. The use of this Building Grade window treatment is essential to maintain the exterior appearance of the Building, therefore no other window treatment shall be permitted by Landlord; provided that Tenant may, at its option, obtain the Building Grade window treatment from other sources and have same installed at Tenant’s sole expense.

[11]	the Tenant Improvement Allowance plus

[12]	from the Tenant Improvement Allowance

Exhibit A-l Page 7

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (“Second Amendment”) is made as of April 7, 1997, by and between BROOKDALE INVESTORS, L.P., a Delaware limited partnership (“Landlord”), and NATIONAL LENDING CENTER, INC., a Florida corporation (“Tenant”).

RECITALS

A. Pursuant to that certain Lease Agreement dated May 23, 1995 (“Lease Agreement”) between Metropolitan Life Insurance Company (“Metropolitan”) and Tenant, Tenant is leasing from Landlord approximately 13,730 square feet of rentable floor area known as Suite 204 (hereinafter referred to as “Original Premises”) in the building known as Hillsborough Center located in Deerfield Beach, Florida (the “Building”). The Commencement Date (as defined in Section 2 of the Lease) for the Term of the Lease Agreement is September 29, 1995.

B. Pursuant to the that First Amendment to Lease dated March 18, 1996 (“First Amendment”) between Metropolitan and Tenant, Tenant is leasing from Landlord approximately 2,238 of rentable floor area known as Suite 210 (the “First Expansion Premises”) in the Building. (The term “Lease” as used herein shall mean the Lease Agreement and First Amendment).

C. Landlord has succeeded to all of Metropolitan’s right, title and interest in the Building and the Lease.

D. Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, that certain additional space consisting of approximately 4,774 square feet of rentable floor area known as Suite 107 (the “Second Expansion Premises”) in the Building as shown on Exhibit A attached hereto.

E. The current Expiration Date of the Lease is March 28, 2002, and Landlord and Tenant desire to extend the term of the Lease from March 28, 2002 to the fifth annual anniversary of the Second Expansion Premises Commencement Date (the “Extended Term”) in order for the Expiration Date of the Lease to be fifth annual anniversary of the Second Expansion Premises Commencement Date.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and the mutual covenants contained in the Lease and in this Second Amendment, Landlord and Tenant agree as follows:

1. Recitals True and Correct. Landlord and Tenant agree that the Recitals set forth above are true and correct and are incorporated herein as if fully set forth herein.

2. Term. The Expiration Date set forth in the first paragraph of Section 2 of the Lease is hereby changed from January 30, 2002 to fifth annual anniversary of the Second Expansion Premises Commencement Date (the “Extended Term”).

3. Rent. During the Extended Term, the Base Rent for the Original Premises shall be the monthly amount of $11,967.98, and the Base Rent for the First Expansion Premises shall be the monthly amount of $1,913.49.

4. Second Expansion Premises. Effective on the Second Expansion Premises Commencement Date (as hereinafter defined), (i) Landlord shall lease to Tenant, and Tenant shall lease from Landlord, that certain space located on the first floor of Building shown on Exhibit “A” attached hereto containing approximately 4,774 rentable square feet and known as Suite 107; (ii) the term “Premises” as used in the Lease shall refer to the Original Premises, the

2

First Expansion Premises and the Second Expansion Premises; and (iii) the term “Net Rentable Area” as used in the Lease shall be deemed to be 20,742 square feet.

5.(a) Second Expansion Premises Commencement Date. The Second Expansion Premises Commencement Date (“SEPCD”) shall be upon the date of substantial completion of the Second Expansion Premises and the issuance of a temporary or permanent certificate of occupancy by the relevant governmental entity having jurisdiction over the Second Expansion Premises, subject to any Tenant’s Delay (as defined in Exhibit “B” attached hereto). Upon the SEPCD, Tenant’s obligations to pay Base Rent, Tenant’s Share of Operating Expenses and taxes, and any other amounts with respect to the Second Expansion Premises shall commence, and the Second Expansion Premises shall become part of the Premises for all purposes of the Lease, as modified by this Second Amendment to Lease; provided, however, that in the event that the SEPCD occurs prior to June 1, 1997, Tenant’s obligation to pay Base Rent shall abate from the SEPCD through May 31, 1997.

(b) If by June 1, 1997, Landlord has not substantially completed the improvements to the Second Expansion Premises pursuant to the Work Letter attached as “Exhibit B” hereto, then, except to the extent of any “Tenant’s Delay” (as hereinafter defined), Tenant’s sole remedy shall be that the SEPCD shall be postponed, (and the rent for the Second Expansion Premises shall not commence) until the earlier of (i) the date of actual occupancy of the Second Expansion Premises by Tenant, or (ii) the date immediately following the day Landlord would have achieved substantial completion of the improvements but for Tenant’s Delay, if any. Other than postponing the SEPCD as provided in this Subparagraph 5(b), Landlord shall have no further liability for failure to achieve substantial completion of the Second Expansion Premises by June 1, 1997.

3

6. Second Expansion Premises Term. The lease term for the Second Expansion Premises shall commence on the SEPCD and expire on the expiration date of the Extended Term.

7. Base Rent. Tenant agrees to pay Landlord, Base Rent for the Second Expansion Premises in accordance with the following schedule:

From	To	Annual Base Rent	Second Expansion Premises Monthly Base Rent
Second Expansion Premises Commencement Date (SEPCD)	First Annual Anniversary of SEPCD	$47,740.00	$3,978.34
First Annual Anniversary of SEPCD	Second Annual Anniversary of SEPCD	$49,649.60	$4,137.47
Second Annual Anniversary of SEPCD	Third Annual Anniversary of SEPCD	$51,635.58	$4,302.97
Third Annual Anniversary of SEPCD	Fourth Annual Anniversary of SEPCD	$53,701.00	$4,475.08
Fourth Annual Anniversary of SEPCD	Fifth Anniversary of SEPCD	$55,849.04	$4,654.09

Base Rent for the Second Expansion Premises shall be paid by Tenant to Landlord in equal monthly installments for each of the above-described periods, each monthly payments, plus applicable sales or similar tax(es), to be paid in advance and on or before the first day of the applicable month. Any particular calendar months shall be pro-rated.

8. Additional Rent. In addition to the Base Rent defined on Paragraph 7 herein, Tenant shall pay to the Landlord as “Additional Rent” (as defined in Paragraph 4 of the Lease),

4

“Tenant’s proportionate share” (as defined in Paragraph 4(i) of the Lease) of the Building’s “Operating Expenses” (as defined on Paragraph 4(ii) of the Lease) and “taxes” (as defined in Paragraph (iii) of the Lease) for each calendar year. “Tenant’s proportionate share” for the First Expansion Premises is 2.1908 percent, “Tenant’s proportionate share” for the Original Premises is 13.4410 percent and “Tenant’s proportionate share” for the Second Expansion Premises is 4.6735 percent; therefore, “Tenant’s proportionate share” shall be 20.3053 percent effective upon the SEPCD.

9. Letter of Credit. Exhibit F of the Lease Agreement requires Tenant to increase the amount of the letter of credit required to be maintained by Tenant by the amount of any tenant improvement allowance that Landlord may provide Tenant from time to time during the Term of the Lease. Tenant has deposited a letter of credit dated December 16, 1996 in the amount of $229,167.00 issued by SunTrust Bank, South Florida, National Association, as security for previous tenant improvements (the “Letter of Credit”). Because Landlord is providing Tenant with a tenant improvement allowance in the amount of $95,482.00 pursuant to Exhibit B attached hereto, the Letter of Credit needs to be increased by this amount or, alternatively, a new letter of credit in the amount of $95,482,00 needs to be obtained. Accordingly, upon execution of this Second/Amendment by Tenant, Tenant shall deposit with Landlord a second irrevocable letter of credit in the amount of $95,482.00 in accordance with the terms of Exhibit “F” of the Lease Agreement.

10. Notices to Landlord. In addition to the notices to be sent to Landlord according to the provisions of Section 28, copies of all notices, documents and other communications required by any provision of the Lease to be given to Landlord shall be delivered in accordance

5

with the procedures set forth in Section 28 to Brookdale Investors, L.P., 3343 Peachtree Road, Suite 500, Atlanta Georgia 30326, Attention: Frederick H. Henritze.

11. Monument Sign. The existing monument sign for the Building shall be expanded by an increased height of eight (8) inches with Tenant’s name to be located at the top of the sign. Location of the sign will be as shown on Exhibit “C” attached hereto.

12. Storage. During the Term of the Lease, Landlord hereby grants Tenant a license to use a storage area not to exceed 2,000 square feet, which shall be in a location determined by Landlord within Buildings 1,2,3, or 4 of Hillsboro Center, in its sole discretion, at no charge to Tenant. Either Landlord or Tenant can terminate this license upon fourteen (14) days written notice to the other.

13. Brokerage Commission. Landlord and Tenant acknowledge, represent and warrant each to the other that, except for Florida Real Estate Advisors and Cushman & Wakefield of Florida, Inc. (“Brokers”), no broker or real estate agent brought about or is involved in the making of this Second Amendment and no brokerage fee or commission is due to any other party as a result of the execution of this Second Amendment. Each of the parties hereto agrees to indemnify and hold harmless the other against any claim by any broker, agent or finder based upon the execution of this Second Amendment and predicated upon a breach of the above representation and warranty. Any commissions due and owing Brokers shall be governed by a separate agreement between Landlord and Brokers.

14. Definitions. Unless otherwise set forth in this Second Amendment, all capitalized terms shall have the same meaning as set forth in the Lease.

15. Full Force and Effect. All other terms, covenants and conditions of the Lease shall remain the same and continue in full force and effect and shall be deemed unchanged,

6

except as such terms, covenants and conditions of the Lease have been amended or modified by this Second Amendment, and this Second Amendment shall, by this reference, constitute a part of the Lease.

16. Tenant’s Representation and Acknowledgement. Tenant hereby acknowledges that Landlord has performed all of its obligations with respect to the Original Premises and First Expansion Premises. Tenant further acknowledges that as of the date hereof Landlord is not in default under any of the terms of the Lease.

7

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Lease as of the day and year first above written.

WITNESSES:	LANDLORD:

BROOKDALE INVESTORS, L.P., a Delaware limited partnership

	By:	Brookdale Partners, LLC., its sole General Partner

/s/ MARY GANZ	By:	/s/ FRED H. HENRITZE

Mary Ganz	Name:	FRED H. HENRITZE
Printed name	Title:	Manager

/s/ MARLENE P. MAUCK

Marlene P. Mauck
Printed name

TENANT:

NATIONAL LENDING CENTER, INC., a Florida corporation

/s/ DONNA ASHMAN-MORGAN	By:	/s/ JEFFREY M. HENSCHEL

Donna Ashman-Morgan		Jeffrey M. Henschel
Printed name		Printed name

/s/ DEBRA L. BURDICK		Senior Vice President

Debra L. Burdick		Title
Printed name

8

EXHIBIT “A”

[GRAPHIC]

EXHIBIT “B”

WORK LETTER AGREEMENT

THIS WORK LETTER AGREEMENT (this “Work Letter”) is attached to and made part of that certain Hillsboro Center Building 1 Office Lease Agreement (the “Lease”) dated the      day of                     , 1997 by and between BROOKDALE INVESTORS, L.P. (“Landlord”), a Delaware limited partnership and NATIONAL LENDING CENTER, INC., a Florida corporation (“Tenant”). The terms, definitions and other provisions of the Second Amendment to Lease are hereby incorporated into this Work Letter by reference.

IN CONSIDERATION OF the execution of the Lease and the mutual covenants and conditions hereinafter set forth, Landlord and Tenant agree as follows:

1.	Building Standard Improvements:

(a) This Work Letter sets forth the agreement with respect to the construction of the “Building Standard Improvements”, which is understood to mean any additional improvements constructed or installed on the Second Expansion Premises for Tenant’s use using “Building Grade” (as hereinafter defined) construction and materials. Any other improvements to the Second Expansion Premises that require construction methods or materials other than Building Grade shall be deemed to be “Non-Standard Improvements”. All improvements to the Premises constructed pursuant to this Work Letter shall be hereinafter referred to as the “Tenant Improvements”, which term shall include both Building Grade and any Non-Standard Improvements. Any improvements already existing in the Second Expansion Premises may be utilized by Tenant at no additional expense.

(b) In accordance with and subject to the provisions of this Work Letter, Landlord shall construct and install the Tenant Improvements, including the Non-Standard Improvements, if any. Unless otherwise agreed in writing, Landlord shall use the following Building Grade construction methods and materials where appropriate or some other substantially comparable construction method or material deemed by Landlord (in its sole discretion) to be Building Grade:

(1) Interior Partitions: Taped, finished and painted (two coats of flat latex, MAB or approved equal) partitioning to be constructed with one layer of 1/2” drywall mounted on each side of 2 1/2” metal studs, extending to the finished ceiling height and having rubber baseboard throughout the Premises.

(2) Interior Demising Walls: Tenant separation and corridor walls consisting of one layer of 5/8” fire-rated drywall mounted on each side of 3 5/8” metal studs, running from floor slab to ceiling slab, with 3 5/8” layer of insulation in the wall cavity; Tenant to be responsible only for one-half of the cost of such

Exhibit B Page 1

tenant separation and corridor walls. Any other unfinished concrete surfaces (walls or columns) to be wrapped with drywall; Tenant to bear the full cost of such wrapped concrete walls. All demising walls to be taped, finished and painted (two coats) and rubber base installed in the same manner prescribed for the interior partitions.

(3) Entry Doors: Glass Store-Front - 74” high, 3’ wide metal frames (U.L. Listed), Tenant to have a maximum of two entry doors. Building standard lockset with polished brass finish floor stops. All hardware to be antique brass finish. Exterior doors keyed to master key system (lock system Arrow keyway).

(4) Interior Doors: Hollow core wood veneer doors (3’ wide) set in metal frame. Building standard latch set, hinges, floor stops. All hardware to be brushed chrome finish.

(5) Flooring: Carpeting - Minimum 30 ounce face weight, commercial grade direct glue, throughout Premises. Color pre-approved by Landlord’s representative. Tile - V.C.T. 24 x 24 x 48 vinyl base 3.25 resilient curve base at VCT straight base at carpet.

(6) Heating, ventilation and air conditioning: Low pressure ductwork and flex duct air distribution system throughout the Premises with air diffusers, and thermostats (controls compatible with the Building Shell Improvements) as required. Air conditioning units for Tenant shall be provided by Landlord at Landlord’s expense.

(7) Electrical: Wiring and conduit per code, as required for standard wall-mounted duplex power outlets, switches, air conditioning units and 2’ x 4’ fluorescent lighting fixtures with complete circuitry to electrical panels. Switches and outlets standard. All tenant spaces individually metered by electric company.

(8) Lighting: 2’ x 4’ lay-in fixtures with two T8 fluorescent lamps, standard defuser and electronic ballast, with wiring, conduit and circuitry. Lighting visible from street must conform to one direction so as to be consistent with other tenants. 2 x 2 lay in with 2 T-8 U bends. All lighting must be cool white.

(9) Telephone Outlets: Wall-mounted outlet with pull string or conduit stubbed above the ceiling (a minimum of 18” high, as required by code).

(10) Ceiling: Celotex -197 (or approved equal) suspended, acoustical tile lay-in ceiling with 24” x 24” x 5/8” tiles in a painted, exposed metal grid system throughout Premises or a 24” x 48” Second Look tile as per previous installation in Premises.

Exhibit B Page 2

(11) Fire Protection and Security Equipment: Exit lights to be manufactured by Lithonia Model #LQM-S-H-3-R white polycarbenate LED 120 volt, and fire extinguishers and fire dampers as required per code.

(12) Window Covering: Horizontal slat levelor type 1” slat color dark gray window treatment.

(c) Landlord’s obligation to construct any Non-Standard Improvements requested by Tenant shall be subject to the provisions of this Work Letter pertaining to (i) Landlord’s review of the “Plans and Specifications” (as hereinafter defined) and (ii) any delay in “Substantial Completion” (as hereinafter defined) due to Tenant’s specification of construction or materials other than Building Grade.

(d) Landlord represents and warrants to Tenant that heating, ventilating and air-conditioning system of the Building and the Premises are in good working condition as of the date of the SEPCD.

(e) Notwithstanding anything to the contrary in this Section, Tenant shall be permitted on the Second Expansion Premises to utilize at a minimum similar construction materials and specifications to its existing Premises of Suites 204 and 210.

2.	Tenant Improvements Allowance: Tenant’s Costs:

(a) Landlord shall provide Tenant with an allowance (the “Tenant Improvement Allowance”) as a credit against the costs of the Tenant Improvement, including the Non-Standard Improvements. The Tenant Improvement Allowance shall be equal to Twenty and 00/100 DOLLARS ($20.00) per square foot of rentable area of the Second Expansion Premises, which equates to the total amount of Ninety-five Thousand Four Hundred Eighty and 00/100 DOLLARS ($95,480.00), based on 4,774 rentable square feet. To the extent that the total costs of the Tenant Improvements (including the cost of the Non-Standard Improvements) exceeds the Tenant Improvement Allowance, Tenant shall pay the full amount of such excess (“Tenant Costs”) as follows:

(1) Prior to commencement of construction of the Tenant Improvements, Tenant shall pay Landlord an amount equal to one hundred percent (100%) of the Tenant’s Costs, as such amount is then determined by reference to the “Construction Budget” (as hereinafter defined).

(2) Within ten (10) days following the Landlord’s submittal to Tenant of a final accounting of Tenant’s Costs, Tenant shall pay Landlord the then remaining balance of Tenant’s Costs, or Landlord shall reimburse Tenant as to any excess amounts previously paid, as the case may be.

Exhibit B Page 3

(b) Tenant’s Costs represent a reimbursement of monies expended by Landlord on Tenant’s behalf. Payment when due shall be a condition to Landlord’s continued performance under this Work Letter. Any delay in construction of the Tenant’s Improvements or in Tenant taking occupancy of the Second Expansion Premises resulting from Tenant’s failure to pay any portion of Tenant’s Costs when due shall constitute a default under the Lease (subject to any applicable notice requirements or grace periods), entitling Landlord to all of its remedies thereunder.

(c) Tenant shall receive a credit for any unused portion of the Tenant Improvement Allowance to apply to any costs of relocation, moving and other related expenses.

3.	Plans and Specifications; Construction Budget:

(a) The Tenant Improvements shall be completed in accordance with detailed architectural and engineering working drawings and material specifications (the “Plans and Specifications”), which shall be prepared at Tenant’s expense and shall be in a form and content as necessary to allow Landlord’s contractor(s) to obtain all required building permits and approvals. The Plans and Specifications shall include the following:

(1) fully dimensioned architectural plan;

(2) electric/telephone outlet diagram;

(3) reflective ceiling plan with light switches;

(4) mechanical plan;

(5) electric power circuitry diagram;

(6) schematic plumbing riser diagram (if any);

(7) all color and finish selections; and

(8) all special equipment and fixture specifications.

(b) Tenant may utilize either the space planner architect designated by Landlord (“Landlord architect”), or some other licensed architect or space planner in preparation of items (1) through (3), (7) and (8) as provided in subparagraph (a) of this Section; provided that if Tenant elects to use some other licensed architect or space planner, that portion of the Plans and Specifications must be prepared and sealed as may be required for issuance of a building permit and shall be subject to Landlord’s reasonable approval. In all events, items (4), (5) and, if necessary, item (6) must be prepared by the engineer(s) designated by Landlord (“Landlord’s engineers”). For preparation of the Plans and Specifications, the total fees imposed by Landlord’s architects and engineers shall not exceed One and 10/100 Dollars ($1.10) per square foot of usable area of the Second Expansion Premises, plus reimbursable expenses.

Any charges to be paid to Landlord’s architect and engineers by Tenant in connection with the preparation and review of the Plans and Specifications shall be deemed to be part of Tenant’s Costs and shall be deducted from the Tenant Improvement Allowance. Notwithstanding for foregoing limitations on Landlord’s charges for the Plans and

Exhibit B Page 4

Specifications, Tenant shall pay the full cost, which may be deducted from the Tenant Improvement Allowance, as reasonably determined by Landlord, of the Plans and Specifications prepared in connection with any Non-Standard Improvements.

(c) Tenant shall cause the Plans and Specifications to be prepared, at Tenant’s expense, and submitted to Landlord not later than thirty (30) days from execution of the Second Amendment, which expense may be deducted from the Tenant Improvement Allowance. If, after receiving a floor plan approved by Tenant, Landlord’s architect creates a delay or otherwise does not prepare acceptable drawings within the thirty (30) day period, then such delay shall not be considered a Tenant Delay. Landlord shall then have a period of not more than ten (10) days following such submittal in which to review and approve the Plans and Specifications or state any objections to same in writing. Landlord’s approval shall not be unreasonably withheld, and any objections shall be reasonable in nature and state in sufficient detail so as to allow necessary modification by Tenant. Tenant shall have a period of not more than twenty (20) days following receipt of Landlord’s objection(s), if any, to make necessary modifications to the Plans and Specifications and resubmit same to Landlord in final form. Once accepted by Landlord in final form, the Plans and Specifications may be modified only with Landlord’s written approval, and Tenant shall be liable for any additional costs incurred as a result of any such change.

(d) Should Tenant fail to either (i) submit the Plans and Specifications to Landlord by the date specified in subsection (c) of this Section, or (ii) make any reasonable modifications to same and resubmit to Landlord as so specified, then such failure shall be construed as a Tenant Delay, as defined herein.

(e) Within fifteen (15) days following receipt of the final approved Plans and Specifications, Landlord will bid the Plans to the following three (3) contractors: Holt-Lee, Abba and MJ Simpson. Landlord, at Tenant’s written request, also shall bid the Plans to SKAF Construction, but should SKAF Construction be the successful bidder and fail to substantially complete the Tenant Improvements by June 1, 1997, the Second Expansion Premises Commencement Date shall be June 1, 1997, notwithstanding the delay in construction. Landlord and Tenant shall mutually select the final contractor and Landlord shall have such contractor(s) prepare an estimated budget (the “Construction Budget”) of the cost of the Tenant Improvements, including the Non-Standard Improvements, and shall submit same to Tenant. The Construction Budget shall be in reasonable detail and shall reflect a unit cost for all improvements which is reasonable in amount, given the then current market conditions pertinent to labor and material costs for such construction. Landlord will submit the Construction Budget to Tenant and Tenant shall have a period of no more than five (5) days to review and approve said Construction Budget or state any objections to same in writing. If Tenant fails to respond within said five (5) days period, Tenant’s approval shall be presumed. Any period of time beyond said five (5) day period, including without limitation any revisions in Plans and Specifications required to respond to Tenant’s objections, shall be Tenant’s

Exhibit B Page 5

Delay. The Construction Budget shall be used as a basis for calculating Tenant’s Costs, if any. Following final completion of the Tenant Improvements, Landlord shall provide Tenant with a statement of actual costs thereof, including the cost of any approved change orders.

4.	Contractor(s); Permits:

Landlord shall use the contractor(s) selected as provided for in Paragraph 3 above and shall obtain all building permits necessary to complete the Tenant Improvements. Tenant shall bear the cost of all building permits which may be paid from the Tenant Improvement Allowance.

5.	Construction of the Improvements:

(a) Landlord shall substantially complete the Tenant Improvements in accordance with the Plans and Specifications, not later than the estimated Second Expansion Premises Commencement Date of June 1, 1997, as specified in the Second Amendment. “Substantial Completion” shall mean that the Second Expansion Premises are sufficiently complete so as to allow Tenant to legally occupy the Tenant Second Expansion Premises for the use and purposes intended without unreasonable disturbance or interruption; provided that Landlord, its employees, agents and contractors, shall be allowed to enter upon the Second Expansion Premises at any reasonable time(s) following the Second Expansion Premises Commencement Date as necessary to complete any minor unfinished details, and such entry shall not constitute an actual or constructive eviction of Tenant, in whole or in part, nor shall it entitle Tenant to any abatement or diminution of rent or relieve Tenant from any obligation under the Lease.

(b) Tenant shall be responsible for any delay in Substantial Completion past the scheduled Second Expansion Premises Commencement Date resulting from any of the following causes:

(1) Tenant’s failure to approve the Plans and Specifications (or any necessary modifications or additions thereto) or respond to the Construction Budget within the time periods specified in this Work Letter; or

(2) Tenant’s failure to pay any portion of Tenant’s Costs when due; or

(3) Tenant’s specification of special materials or finishes, or special installations other than as may be specified by Landlord as Building Grade, which special items cannot be delivered or completed within Landlord’s construction schedule (subject to Landlord’s obligation to give Tenant notice of same as hereinafter provided); or

Exhibit B Page 6

(4) any change in the Plans and Specifications caused by Tenant once finally approved and accepted by Landlord, even though Landlord may approve such change; or

(5) any other delay in Substantial Completion directly attributable to the acts or omissions of Tenant, its employees, agents or contractor(s).

(c) In the event that any delay caused by Tenant results in or contributes to a delay in Substantial Completion past the scheduled Second Expansion Premises Commencement Date as provided in the Second Amendment (Tenant’s Delay”), then the Second Expansion Premises Commencement Date shall be deemed to have occurred and Tenant’s rental obligations shall commence as of the date Landlord would have otherwise achieved Substantial Completion but for Tenant’s Delay.

(d) In conjunction with Landlord’s preparation of the Plans and Specifications and the Construction Budget, Landlord shall advise Tenant of any special material, finish or fixture (other than Building Grade) requested by Tenant that will result in a delay in Landlord’s construction schedule beyond the scheduled Second Expansion Premises Commencement Date. In such event, Tenant shall either modify its specifications so as not to delay construction or be deemed to have accepted responsibility for any resulting delay.

(e) Landlord shall be paid a construction supervision fee in consideration for its services hereunder equal to four percent (4%) of Tenant’s Costs, if any. Such fee shall be payable from the Tenant Improvement Allowance by Tenant to Landlord fifty percent (50%) upon commencement of construction and fifty percent (50%) upon Substantial Completion.

6.	Window Coverings:

Window coverings shall be required by Landlord, at Tenant’s expense, as part of the Tenant Improvements, and shall meet the specifications of Building Grade window treatments attached hereto, and may be obtained by Tenant from any source. The cost of the window coverings may be paid from the Tenant Improvement Allowance. The use of this Building Grade window treatment is essential to maintain the exterior appearance of the Building; therefore, no other window treatment shall be permitted by Landlord.

Exhibit B Page 7

[GRAPHIC]

EXHIBIT “C”

LOCATION OF MONUMENT SIGN

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of July 10, 1997 is entered into between National Lending Center, Inc., a Florida Corporation, (“Seller”), and NLC Holdings, Inc., a Florida Corporation (“Buyer”).

Recital

IMC Mortgage Company, Buyer, Seller and the shareholders of Seller have entered into an Agreement and Plan of Reorganization dated as of June 13,1997 (the “Agreement”), providing, among other things, for the merger of Seller into Buyer.

Agreement

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

1. Transfer and Assignment. Seller conveys, assigns, transfers and delivers to Buyer, free and clear of all liens (subject to the representations and warranties of Seller expressly set forth in the Agreement which are reaffirmed for all purposes herein) all right, title and interest of Seller in the following:

(a)	That certain Lease Agreement dated May 23,1995 entered into by and between Seller and Metropolitan Life Insurance Company, a New York Corporation (“Landlord”), First Amendment thereto dated March 18,1996 entered into by and between Seller and Landlord and Second Amendment thereto dated April 7, 1997 entered into by and between Seller and Brookdale Investors, L.P., a Delaware limited partnership as of July 10, 1997.

TO HAVE AND TO HOLD unto Buyer, its successors and assigns, forever and subject to the representations and warranties made by Seller in the Agreement which are incorporated by reference herein.

2. Assumption of Liabilities. As of the Closing Date (as defined in the Agreement), Buyer hereby assumes, and shall pay, discharge and perform all liabilities and obligations under any of the items listed in Section 1 above with respect to acts, omissions or events occurring subsequent to the Closing Date.

3. Further Assurances. Seller shall execute and deliver to Buyer such further instruments of conveyance as may be reasonably necessary to convey the items listed in Section 1 above to Buyer.

No provisions in this Assignment and Assumption Agreement shall be deemed to enlarge, alter or amend the terms or provisions of the Agreement.

Seller and Buyer have executed this Assignment and Assumption Agreement as of the date first written above.

SELLER NATIONAL LENDING CENTER, INC., a Florida Corporation

By:	/s/ JEFFREY M. HENSCHEL

Name:	Jeffrey M. Henschel
Title:	Sr. Vice President

NLC HOLDINGS, INC., a Florida Corporation

By:	/s/ JEFFREY M. HENSCHEL

Name:	Jeffrey M. Henschel
Title:	Vice President

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”), made and entered into as of the 3rd day of February, 1998, by and between BROOKDALE INVESTORS, L.P., a Delaware limited partnership (“Landlord”), and National Lending Center, Inc., a Florida corporation (“Tenant”);

WITNESSETH THAT:

WHEREAS, Landlord and National Lending Center, Inc. (“Original Tenant”) entered into that certain Office Lease Agreement dated May 23, 1995, as amended by the First Amendment to Lease dated March 18, 1996, the Second Amendment to lease dated April 7, 1997, and the Assignment and Assumption Agreement dated as of July 10, 1997 (collectively, the “Lease”) for certain premises in the building located at 700 West Hillsboro Boulevard, Building 1, Deerfield Beach, Florida (the “Building”), consisting of approximately 20,742 rentable square feet of office space (the “Premises”);

WHEREAS, Tenant is the successor-in-interest to Original Tenant under the Lease; and

WHEREAS, Landlord and Tenant desire to expand the Premises and amend certain other terms and conditions of the Lease and evidence their agreements and other matters by means of this Third Amendment;

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties hereto do hereby agree as follows:

1.	Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord an additional 2,515 rentable square feet of space as shown on Exhibit A attached hereto (the “Expansion Space”), and situated on the first (1st) floor of the Building 1 and currently known as Suite 105 and increasing the total rentable square feet of space leased pursuant to the Lease to 23,257.

2.	The Lease is hereby amended by adding the Expansion Space as part of the Premises, subject to the following terms and conditions:

a.	The Expansion Space shall be added as part of the Premises for all purposes (except as expressly provided herein) upon the termination of Baron Trading Services, Inc.’s lease of the Expansion Space (the “Effective Date”), or February 1, 1998, whichever comes first.

b.	As of the Effective Date, all references in the Lease for purposes of determining Tenant’s proportionate share of the Building shall include the Expansion Space and any other space hereinafter leased to the Tenant pursuant to the Lease for purposes of calculating such percentage.

c.	Tenant hereby accepts the Premises “AS IS” and acknowledges and agrees Landlord shall have no obligation to construct any tenant improvements to the Expansion Space or make any alterations or additions thereto; provided, however, Landlord agrees to contribute $2.00 per square foot toward tenant improvements or $5,030.00 (collectively, the “Allowance”).

The Allowance shall be disbursed in payment of invoices for labor and services performed and materials furnished upon presentation of such invoices to Landlord. Any additional improvements which result in costs beyond the Allowance shall be approved by Tenant and Landlord in writing and paid by Tenant upon occupancy.

d.	As of the Effective Date, Base Rental for the Expansion Space only shall be as follows:

Month	Rent Per Rentable Square Foot	Annually	Monthly
2/1/98 – 1/31/99	$10.25	$25,778.75	$2,148.23
2/1/99 – 1/31/00	$10.66	$26,809.90	$2,234.16
2/1/00 – 1/31/01	$11.09	$27,891.35	$2,324.28
2/1/01 – 1/31/02	$11.53	$28,997.95	$2,416.50
2/1/02 – Expiration Date	$11.99	$30,154.85	$2,512.90

Subject to adjustment if the Effective Date is postponed pursuant to Paragraph 2 above.

e.	As of the Effective Date, Tenant shall also pay with respect to the Expansion Space Tenant’s proportionate share of Operating Expenses and Taxes, provided, however, Landlord’s calculation of such additional rent and Tenant’s payment shall not be subject to any cap or restriction including the cap on Controllable Operating Expenses provided for in Section 4 of the Lease.

3.	All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

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4.	This Amendment represents the entire agreement between the parties hereto. Landlord and Tenant agree that there are no collateral or oral agreements or understandings between them with, respect to the Premises or the Building. This Amendment supersedes all prior negotiations, agreements, letters or other statements with respect to Tenant’s expansion of its Premises.

EXCEPT AS expressly amended and modified hereby, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. To the extent of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall control.

IN WITNESS WHEREOF, the undersigned parties have duly executed this Amendment as of the day and year first above written.

Witnesses as to Landlord:	LANDLORD:

/s/ MARY GANZ	BROOKDALE INVESTORS, L.P., a Delaware limited partnership

Mary Ganz
Print Name	By:	Brookdale Partners, L.L.C., its sole General Partner

/s/ MARLENE P. MAUK	By:	/s/ Illegible

Marlene P. Mauk
Print Name

Witnesses as to Tenant:	TENANT:

/s/ MARGUERITE M. HAMILTON	NATIONAL LENDING CENTER, INC., a Florida corporation

Marguerite M. Hamilton
Print Name

/s/ EMILIA ARILLO	By:	/s/ JEFFREY M. HENSCHEL

Emilia Arillo	Title:	E.V.P.
Print Name

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EXHIBIT “A”

BUILDING 1, SUITE 105

2,515 RSF

[GRAPHIC]

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (“Amendment”) is made and entered into by and between Parkway Properties, LP, a Delaware limited partnership (“Landlord”) and National Lending Center, Inc., a Florida corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Metropolitan Life Insurance Company (“Original Landlord”) and National Lending Center, Inc. (“Original Tenant”) entered into that certain Lease Agreement dated May 23, 1995 (“Original Lease”) as amended by First Amendment to Lease dated March 18, 1996 (“First Amendment”), Second Amendment to Lease dated April 7, 1997 (“Second Amendment”), Assignment and Assumption Agreement dated July 10,1997 (“Assignment”) and Third Amendment to Lease dated February 3, 1998 (“Third Amendment”) (the Original Lease, First Amendment, Second Amendment, Assignment and Third Amendment collectively hereinafter referred to as the “Lease”); and

WHEREAS, pursuant to the Lease, Tenant leases from Landlord twenty three thousand two hundred fifty seven (23,257) rentable square feet of space (“Premises”) in the building located at 700 West Hillsboro Blvd., Building One, Deerfield Beach, Florida (“Building”), which Building is located in the project known as Hillsboro Center (“Project”); and

WHEREAS, Landlord acquired title to the Project and, in connection therewith, has succeeded to the interest of the Original Landlord as landlord under the Lease; and

WHEREAS, Tenant (which was formally known as NLC Holdings, Inc.) has succeeded to the interest of the Original Tenant under the Lease pursuant to the Assignment; and

WHEREAS, Landlord and Tenant desire to expand the Premises to add thereto an additional six thousand three hundred twenty one (6,321) rentable square feet known as Suite 201 of Building 1 and to delete from the Premises two thousand five hundred fifteen (2,515) rentable square feet known as Suite 105 of Building 1 (as added to the Premises by the Third Amendment) and to amend certain other terms and conditions of Lease, all as more set forth hereinafter;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties do hereby agree as follows:

1. The recitations set forth above are true and correct and are incorporated herein by this reference. Any capitalized terms used herein which are not defined herein shall have the same meaning given such terms in the Lease unless the context indicates otherwise. In the event of any conflict or ambiguity between the terms and provisions of this Amendment and the terms and provisions of the Lease, this Amendment shall control to the extent of such conflict or ambiguity.

2. Landlord agrees to lease to Tenant, and Tenant agrees to lease from Landlord, an additional six thousand three hundred twenty one (6,321) rentable square feet of space as shown on Exhibit A attached hereto and made a part hereof (“Expansion Space”) situated on the second floor of the Building, which space is known as Suite 201.

3. Landlord and Tenant agree that there shall deleted from the Premises two thousand five hundred fifteen (2,515) rentable square feet of space on the first floor of the Building known as Suite 105 as shown on Exhibit B attached hereto and made a part hereof (“Deletion Space”).

4. As a result of the addition of the Expansion Space to the Premises and the deletion of the Deletion Space from the Premises, the total area of space leased pursuant to the Lease is hereby increased to twenty seven thousand sixty three (27,063) total rentable square feet. All references in the Lease to the Premises shall be deemed, from and after the “Fourth Amendment Commencement Date” (as hereinafter defined) to mean the twenty seven thousand sixty three (27,063) square feet referred to above.

5. Commencing on the Fourth Amendment Commencement Date, Tenant shall pay for the Expansion Space, its Operating Expenses, Taxes and other amounts, payment of which is based on the Tenant’s proportionate share. Tenant’s proportionate share of such expenses for the Expansion Space shall not be subject to any caps or restrictions, including any caps or restrictions set forth in Paragraph 4 of the Original Lease. The Operating Expenses for calendar year 1999 are estimated to be approximately $7.33 per square foot.

6. The parties hereby confirm that the Expiration Date of the Lease, with respect to all of the Premises shall be September 30, 2002.

7. The “Fourth Amendment Commencement Date” shall be defined to be the earlier to occur of (i) the date upon which the Tenant Improvements (as hereinafter defined) for the Expansion Space are substantially completed and a temporary or permanent certificate of occupancy has been issued by the relevant governmental authority having jurisdiction over the Premises, or (ii) August 1, 1999. Upon the Fourth Amendment Commencement Date, Tenant’s obligations to pay Base Rental, Operating Expenses and all amounts of rent, additional rent and other amounts under the Lease with respect to the Expansion Space shall commence, and the Expansion Space shall become part of the Premises for all purposes of the Lease, as amended hereby. In addition, the obligations of Tenant with regard to the Deletion Space shall terminate as of the Fourth Amendment Commencement Date if Commencement Date is before August 1, 1999 or upon the date tenant vacates the Deletion space if after August 1, 1999, provided that Tenant pays any and all amounts due with respect to said Deletion Space.

8. Notwithstanding anything to the contrary provided in the Lease, Tenant shall be responsible to pay all costs for electricity utilized by it in the Expansion Space.

9. Tenant agrees to pay Landlord Base Rent for the Expansion Space in accordance with the following schedule:

Dates	Annual Base Rent	Monthly Installments of Base Rent
August 1, 1999 through July 30, 2000	$69,531.00	$5,794.25
August 1, 2000 through July 30, 2001	$72,312.24	$6,026.02
August 1, 2001 through July 30, 2002	$75,204.73	$6,267.06
August 1, 2002 through September 30, 2002	$78,212.92	$6,517.74

Base Rent for the Expansion Space shall be paid by Tenant to Landlord in equal monthly installments for each of the above-described periods, with each monthly payment, plus applicable sales tax or similar taxes to be paid in advance on or before the first (1st) day of the applicable month. Any partial calendar month shall be prorated based on the actual number of days in said month.

10. Tenant shall pay to Landlord, commencing with the Fourth Amendment Commencement Date in addition to the Base Rent set forth above, the sum of Twenty Four Thousand One Hundred Sixty Four and 20/100 Dollars ($24,164.20), payable in monthly installments of Six Hundred Thirty Five and 90/100 Dollars ($635.90) per month, plus applicable sales or similar taxes. Such monthly installments shall be paid in advance and on or before the first day of each month, with any partial months to be prorated based on the actual number of days in said month. This amount shall be considered as rent under the Lease and is to compensate Landlord for tenant improvements previously paid for by Landlord with respect to other portions of the Premises surrendered by Tenant to Landlord.

11. Tenant hereby accepts the Premises “as is” and acknowledges and agrees that Landlord shall have no obligation to construct any tenant improvements to the Expansion Space or to make any alterations or additions thereto; provided, however, Landlord agrees to contribute up to Four and 00/100 Dollars ($4.00) per square foot (the “Improvement Allowance”) towards tenant improvements (“Tenant Improvements”). In no event shall Landlord be obligated to fund to Tenant more than the amount of the Improvement Allowance. All Tenant Improvements shall be fully described by plans and specifications meeting the criteria of Exhibit B to the Original Lease, which plans and specifications shall be subject to the approval of Landlord. Tenant shall cause all work and installations to be performed in the Expansion Space in order to construct the Tenant Improvements. Approval by Landlord of the plans and specifications for the Tenant Improvements shall not constitute the assumption of any liability on the part of Landlord for the accuracy of such plans and specifications or their conformity with applicable building codes. Tenant shall be solely responsible for such plans and obtaining all permits and approvals from local governmental authorities. Tenant shall not commence any work without first delivering to Landlord a certificate evidencing public liability and property damage insurance of such type and with such limits as shall be satisfactory to Landlord. No more than ten (10%) of the Tenant Improvements will be used for relocation expenses.

The Improvement Allowance may be utilized by Tenant for any and all actual construction costs in connection with the construction of the Tenant Improvements, as well as for fees incurred and payable to architects, designers, engineers and/or other professionals directly related to the Tenant Improvements. Tenant shall have the right to select all such contractors, sub-contractors, vendors, consultants, architects, engineers and other professionals, subject to the reasonable approval by Landlord. If Landlord shall require Tenant to utilize any specific sub-contractor, the costs of such sub-contractor shall be borne entirely by Landlord. Landlord shall not charge any supervisory or inspection fees in connection with the construction or performance of Tenant Improvements by Tenant. Tenant shall be responsible for the management of the construction of the Tenant Improvements. Landlord shall have full access to the Expansion Space to inspect the progress of construction. Tenant shall have the right to use the Building’s freight elevator and utilities at no charge in connection with the construction of the Tenant Improvements in the Expansion Space.

Tenant shall be fully responsible for the costs of any and all Tenant Improvements in excess of the Construction Allowance. No portion of the Construction Allowance shall be disbursed by Landlord until construction is commenced in the Expansion Space. Commencing thirty (30) days after the commencement of such construction, and monthly thereafter, Landlord shall pay portions of the Improvement Allowance in accordance with the actual value of the work completed in the Expansion Space as evidenced by original invoices from the contractor and each sub-contractor, together with lien waivers and releases from each such contractor, sub-contractor, vendor and/or supplier. Landlord shall have the right to inspect the Expansion Space to confirm that the portion of the work for which payment is being sought has been performed and that the work is being performed in accordance the approved plans and specifications. It is further understood and agreed that no payments of the Construction Allowance shall be made by Landlord in the event there are any uncured defaults by Tenant under Lease. There are no uncured defaults by the tenant at the time of this Agreement. In the event the cost of the Tenant Improvements shall exceed the Construction Allowance, then all such amounts shall be paid by the Tenant.

12. Tenant represents to Landlord that no broker or real estate agent was retained by, through or under Tenant or otherwise involved in or instrumental to the transaction reflected by this Amendment. In the event of a claim for a brokers fee, finders fee, commission or other similar compensation in connection herewith, Tenant agrees to protect, defend and indemnify Landlord against and hold Landlord harmless from any and all damages, liabilities, costs, expenses and losses (including, without limitation, any reasonable attorney’s fees and costs through all trial and appellate levels) which Landlord may sustain or incur by reason of such claim. The provisions of this Section 13 shall survive the termination of the Lease. Tenant shall on or prior to any delivery of possession by Landlord to Tenant of the Expansion Space, cause to be delivered to Landlord either (i) an amendment to the irrevocable letter of credit required by Exhibit F of the Original Lease increasing the amount of said letter of credit to $253,968.00. Said amendment to letter to credit or new letter of credit shall be held by Landlord in accordance with Section 6 and Exhibit F of the Original Lease as same may have been amended.

13. It shall be a condition precedent to Landlord’s obligations to perform under this Amendment that, on or before the Fourth Amendment Commencement Date, the termination of the Lease from Landlord to Baron Trading Services, Inc., (“Baron”) of Suite 201 of Building 3 of the Project, as well as the sublease from Baron to Tenant and the sub-sublease from Tenant to Baron, shall have been terminated in full by the parties and be of no further force and effect. The foregoing condition shall remain in full force and effect unless waived by Landlord.

14. The Lease, as modified by this Amendment sets forth the entire understanding between the parties hereto. Except as modified by this Amendment, the terms and provisions of the Lease remain in full force and effect. All the terms, covenants and conditions of the Lease, as modified hereby, are hereby ratified and reaffirmed by all parties hereto and Tenant hereby confirms that the Lease is in good standing and in full force and effect in accordance with its terms, and that Tenant does not claim any defense or offset to enforcement of the Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year set forth below the respective signatures.

Witnesses:	LANDLORD:

Parkway Properties, LP

	By:	Parkway Properties General Partners, Inc., general partner

By:

Its:

Printed Name:

Dated:

TENANT:

National Lending Center, Inc., a Florida corporation

	By:	/s/ JEFFREY M. HENSCHEL

	Its:	Exe. Vice President
	Printed Name:	Illegible
Dated: 6-28-99

EXHIBIT A

EXPANSION SPACE

[GRAPHIC]

EXHIBIT B

DELETION SPACE

[GRAPHIC]

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (“Amendment”) is made and entered into by and between Parkway Properties, LP, a Delaware limited partnership (“Landlord”) and First NLC Financial Services, LLC, a Florida limited liability company (“Tenant”).

W I T N E S S E T H:

WHEREAS, Metropolitan Life Insurance Company (“Original Landlord”) and National Lending Center, Inc. (“Original Tenant”) entered into that certain Lease Agreement dated May 23, 1995 (“Original Lease”) as amended by First Amendment to Lease dated March 18, 1996 (“First Amendment”), Second Amendment to Lease dated April 7, 1997 (“Second Amendment”), Assignment and Assumption Agreement dated July 10, 1997 (“Assignment”), Third Amendment to Lease dated February 3, 1998 (“Third Amendment”) and Fourth Amendment to Lease July 12, 1999 (“Fourth Amendment”) (the Original Lease, First Amendment, Second Amendment, Assignment, Third Amendment and Fourth Amendment collectively hereinafter referred to as the “Lease”); and

WHEREAS, pursuant to the Lease, Tenant leases from Landlord twenty seven thousand sixty three (27,063) total rentable square feet of space (“Premises”) in the building located at 700 West Hillsboro Blvd., Building One, Deerfield Beach, Florida 33441 (“Building”), which Building is located in the project known as Hillsboro Center (“Project”); and

WHEREAS, Landlord acquired title to the Project and, in connection therewith, has succeeded to the interest of the Original Landlord as landlord under the Lease; and

WHEREAS, Tenant (which was formally known as NLC Holdings, Inc.) has succeeded to the interest of the Original Tenant under the Lease pursuant to the Assignment; and

WHEREAS, Landlord and Tenant desire to delete from the Premises four thousand four hundred seventy seven (4,774) rentable square feet known as Suite 107 of Building 1 as added to the Premises by the Second Amendment to Lease Agreement and to amend certain other terms and conditions of Lease, all as more set forth hereinafter;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the mutual receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties do hereby agree as follows:

1. The recitations set forth above are true and correct and are incorporated herein by this reference. Any capitalized terms used herein which are not defined herein shall have the same meaning given such terms in the Lease unless the context indicates otherwise. In the event of any conflict or ambiguity between the terms and provisions of this Amendment and the terms and provisions of the Lease, this Amendment shall control to the extent of such conflict or ambiguity.

2. Landlord and Tenant agree that there shall deleted from the Premises four thousand seven hundred seventy four (4,774) rentable square feet of space on the first floor of the Building known as Suite 107 as shown on Exhibit A attached hereto and made a part hereof (“Deletion Space”). Landlord agrees that as a result of the deletion of the Deletion Space from the Premises, the total area of space leased pursuant to the Lease is hereby decreased to twenty two thousand two hundred eighty nine (22,289) total rentable square feet. All references in the Lease to the Premises shall be deemed, from and after the “Fifth Amendment Commencement Date” (as hereinafter defined), to mean the twenty two thousand two hundred eighty nine (22,289) square feet referred to above.

3. Tenant is hereby released from its obligations to pay for unamortized improvements of Suite 105.

4. The “Fifth Amendment Commencement Date” shall be January 1, 2001. Upon the Fifth Amendment Commencement Date, Tenant’s obligations to pay Base Rent, Additional Rent, Operating Expenses and all amounts of rent, additional rent and other amounts under the Lease for the Premises shall commence. The rent obligations of Tenant with regard to the Deletion Space shall terminate on March 31, 2001, provided that Tenant pays any and all amounts due with respect to said Deletion Space through that date, and provided Tenant vacates the Deletion Space by March 31, 2001. In the event Tenant does not vacate the space by March 31, 2001, Tenant shall pay rent on the space until it vacates the space. Partial months shall be prorated.

5. The parties hereby confirm that the Term of the Lease for all of the Premises shall be fifty-four (54) months from the Fifth Amendment Commencement Date, and that the Expiration Date of the Lease, with respect to all of the Premises, shall be June 30, 2005.

6. The Base Rent during the term, exclusive of Florida sales tax which the Tenant shall additionally pay, shall be:

Months	Base Rent Per RSF	Monthly Base Rent
01 - 12	$10.50	$19,502.88
13 - 24	$10.92	$20,282.99
25 - 36	$11.36	$21,100.25
37 - 48	$11.81	$21,936.09
49 - 54	$12.28	$22,809.08

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In addition to the foregoing monetary obligations, Tenant shall pay its own costs for electricity service to the Premises.

7. Tenant hereby accepts the Premises “as is”, and agrees, except as set forth in this paragraph, that Landlord shall have no obligation to construct or provide any Tenant improvements to the Premises, or to make any alterations or additions thereto. Notwithstanding the foregoing, Landlord agrees to provide Tenant an improvement allowance of $60,000 in addition to the existing allowance of $25,000 for Building 1, Suite 201. In the event Tenant wishes to make additional improvements to the Premises, Landlord shall provide a one-time right to an additional allowance of up to $10,000.00 which shall be amortized into the rent at an interest rate of 14%. (“Improvement Allowance”). The Improvement Allowance may be utilized by Tenant for any and all actual construction costs in connection with the construction of the Tenant Improvements, as well as for fees incurred and payable to architects, designers, engineers and/or other professionals directly related to the Tenant Improvements. Tenant shall have the right to select all such contractors, subcontractors, vendors, consultants, architects, engineers and other professionals, subject to the reasonable approval by Landlord. Landlord shall not charge any supervisory or inspection fees in connection with the construction or performance of Tenant Improvements by Tenant. Tenant shall be responsible for the management of the construction of the Tenant Improvements. No portion of the Tenant Improvements shall be disbursed by Landlord until construction is commenced. Commencing thirty (30) days after the commencement of such construction, and monthly thereafter, Landlord shall pay portions of the Tenant Allowance in accordance with the actual value of the work completed as evidenced by original invoices from the contractor and each subcontractor, together with lien waivers and releases from each such contractor, subcontractor, vendor and/or supplier. In the event Tenant does not spend all Tenant Improvement Allowance, any residual amount shall be held by Landlord for future use of Tenant Improvements. At the end of the Lease Term, if Tenant still has not used the full Tenant Improvement Allowance, Tenant may use the remainder for the payment of rent in the last sixty (60) days. Landlord shall have the right to inspect the Premises to confirm that the portion of the work for which payment is being sought has been performed and that the work is being performed in accordance the approved plans and specifications. It is further understood and agreed that no payments of the Tenant Improvements shall be made by Landlord in the event there are any uncured defaults by Tenant under Lease. There are no uncured defaults by the Tenant at the time of this Agreement.

8. Tenant represents to Landlord that no broker or real estate agent was retained by, through or under Tenant or otherwise involved in or instrumental to the transaction reflected by this Amendment. In the event of a claim for a brokers fee, finders fee, commission or other similar compensation in connection herewith, Tenant agrees to protect, defend and indemnify Landlord against and hold Landlord harmless from any and all damages, liabilities, costs, expenses and losses (including, without limitation, any reasonable attorney’s fees and costs through all trial and appellate levels) which Landlord may sustain or incur by reason of such claim. The provisions of this

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Section 8 shall survive the termination of the Lease. Tenant shall, on or prior to any delivery of possession by Landlord to Tenant of the Expansion Space, cause to be delivered to Landlord an amendment to the Surety Bond.

Effective January 1, 2001, Tenant shall provide to Landlord a Surety Bond in the amount of $185,991.83 of which Landlord acknowledged receipt. In the event that Tenant elects to exercise its right to the additional allowance of $10,000, the Surety Bond shall increase by that amount. In addition, Landlord shall retain the $19,899.00 Additional Security Deposit. Landlord shall have no further obligation to pay interest on this additional Security Deposit amount. The Surety Bond shall be reduced by 22% per year, beginning January 1, 2003.

9. During the term of the Lease, Tenant shall have the right of first offer with respect to any vacant space that becomes available in the Building. Such right of first offer must be exercised by written notice from the Tenant to the Landlord accepting Landlord’s offer to lease any vacant space, within ten (10) days of Landlord’s written notice to Tenant that Landlord intends to lease such vacant space to a third party. In the event Tenant fails to timely accept in writing Landlord’s offer to lease any such vacant space, within said ten (10) day period, then Tenant shall have irrevocably waived its right to lease any space so offered.

10. Provided Tenant is not in default of the Lease, Tenant shall have an option to renew the Lease for one term, of either two or three years, by providing Landlord with six (6) months prior written notice. The rental rate for the Premises shall be at the then current fair market value, as determined by Landlord. Landlord agrees to act in good faith regarding the determination of fair market value.

11. Tenant shall have the right to install, at its sole cost and expense, exterior signage on the top of the Building. The installation of such signage shall be subject to the prior written consent and approval of the Landlord, which consent shall not be unreasonably withheld, and the prior written consent of all city, state and other municipal agencies have jurisdiction over the Building, and the installation of any signage. Additionally, upon the installation of any signage, the same shall be operated, maintained, and at the end of the term, removed, at the Tenant’s sole cost and expense. Upon removal of the signage, Tenant shall be responsible, at its sole cost and expense, to restore the exterior of the Building to the same condition as it was prior to the installation of said signage. Landlord shall change the Tenant name to First NLC Financial Services on each of the monument signs where Tenant currently has its prior name, at Landlord’s cost.

12. The Lease, as modified by this Amendment, sets forth the entire understanding between the parties hereto. Except as modified by this Amendment, the terms and provisions of the Lease remain in full force and effect. All the terms, covenants and conditions of the Lease, as modified hereby, are hereby ratified and reaffirmed by all parties hereto and Tenant hereby confirms that the Lease is in good

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standing and in full force and effect in accordance with its terms, and that Tenant does not claim any defense or offset to enforcement of the Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year set forth below the respective signatures.

Witnesses:	LANDLORD:
/s/ PAULA KUHN	Parkway Properties, LP Parkway Properties General Partners, Inc., general partner

/s/ SANDRA PATTERSON	By:	/s/ LISA L. MCCARY

	Its:	Vice President
	Printed Name:	Illegible
Dated: February 6, 2001

Witnesses:	TENANT:
/s/ Illegible	First NLC Financial Services, LLC

/s/ Illegible	By:	/s/ JEFFREY M. HENSCHEL

	Its:	Exec. Vice President
	Printed Name:	Illegible
Dated: 2/2/01

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SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE (“Amendment”) is made and entered into by and between Parkway Properties, LP, a Delaware limited partnership (“Landlord”) and First NLC Financial Services, LLC, a Florida limited liability company (“Tenant”).

W I T N E S S E T H:

WHEREAS, Metropolitan Life Insurance Company (“Original Landlord”) and National Lending Center, Inc. (“Original Tenant”) entered into that certain Lease Agreement dated May 23, 1995 (“Original Lease”) as amended by First Amendment to Lease dated March 18, 1996 (“First Amendment”), Second Amendment to Lease dated April 7, 1997 (“Second Amendment”), Assignment and Assumption Agreement dated July 10, 1997 (“ Assignment”), Third Amendment to Lease dated February 3, 1998 (“Third Amendment”), Fourth Amendment to Lease dated July 12, 1999 (“Fourth Amendment”), and Fifth Amendment to Lease dated February 6, 2001 (“Fifth Amendment”) (the Original Lease, First Amendment, Second Amendment, Assignment, Third Amendment, Fourth Amendment, and Fifth Amendment collectively hereinafter referred to as the “Lease”); and

WHEREAS, pursuant to the Lease, Tenant leases from Landlord twenty two thousand two hundred eighty nine (22,289) total rentable square feet of space (“Premises”) in the building located at 700 West Hillsboro Blvd., Building One, Deerfield Beach, Florida 33441 (“Building”), which Building is located in the project known as Hillsboro Center (“Project”); and

WHEREAS, Landlord acquired title to the Project and, in connection therewith, has succeeded to the interest of the Original Landlord as landlord under the Lease; and

WHEREAS, Tenant (which was formally known as NLC Holdings, Inc.) has succeeded to the interest of the Original Tenant under the Lease pursuant to the Assignment; and

WHEREAS, Landlord and Tenant desire to add to the Premises four thousand four hundred seventy seven (4,774) rentable square feet known as Suite 107 of Building 1 as deleted from the Premises by the Fifth Amendment to Lease Agreement and to amend certain other terms and conditions of Lease, all as more set forth hereinafter;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the mutual receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties do hereby agree as follows:

1. The recitations set forth above are true and correct and are incorporated herein by this reference. Any capitalized terms used herein which are not defined herein shall have the same meaning given such terms in the Lease unless the context indicates otherwise. In the event of any conflict or ambiguity between the terms and provisions of this Amendment and the terms and provisions of the Lease, this Amendment shall control to the extent of such conflict or ambiguity.

2. Landlord and Tenant agree that there shall added to the Premises four thousand seven hundred seventy four (4,774) rentable square feet of space on the first floor of Building One known as Suite 107 as shown on Exhibit A attached hereto and made a part hereof (“Additional Space”). Landlord agrees that as a result of the addition of the Additional Space to the Premises, the total area of space leased pursuant to the Lease is hereby increased to twenty seven thousand sixty-three (27,063) total rentable square feet. All references in the Lease to the Premises shall be deemed, from and after the “Sixth Amendment Commencement Date” (as hereinafter defined), to mean the twenty seven thousand sixty-three (27,063) square feet referred to above.

3. The “Sixth Amendment Commencement Date” shall be October 1, 2001. Upon the Sixth Amendment Commencement Date, Tenant’s obligations to pay Base Rent, Additional Rent, Operating Expenses and all amounts of rent, additional rent and other amounts under the Lease for the Premises shall commence.

4. The parties hereby confirm that the Term of the Lease for all of the Premises shall be sixty (60) months from the Sixth Amendment Commencement Date, and that the Expiration Date of the Lease, with respect to all of the Premises, shall be September 30, 2006.

5. The Base Rent during the term, exclusive of Florida sales tax which the Tenant shall additionally pay, shall be:

Months	Base Rent Per RSF	Monthly Base Rent
01 - 03	$10.50	$23,680.13
04 - 15	$10.92	$24,627.33
16 - 27	$11.36	$25,619.64
28 - 39	$11.81	$26,634.50
40 - 51	$12.28	$27,694.47
52 - 60	$12.77	$28,799.54

In addition to the foregoing monetary obligations, Tenant shall pay its own costs for electricity service to the Premises, as well as Additional Rent as defined in the Lease.

6. Tenant hereby accepts the Premises “as is”, and agrees, except as set forth in this paragraph, that Landlord shall have no obligation to construct or provide any

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Tenant Improvements to the Premises, or to make any alterations or additions thereto. Landlord shall provide a Tenant Improvement Allowance of $27,861.25 for the extension term of the existing Lease of 22,289 RSF and additional $42,966 tenant improvement allowance for the Additional Space of 4,774 RSF for Suite 1/107. Tenant may allocate the combined Tenant Improvement Allowance anywhere within the Tenant’s space. This Allowance shall include all hard and soft costs. Tenant shall have the right to select all such contractors, subcontractors, vendors, consultants, architects, engineers and other professionals, subject to the reasonable approval by Landlord. Landlord shall not charge any supervisory or inspection fees in connection with the construction or performance of Tenant Improvements by Tenant. Tenant shall be responsible for the management of the construction of the Tenant Improvements. No portion of the Tenant Improvements shall be disbursed by Landlord until construction is commenced. Commencing thirty (30) days after the commencement of such construction, and monthly thereafter, Landlord shall pay portions of the Tenant Allowance in accordance with the actual value of the work completed as evidenced by original invoices from the contractor and each subcontractor, together with lien waivers and releases from each such contractor, subcontractor, vendor and/or supplier. In the event Tenant does not spend all Tenant Improvement Allowance, any residual amount shall be held by Landlord for future use of Tenant Improvements. At the end of the Lease Term, if Tenant still has not used the full Tenant Improvement Allowance, Tenant may use the remainder for the payment of rent in the last sixty (60) days. Landlord shall have the right to inspect the Premises to confirm that the portion of the work for which payment is being sought has been performed and that the work is being performed in accordance the approved plans and specifications. It is further understood and agreed that no payments of the Tenant Improvements shall be made by Landlord in the event there are any uncured defaults by Tenant under Lease. There are no uncured defaults by the Tenant at the time of this Agreement.

7. Tenant represents to Landlord that no broker or real estate agent was retained by, through or under Tenant or otherwise involved in or instrumental to the transaction reflected by this Amendment. In the event of a claim for a brokers fee, finders fee, commission or other similar compensation in connection herewith, Tenant agrees to protect, defend and indemnify Landlord against and hold Landlord harmless from any and all damages, liabilities, costs, expenses and losses (including, without limitation, any reasonable attorney’s fees and costs through all trial and appellate levels) which Landlord may sustain or incur by reason of such claim. The provisions of this Section 8 shall survive the termination of the Lease. Tenant shall, on or prior to any delivery of possession by Landlord to Tenant of the Expansion Space, cause to be delivered to Landlord an amendment to the Surety Bond.

Effective October 1, 2001, Tenant shall provide to Landlord a Surety Bond in the amount of $185,991.95, for which Landlord acknowledges receipt. In the event that Tenant elects to take its option to Termination of Partial Space, the unused and unamortized amount of Tenant Improvement Allowance shall be subtracted from the Surety Bond upon termination of this space. In addition, Landlord shall retain the

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$19,899.00 Additional Security Deposit. Landlord shall have no further obligation to pay interest on this additional Security Deposit amount. The Surety Bond shall be reduced by 22% per year, beginning July 1, 2004.

8. Tenant shall have the right to terminate tenancy on Suite 1/107 of 4,774 RSF in the timeframe of 12/31/02 to 6/30/03 with ninety (90) days prior written notice. (For the sake of clarity and by way of example, if Tenant wishes to terminate the tenancy on Suite 1/107 on 12/31/02, it may do so by providing ninety (90) days prior written notice in advance of said date.) If Tenant exercises this Right, Tenant will pay a termination fee of $3,266.91 and pay Landlord for all unamortized Tenant Improvement Allowance above $27,861.25, up to the Additional Improvement Allowance for 1/107 of $42,966. Amortization shall be at 12% interest. (Example: $10,000 Tl used with 45 month left after Termination of Lease at 15 months at 12% amortization, the payment would be $222.44 x 45 months or $10,010.)

9. Landlord has the right to remove the internal restroom in Suite 1/107 and convert it to a co-ed ADA Handicapped restroom with an exterior entrance to the Common Area for use of all tenants and invitees of Building One. In the event Landlord makes this modification, the rentable square footage shall be deducted from Tenant Suite and Rent and Additional Rent shall be adjusted accordingly.

10. The Lease, as modified by this Amendment, sets forth the entire understanding between the parties hereto. Except as modified by this Amendment, the terms and provisions of the Lease remain in full force and effect. All the terms, covenants and conditions of the Lease, as modified hereby, are hereby ratified and reaffirmed by all parties hereto and Tenant hereby confirms that the Lease is in good standing and in full force and effect in accordance with its terms, and that Tenant does not claim any defense or offset to enforcement of the Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year set forth below the respective signatures.

Witnesses:	LANDLORD: Parkway Properties, LP Parkway Properties General Partners, Inc., general partner

/s/ PAULA KUHN	By:	/s/ LISA L. MCCARY

/s/ BARBARA MITCHELL	Its:	Vice President

	Printed Name:	Illegible

Date: 10/15/01

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Witnesses:	TENANT: First NLC Financial Services, LLC

/s/ Illegible	By:	/s/ JEFFREY M. HENSCHEL

/s/ Illegible	Its:	Exec. Vice President

	Printed Name:	Illegible

Date: 10/12/01

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SEVENTH AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT TO LEASE (“Amendment”) is made and entered into by and between Parkway Properties, LP, a Delaware limited partnership (“Landlord”) and First NLC Financial Services, LLC, a Florida limited liability company (“Tenant”).

W I T N E S S E T H:

WHEREAS, Metropolitan Life Insurance Company (“Original Landlord”) and National Lending Center, Inc. (“Original Tenant”) entered into that certain Lease Agreement dated May 23, 1995 (“Original Lease”) as amended by First Amendment to Lease dated March 18, 1996 (“First Amendment”), Second Amendment to Lease dated April 7, 1997 (“Second Amendment”), Assignment and Assumption Agreement dated July 10, 1997 (“Assignment”), Third Amendment to Lease dated February 3, 1998 (“Third Amendment”), Fourth Amendment to Lease dated July 12, 1999 (“Fourth Amendment”), Fifth Amendment to Lease dated February 6, 2001 (“Fifth Amendment”), and Sixth Amendment to Lease dated October 15, 2001 (“Sixth Amendment”), (the Original Lease, First Amendment, Second Amendment, Assignment, Third Amendment, Fourth Amendment, Fifth Amendment, and Sixth Amendment collectively hereinafter referred to as the “Lease”); and

WHEREAS, pursuant to the Lease, Tenant leases from Landlord twenty seven thousand sixty-three (27,063) total rentable square feet of space (“Premises”) in the building located at 700 West Hillsboro Blvd., Building One, Deerfield Beach, Florida 33441 (“Building”), which Building is located in the project known as Hillsboro Center (“Project”); and

WHEREAS, Landlord acquired title to the Project and, in connection therewith, has succeeded to the interest of the Original Landlord as landlord under the Lease; and

WHEREAS, Tenant (which was formally known as NLC Holdings, Inc.) has succeeded to the interest of the Original Tenant under the Lease pursuant to the Assignment; and

WHEREAS, Landlord and Tenant desire to add to the Premises five thousand seven hundred sixty-five (5,765) rentable square feet known as Suite 101 of Building 1 and to amend certain other terms and conditions of Lease, all as more set forth hereinafter;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the mutual receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties do hereby agree as follows:

1. The recitations set forth above are true and correct and are incorporated herein by this reference. Any capitalized terms used herein which are not defined herein shall have the same meaning given such terms in the Lease unless the context indicates otherwise. In the event of any conflict or ambiguity between the terms and provisions of this Amendment and the terms and provisions of the Lease, this Amendment shall control to the extent of such conflict or ambiguity.

2. Landlord and Tenant agree that there shall added to the Premises five thousand seven hundred sixty-five (5,765) rentable square feet of space on the first floor of Building One known as Suite 101 as shown on Exhibit A attached hereto and made a part hereof (“Additional Space”). Landlord agrees that as a result of the addition of the Additional Space to the Premises, the total area of space leased pursuant to the Lease is hereby increased to thirty-two thousand eight hundred twenty-eight (32,828) total rentable square feet. All references in the Lease to the Premises shall be deemed, from and after the “Seventh Amendment Commencement Date” (as hereinafter defined), to mean the thirty-two thousand eight hundred twenty-eight (32,828) square feet referred to above.

3. The “Seventh Amendment Commencement Date” shall be June 1, 2002. Upon the Seventh Amendment Commencement Date, Tenant’s obligations to pay Base Rent, Additional Rent, Operating Expenses and all amounts of rent, additional rent and other amounts under the Lease for the Premises shall commence.

4. The parties hereby confirm that the Term of the Lease for all of the Premises shall be fifty-two (52) months from the Seventh Amendment Commencement Date, and that the Expiration Date of the Lease, with respect to all of the Premises, shall be September 30, 2006.

5. The Base Rent for Suite 101 during the term, exclusive of Florida sales tax which the Tenant shall additionally pay, shall be:

Months	Base Rent Per RSF	Monthly Base Rent
06/01/02 – 05/31/03	$10.50	$5,044.38
06/01/03 – 05/31/04	$10.92	$5,246.15
06/01/04 – 05/31/05	$11.36	$5,457.53
06/01/05 – 05/31/06	$11.81	$5,673.72
06/01/06 – 09/30/06	$12.28	$5,899.52

In addition to the foregoing monetary obligations, Tenant shall pay its own costs for electricity service to the Premises, as well as Additional Rent as defined in the Lease.

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6. Tenant hereby accepts the Premises “as is”, and agrees, except as set forth in this paragraph, that Landlord shall have no obligation to construct or provide any Tenant Improvements to the Premises, or to make any alterations or additions thereto. Landlord shall provide a Tenant Improvement Allowance of $45,139.95 for the Additional Space of 5,765 RSF for Suite 1/103. Tenant may allocate the Tenant Improvement Allowance anywhere within the Tenant’s space. This Allowance shall include all hard and soft costs. Tenant shall have the right to select all such contractors, subcontractors, vendors, consultants, architects, engineers and other professionals, subject to the reasonable approval by Landlord. Landlord shall not charge any supervisory or inspection fees in connection with the construction or performance of Tenant Improvements by Tenant. Tenant shall be responsible for the management of the construction of the Tenant Improvements. No portion of the Tenant Improvements shall be disbursed by Landlord until construction is commenced. Commencing thirty (30) days after the commencement of such construction, and monthly thereafter, Landlord shall pay portions of the Tenant Allowance in accordance with the actual value of the work completed as evidenced by original invoices from the contractor and each subcontractor, together with lien waivers and releases from each such contractor, subcontractor, vendor and/or supplier. In the event Tenant does not spend all Tenant Improvement Allowance, any residual amount shall be held by Landlord for future use of Tenant Improvements. At the end of the Lease Term, if Tenant still has not used the full Tenant Improvement Allowance, Tenant may use the remainder for the payment of rent in the last sixty (60) days. Landlord shall have the right to inspect the Premises to confirm that the portion of the work for which payment is being sought has been performed and that the work is being performed in accordance the approved plans and specifications. It is further understood and agreed that no payments of the Tenant Improvements shall be made by Landlord in the event there are any uncured defaults by Tenant under Lease. There are no uncured defaults by the Tenant at the time of this Agreement.

7. Tenant represents to Landlord that no broker or real estate agent was retained by, through or under Tenant or otherwise involved in or instrumental to the transaction reflected by this Amendment. In the event of a claim for a brokers fee, finders fee, commission or other similar compensation in connection herewith, Tenant agrees to protect, defend and indemnify Landlord against and hold Landlord harmless from any and all damages, liabilities, costs, expenses and losses (including, without limitation, any reasonable attorney’s fees and costs through all trial and appellate levels) which Landlord may sustain or incur by reason of such claim. The provisions of this Section 8 shall survive the termination of the Lease. Tenant shall, on or prior to any delivery of possession by Landlord to Tenant of the Expansion Space, cause to be delivered to Landlord an amendment to the Surety Bond.

8. Tenant shall have the right to terminate tenancy on suite 1/107 of 4,774 RSF on 6/30/04, with ninety (90) days prior written notice. If Tenant exercises this Right, Tenant will pay a termination fee of $3,266.91 and pay Landlord for all unamortized Tenant Improvement Allowance. Amortization shall be at 12% interest.

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(Example: $10,000 TI used with 45 months left after Termination of Lease at 15 months at 12% amortization, the payment would be $222.44 x 45 or $10,010.)

9. Landlord has converted the interior restroom in 1/107 to a co-ed ADA Handicapped restroom accessible for the Common Area for use of all tenants and invitees of Building One. In substitution for this space, Landlord shall provide to Tenant Storage Area 1/A as shown on Exhibit B, at no additional charge to Tenant.

10. The Lease, as modified by this Amendment, sets forth the entire understanding between the parties hereto. Except as modified by this Amendment, the terms and provisions of the Lease remain in full force and effect. All the terms, covenants and conditions of the Lease, as modified hereby, are hereby ratified and reaffirmed by all parties hereto and Tenant hereby confirms that the Lease is in good standing and in full force and effect in accordance with its terms, and that Tenant does not claim any defense or offset to enforcement of the Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year set forth below the respective signatures.

Witnesses:	LANDLORD:
/s/ Illegible	Parkway Properties, LP Parkway Properties General Partners, Inc., general partner

/s/ Illegible	By:	/s/ LISA L. MCCARY

	Its:	Vice President
	Printed Name:	Lisa L. McCary
Dated: May 9, 2002

Witnesses:	TENANT:
First NLC Financial Services, LLC

/s/ Illegible	By:	/s/ JEFFREY M. HENSCHEL

/s/ Illegible	Its:	Executive Vice President

	Printed Name:	Illegible
Dated: 5/8/02

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EXHIBIT A

700 WEST HILLSBORO BOULEVARD

BUILDING 1, SUITE 101

DEERFIELD BEACH, FL 33441

APPROXIMATELY 5,765 RSF

[GRAPHIC]

EXHIBIT B

STORAGE AREA 1/a

SE CORNER OF

700 WEST HILLSBORO BOULEVARD

BUILDING 1

APPROXIMATELY 178 RSF

[GRAPHIC]

EIGHTH AMENDMENT TO LEASE

THIS EIGHTH AMENDMENT TO LEASE (“Amendment”) is made and entered into by and between Parkway Properties, LP, a Delaware limited partnership (“Landlord”) and First NLC Financial Services, LLC, a Florida limited liability company (“Tenant”).

W I T N E S S E T H:

WHEREAS, Metropolitan Life Insurance Company (“Original Landlord”) and National Lending Center, Inc. (“Original Tenant”) entered into that certain Lease Agreement dated May 23, 1995 (“Original Lease”) as amended by First Amendment to Lease dated March 18, 1996 (“First Amendment”), Second Amendment to Lease dated April 7, 1997 (“Second Amendment”), Assignment and Assumption Agreement dated July 10, 1997 (“Assignment”), Third Amendment to Lease dated February 3, 1998 (“Third Amendment”), Fourth Amendment to Lease dated July 12, 1999 (“Fourth Amendment”), Fifth Amendment to Lease dated February 6, 2001 (“Fifth Amendment”), Sixth Amendment to Lease dated October 15, 2001 (“Sixth Amendment”), and Seventh Amendment to Lease dated May 9, 2002 (“Seventh Amendment”), the (“Original Lease, First Amendment, Second Amendment, Assignment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, and Seventh Amendment collectively hereinafter referred to as the “Lease”); and

WHEREAS, pursuant to the Lease, Tenant leases from Landlord thirty-two thousand eight hundred twenty-eight (32,828) total rentable square feet of space (“Premises”) in the building located at 700 West Hillsboro Blvd., Building One, Deerfield Beach, Florida 33441 (“Building”), which Building is located in the project known as Hillsboro Center (“Project”); and

WHEREAS, Landlord acquired title to the Project and, in connection therewith, has succeeded to the interest of the Original Landlord as landlord under the Lease; and

WHEREAS, Tenant (which was formally known as NLC Holdings, Inc.) has succeeded to the interest of the Original Tenant under the Lease pursuant to the Assignment; and

WHEREAS, Landlord and Tenant desire to add to the Premises one thousand five hundred forty-six (1,546) rentable square feet known as Suite 110 of Building 1 and to amend certain other terms and conditions of Lease, all as more set forth hereinafter;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the mutual receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties do hereby agree as follows:

1. The recitations set forth above are true and correct and are incorporated herein by this reference. Any capitalized terms used herein which are not defined herein shall have the same meaning given such terms in the Lease unless the context indicates otherwise. In the event of any conflict or ambiguity between the terms and provisions of this Amendment and the terms and provisions of the Lease, this Amendment shall control to the extent of such conflict or ambiguity.

2. Landlord and Tenant agree that there shall be added to the Premises one thousand five hundred forty-six (1,546) rentable square feet of space on the first floor of Building One known as Suite 110 as shown on Exhibit A attached hereto and made a part hereof (“Additional Space”). Landlord agrees that as a result of the addition of the Additional Space to the Premises, the total area of space leased pursuant to the Lease is hereby increased to thirty-four thousand three hundred seventy-four (34,374) total rentable square feet. All references in the Lease to the Premises shall be deemed, from and after the “Eighth Amendment Commencement Date” (as hereinafter defined), to mean the thirty-four thousand three hundred seventy-four (34,374) square feet referred to above.

3. The “Eighth Amendment Commencement Date” shall be May 1, 2003, or upon present tenant vacating the space, whichever is later. Upon the Eighth Amendment Commencement Date, Tenant’s obligations to pay Base Rent, Additional Rent, Operating Expenses and all amounts of rent, additional rent and other amounts under the Lease for the Premises shall commence.

4. The parties hereby confirm that the Term of the Lease for all of the Premises shall be forty-one (41) months from the Eighth Amendment Commencement Date, and that the Expiration Date of the Lease, with respect to all of the Premises, shall be September 30, 2006.

5. The Base Rent for Suite 110 during the term, exclusive of Florida sales tax which the Tenant shall additionally pay, shall be:

Months	Base Rent Per RSF	Monthly Base Rent
05/01/03 – 12/31/03	$11.36	$1,463.55
01/01/04 – 12/31/04	$11.81	$1,521.52
01/01/05 – 12/31/05	$12.28	$1,582.07
01/01/06 – 09/30/06	$12.77	$1,645.20

In addition to the foregoing monetary obligations, Tenant shall pay its own costs for electricity service to the Premises, as well as Additional Rent as defined in the Lease.

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6. Tenant hereby accepts the Premises “as is”, and agrees, except as set forth in this paragraph, that Landlord shall have no obligation to construct or provide any Tenant Improvements to the Premises, or to make any alterations or additions thereto. Landlord shall provide a Tenant Improvement Allowance of $11,144 for the Additional Space of 1,546 RSF for Suite 1/110. Tenant may allocate the Tenant Improvement Allowance anywhere within the Tenant’s space. This Allowance shall include all hard and soft costs. Tenant shall have the right to select all such contractors, subcontractors, vendors, consultants, architects, engineers and other professionals, subject to the reasonable approval by Landlord. Landlord shall not charge any supervisory or inspection fees in connection with the construction or performance of Tenant Improvements by Tenant. Tenant shall be responsible for the management of the construction of the Tenant Improvements. No portion of the Tenant Improvement Allowance shall be disbursed by Landlord until construction is commenced. Commencing thirty (30) days after the commencement of such construction, and monthly thereafter, Landlord shall pay portions of the Tenant Improvement Allowance in accordance with the actual value of the work completed as evidenced by original invoices from the contractor and each subcontractor, together with lien waivers and releases from each such contractor, subcontractor, vendor and/or supplier. In the event Tenant does not spend all Tenant Improvement Allowance, any residual amount shall be held by Landlord for future use of Tenant Improvements. At the end of the Lease Term, if Tenant still has not used the full Tenant Improvement Allowance, Tenant may use the remainder for the payment of rent in the last sixty (60) days. Landlord shall have the right to inspect the Premises to confirm that the portion of the work for which payment is being sought has been performed and that the work is being performed in accordance the approved plans and specifications. It is further understood and agreed that no payments of the Tenant Improvement Allowance shall be made by Landlord in the event there are any uncured defaults by Tenant under Lease. There are no uncured defaults by the Tenant at the time of this Agreement.

7. Tenant represents to Landlord that no broker or real estate agent was retained by, through or under Tenant or otherwise involved in or instrumental to the transaction reflected by this Amendment. In the event of a claim for a brokers fee, finders fee, commission or other similar compensation in connection herewith, Tenant agrees to protect, defend and indemnify Landlord against and hold Landlord harmless from any and all damages, liabilities, costs, expenses and losses (including, without limitation, any reasonable attorney’s fees and costs through all trial and appellate levels) which Landlord may sustain or incur by reason of such claim. The provisions of this Section 7 shall survive the termination of the Lease. Tenant shall, on or prior to any delivery of possession by Landlord to Tenant of the Expansion Space, cause to be delivered to Landlord an amendment to the Surety Bond.

8. Tenant’s expansion into Suite 1/110 shall be contingent upon a successful lease relocation of Central Point Technologies, Inc. (the current tenant in Suite 1/110). In the event that the current tenant does not relocate by June 30, 2003, then this Eighth Amendment shall become null and void.

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9. The Lease, as modified by this Amendment, sets forth the entire understanding between the parties hereto. Except as modified by this Amendment, the terms and provisions of the Lease remain in full force and effect. All the terms, covenants and conditions of the Lease, as modified hereby, are hereby ratified and reaffirmed by all parties hereto and Tenant hereby confirms that the Lease is in good standing and in full force and effect in accordance with its terms, and that Tenant does not claim any defense or offset to enforcement of the Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year set forth below the respective signatures.

Witnesses:	LANDLORD:

/s/ PAULA KUHN	Parkway Properties, LP

/s/ BARBARA MITCHELL	Parkway Properties General Partners, Inc., general partner

	By:	/s/ LISA L. MCCARY

	Its:	Vice President
	Printed Name:	Illegible
Dated: 5/8/03

Witnesses:	TENANT:

/s/ Illegible	First NLC Financial Services, LLC

/s/ Illegible	By:	/s/ JEFFREY M. HENSCHEL

	Its:	President
	Printed Name:	Illegible
Dated: Illegible

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EXHIBIT A

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NINTH AMENDMENT TO LEASE

THIS NINTH AMENDMENT TO LEASE (“Amendment”) is made and entered into by and between Parkway Properties, LP, a Delaware limited partnership (“Landlord”) and First NLC Financial Services, LLC, a Florida limited liability company (“Tenant”).

W I T N E S S E T H:

WHEREAS, Metropolitan Life Insurance Company (“Original Landlord”) and National Lending Center, Inc. (“Original Tenant”) entered into that certain Lease Agreement dated May 23, 1995 (“Original Lease”) as amended by First Amendment to Lease dated March 18, 1996 (“First Amendment”), Second Amendment to Lease dated April 7, 1997 (“Second Amendment”), Assignment and Assumption Agreement dated July 10, 1997 (“Assignment”), Third Amendment to Lease dated February 3, 1998 (“Third Amendment “), Fourth Amendment to Lease dated July 12, 1999 (“Fourth Amendment”), Fifth Amendment to Lease dated February 6, 2001 (“Fifth Amendment”), Sixth Amendment to Lease dated October 15, 2001 (“Sixth Amendment”), Seventh Amendment to Lease dated May 9, 2002 (“Seventh Amendment”), and the Eighth Amendment to Lease dated May 8, 2003. (“Eight Amendment”) the (“Original Lease, First Amendment, Second Amendment, Assignment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment and Eighth Amendment collectively hereinafter referred to as the “Lease”); and

WHEREAS, pursuant to the Lease, Tenant leases from Landlord thirty-four thousand three hundred seventy-four (34,374) total rentable square feet of space (“Premises”) in the building located at 700 West Hillsboro Blvd., Building One, Deerfield Beach, Florida 33441 (“Building”), which Building is located in the project known as Hillsboro Center (“Project”); and

WHEREAS, Landlord acquired title to the Project and, in connection therewith, has succeeded to the interest of the Original Landlord as landlord under the Lease; and

WHEREAS, Tenant (which was formally known as NLC Holdings, Inc.) has succeeded to the interest of the Original Tenant under the Lease pursuant to the Assignment; and

WHEREAS, Landlord and Tenant desire to add to the Premises two thousand (2,000) rentable square feet known as Suite 205 of Building 2 and to amend certain other terms and conditions of Lease, all as more set forth hereinafter;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the mutual receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties do hereby agree as follows:

1. The recitations set forth above are true and correct and are incorporated herein by this reference. Any capitalized terms used herein which are not defined herein shall have the same meaning given such terms in the Lease unless the context indicates otherwise. In the event of any conflict or ambiguity between the terms and provisions of this Amendment and the terms and provisions of the Lease, this Amendment shall control to the extent of such conflict or ambiguity.

2. Landlord and Tenant agree that there shall be added to the Premises two thousand (2,000) rentable square feet of space on the second floor of Building Two known as Suite 205 as shown on Exhibit A attached hereto and made a part hereof (“Additional Space”). Landlord agrees that as a result of the addition of the Additional Space to the Premises, the total area of space leased pursuant to the Lease is hereby increased to thirty-six thousand three hundred seventy-four (36,374) total rentable square feet. All references in the Lease to the Premises shall be deemed, from and after the “Ninth Amendment Commencement Date” (as hereinafter defined), to mean the thirty-six thousand three hundred seventy-four (36,374) square feet referred to above.

3. The “Ninth Amendment Commencement Date” shall be December 1, 2003, or substantial completion of improvements, whichever is sooner. Upon the Ninth Amendment Commencement Date, Tenant’s obligations to pay Base Rent, Additional Rent, Operating Expenses and all amounts of rent, additional rent and other amounts under the Lease for the Premises shall commence.

4. The parties hereby confirm that the Term of the Lease for all of the Premises shall be thirty-four (34) months from the Ninth Amendment Commencement Date, and that the Expiration Date of the Lease, with respect to all of the Premises, shall be September 30, 2006.

5. The Base Rent for Building 2, Suite 205 during the term, exclusive of Florida sales tax which the Tenant shall additionally pay, shall be:

Months	Base Rent Per RSF	Monthly Base Rent
12/01/03 – 11/30/04	$10.00	$1,666.67
12/01/04 – 11/30/05	$10.40	$1,733.33
12/01/05 – 09/30/06	$10.82	$1,803.33

In addition to the foregoing monetary obligations, Tenant shall pay its own costs for electricity service to the Premises, as well as Additional Rent as defined in the Lease.

6. Landlord shall provide tenant improvements to the space under the following scope of work; Landlord shall remove the power poles and elevated platform, clean the carpets and paint the suite using building standard materials.

7. Tenant represents to Landlord that no broker or real estate agent was retained by, through or under Tenant or otherwise involved in or instrumental to the transaction reflected by this Amendment other than Cushman & Wakefield who shall be paid by Landlord under separate agreement. In the event of a claim for a brokers fee, finders fee, commission or other similar compensation in connection herewith, Tenant agrees to protect, defend and indemnify Landlord against and hold Landlord harmless from any and all damages, liabilities, costs, expenses and losses (including, without limitation, any reasonable attorney’s fees and costs through all trial and appellate levels) which Landlord may sustain or incur by reason of such claim. The provisions of this Section 7 shall survive the termination of the Lease.

8. The Lease, as modified by this Amendment, sets forth the entire understanding between the parties hereto. Except as modified by this Amendment, the terms and provisions of the Lease remain in full force and effect. All the terms, covenants and conditions of the Lease, as modified hereby, are hereby ratified and reaffirmed by all parties hereto and Tenant hereby confirms that the Lease is in good standing and in full force and effect in accordance with its terms, and that Tenant does not claim any defense or offset to enforcement of the Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year set forth below the respective signatures.

Witnesses:	LANDLORD: Parkway Properties, LP Parkway Properties General Partners, Inc., general partner

/s/ Illegible	By:	/s/ LISA L. MCCARY

/s/ Illegible	Its:	Vice President

	Printed Name:	Illegible
Dated: November 26, 2003

Witnesses:	TENANT: First NLC Financial Services LLC

/s/ Illegible	By:	/s/ JEFFREY M. HENSCHEL

/s/ Illegible	Its:	President

	Printed Name:	Jeffrey M. Henschel
Dated: November 25, 2003

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EXHIBIT A	HELLSBORO CENTER 700 WEST HILLSBORO BLVD. DEERFIELD BEACH SUITE 2/205 APPROX. 2,000 RSF

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